UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No. )

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ebay

2026 Annual Proxy Statement

FG

9.6
INVINCIBLE

In 2025, we received several awards recognizing our culture, workplace and commitments to responsible business.

These awards and recognitions include:

Recognized by Newsweek as one of
America's Greatest Companies

Recognized by Newsweek as one of the
World's Greenest Companies

ebay

Recognized by Forbes as one of
America's Best Employers for Women

100% rating in the
Corporate Equality Index
(18th year in a row)

Letter to Our Stockholders

Dear Fellow Stockholders:

Throughout 2025, eBay’s commitment to transparency, responsibility, and business performance has supported our mission to empower people and create economic opportunity for all. As your Board of Directors, we are focused on creating long-term, sustainable value for stockholders. Guided by your input, we continue to support our leadership team in executing its strategy for eBay, a marketplace that connects people and builds communities to create economic opportunity for all. You are cordially invited to attend our 2026 Annual Meeting of Stockholders of eBay Inc. (the “Annual Meeting”) to be held on June 17, 2026, at 8:00 a.m. Pacific Time. The matters expected to be considered and acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Board Election

We are soliciting proxies for the election at our Annual Meeting of 11 nominees to serve as directors of eBay until the 2027 Annual Meeting of Stockholders.

Board Refreshment

Our Board is guided by the principles that our outside directors should have an average tenure of ten years or less and that the addition of new directors over time to “refresh” our Board is desirable.

Brian Sharples joined our Board on March 20, 2026. Mr. Sharples further enhances our Board’s composition with his proven technology expertise and significant experience building and scaling category-defining companies. Logan Green will not stand for re-election to our Board at the Annual Meeting and will retire from our Board at the end of his current term. During his tenure, Mr. Green provided eBay with exceptional guidance, expertise and insights. We thank him for his tremendous contributions.

Of our 11 director nominees, seven joined our Board in 2020 or later, including our newest director, Mr. Sharples.

Engaging Virtually

This year will be our seventh virtual annual meeting. We believe hosting the meeting virtually improves your ability to attend and participate while saving you the time and expense of travel. Participants will join via a secure website where they can listen to the speakers, view presentations, submit questions and comments, hear the Company’s responses, and vote their shares electronically. We recommend that participants log in at least 15 minutes prior to the start of the meeting.

Thank you for your continued investment in eBay. We are proud to represent your interests and look forward to connecting with you at our Annual Meeting.

Annual Meeting Key Info:

When: Wednesday, June 17, 2026 8:00 a.m. (PT)	Live Webcast: Online at: www.virtualshareholdermeeting.com/EBAY2026

2026 Proxy Statement

Notice of Annual Meeting of Stockholders

The 2026 Annual Meeting of Stockholders of eBay Inc. (“eBay,” “we,” “us” or the “Company”) will be conducted virtually on the Internet. There will be no in-person meeting.

When: Wednesday, June 17, 2026 8:00 a.m. Pacific Time	Live Webcast: Online at: www.virtualshareholdermeeting.com/EBAY2026	Record Date: You are eligible to vote if you were a stockholder at the close of business on April 20, 2026.

Description		Board’s Recommendation	Further Details
Proposal 1	Election of 11 directors named in this Proxy Statement to our Board to hold office until our 2026 Annual Meeting of Stockholders	FOR Each Director Nominee	Page 7
Proposal 2	Ratification of appointment of independent auditors	FOR	Page 36
Proposal 3	Advisory vote to approve named executive officer compensation	FOR	Page 41
Proposal 4	Stockholder proposal, if properly presented	AGAINST	Page 75

Stockholders as of the record date will also transact on such other business as may properly come before our Annual Meeting or any adjournment or postponement of the Annual Meeting. The items of business are described more fully in the accompanying Proxy Statement. We will be providing access to our proxy materials over the internet under Securities and Exchange Commission (“SEC”) “notice and access” rules. As a result, on or about April 30, 2026, we are mailing a notice to our stockholders entitled to vote instead of a paper copy of the Proxy Statement and our 2025 Annual Report, unless otherwise requested.

If our Board Chair determines, in his discretion, that a technical malfunction or other situation may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held, then he or our Secretary will convene the meeting the next day (Thursday, June 18, 2026) at the same time and location specified above solely for the purpose of holding the adjourned meeting at this later time.

Under the foregoing circumstances, we will post information regarding the announcement on our investor relations website at https://investors.ebayinc.com/.

By Order of the Board of Directors,

Samantha Wellington, Secretary

How To Vote

Your vote is important. Even if you plan to attend the meeting, please vote as soon as possible using any of the following methods. In all cases, you should have your notice, or if you requested to receive printed proxy materials, your proxy card or voting instruction form, on hand and follow the instructions:

Online: You can vote your shares online at www.proxyvote.com.	Phone: You can vote your shares by calling +1 (800) 690-6903.	Mail: Date and sign your proxy card or voting instruction form and return it in the postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 17, 2026: the Proxy Statement and the Annual Report are Available at https://investors.ebayinc.com/financial-information/annual-reports/default.aspx.

2026 Proxy Statement	1

Proposal 4: Stockholder Proposal	75
Board Statement in Opposition	76
Equity Compensation Plan Information	78
Security Ownership of Certain Beneficial Owners and Management	79
Questions and Answers about the Proxy Materials and our 2026 Annual Meeting	80
Other Matters	86

Forward-Looking Statements. This Proxy Statement contains forward-looking statements. All statements in this Proxy Statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, targets, commitments and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements appear throughout this Proxy Statement. These forward-looking statements generally are identified by the words “aim,” “believe,” “commit,” “continue,” “could,” “drive,” “expect,” “estimate,” “future,” “goal,” “grow,” “intend,” “likely,” “maintain,” “may,” “objective,” “ongoing,” “opportunity,” “plan,” “possible,” “potential,” “project,” “seek,” “shall,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including the Risk Factors section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Incorporation by Reference. Neither the Compensation and Human Capital Committee Report nor the Audit Committee Report shall be deemed filed with the SEC or incorporated by reference into any prior or future filings made by our Company under the Securities Act or the Exchange Act.

References in this Proxy Statement to our Company website and additional Company reports or information contained on our website are for information purposes only or to satisfy requirements of The Nasdaq Stock Market LLC (“Nasdaq”) and the SEC and are intended to provide inactive, textual references only. The information on our Company website, including the information contained in those reports, is not part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

2026 Proxy Statement	2

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Meeting Information

When: Wednesday, June 17, 2026 8:00 a.m. Pacific Time	Live Webcast: Online at: www.virtualshareholdermeeting.com/EBAY2026	Record Date: You are eligible to vote if you were a stockholder at the close of business on April 20, 2026.

Proposals Requiring Your Vote

Description	Board’s Recommendation	Further Details

Proposal 1: Election of 11 directors named in this Proxy Statement to our Board to hold office until our 2026 Annual Meeting of Stockholders

Our Board believes that each director nominee has the experience, qualifications and skills necessary to contribute to an effective and well-functioning Board.

	FOR Each Director Nominee	Page 7

Proposal 2: Ratification of appointment of independent auditors

Our Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as eBay’s independent registered public accounting firm for the 2026 fiscal year, and we are submitting this appointment to our stockholders for ratification. Our Audit Committee and our Board believe that PwC’s continued appointment as eBay’s independent auditor is in the best interests of the Company and our stockholders.

	FOR	Page 36

Proposal 3: Advisory vote to approve named executive officer compensation

We are seeking a non-binding advisory approval for the compensation of the named executive officers (“NEOs”) described in this Proxy Statement. Our Board and Compensation and Human Capital Committee (“CHCC”) value the opinions of our stockholders and will consider the outcome of this vote when designing our future executive compensation programs.

	FOR	Page 41
Proposal 4: Stockholder proposal, if properly presented Our Board believes that the actions requested by the proponent are unnecessary and not in the best interests of our stockholders.	AGAINST	Page 75

New In This Proxy Statement
Refreshed allocation of risk oversight and responsibilities among our Board and its Committees in line with their respective areas of expertise.

Expanded the scope of certain of our clawback policies to cover employees at the level of Senior Director or above.

Added an experienced director with technology expertise to the Board.

2026 Proxy Statement	3

Corporate Governance Highlights

Good Governance Practices

eBay and our Board are committed to good governance practices as well as transparency and accountability. eBay’s governance practices include the following features:
Strong Board independence (11 of 12 current directors are independent)
All of our directors stand for election annually
Majority vote standard for uncontested director elections
Director resignation policy for director nominees who do not receive a majority vote
Stockholder right to request eBay to call a special meeting
Simple majority vote standard for extraordinary transactions and amendments to bylaws

Proxy access bylaws
Strong stockholder engagement practices
Separate Board Chair and CEO roles
Independent Board Chair with robust responsibilities
Clawback policies that meet and exceed SEC requirements
Stock ownership requirements for our executive officers and directors
Anti-hedging and anti-pledging policies

Director Nominees

			Director	Committees*					Other Public
Nominee	Affiliation	Age	Since	AC	CHCC	CGNC	RC	TC	Company Boards
Adriane M. Brown Managing Partner, Flying Fish Ventures	IND	67	2017						• Axon Enterprise, Inc. (since 2020) • American Airlines Group, Inc. (since 2021) • KKR & Co. Inc. (since 2021)
Aparna Chennapragada Corporate VP, Generative AI, Microsoft Corporation	IND	49	2022						• None
E. Carol Hayles Former Chief Financial Officer, CIT Group, Inc.	IND	65	2020						• Webster Financial Corporation (since 2018)
Jamie Iannone President and Chief Executive Officer, eBay Inc.	eBay	53	2020						• None
Shripriya Mahesh General Partner, Spero Ventures	IND	52	2023						• Sundaram Brake Linings Ltd (since 2020)
William D. Nash Former President and Chief Executive Officer, CarMax, Inc.	IND	57	2024						• None
Paul S. Pressler Chair of the eBay Board; Operating Advisor, Clayton, Dubilier & Rice	IND	69	2015						• None
Zane C. Rowe Chief Financial Officer, Workday, Inc.	IND	55	2024						• None
Brian H. Sharples Former Co-Founder, CEO and Chairman, HomeAway, Inc.	IND	65	2026						• GoDaddy, Inc. (since 2016) • Ally Financial Inc. (since 2018)
Mohak Shroff President, Platforms and Digital Work, Microsoft Corporation	IND	47	2020						• None
Perry M. Traquina Former Chairman and CEO, Wellington Management Company	IND	70	2015						• Morgan Stanley (since 2015) • The Allstate Corporation (since 2016)

AC Audit Committee	CHCC Compensation and Human Capital Committee	CGNC Corporate Governance and Nominating Committee	RC Risk Committee	TC Technology Committee

Committee Chair	Member

* Logan Green is currently a member of our CHCC. Following his retirement at the Annual Meeting, we intend to appoint a third member of the CHCC.

2026 Proxy Statement	4

Director Experience and Qualifications

The matrix below highlights some of the key areas of experience and skills that our Board seeks in our director nominees. Our Board believes that a strong mix of these areas of experience and skills best complements and supports our business and strategy. Our Board does consider other relevant areas of experience, qualifications, skills and attributes in our director nominees, and the matrix below is not exhaustive. For more information on the qualifications that each director nominee brings to our Board, see “Proposal 1: Election of Directors—Director Nominees” below. For more information on the experience, skills and attributes listed in the matrix, see “Corporate Governance—Board Composition and Independence—Director Selection Principles” below.

2026 Proxy Statement	5

Executive Compensation Highlights

The objectives of our executive compensation program are to:

Align compensation with our business objectives, company performance and stockholder interests,	Motivate executive officers to deliver strong annual and multi-year results while creating long-term stockholder value,	Support our business strategy by focusing our executives on shared financial priorities that drive stockholder value, and	Attract, reward and retain executive officers and other key employees who contribute to our long-term success.

The following is a selection of notable highlights of our executive compensation program.

How We Pay Our CEO

The following chart illustrates the predominance of equity incentives and performance-based components in Mr. Iannone’s 2025 target pay mix in our core compensation program. Mr. Iannone’s compensation is heavily weighted to performance. Over 96% of his 2025 target compensation was based on performance goals or otherwise subject to Company stock price performance.

Compensation Practices

We align executive compensation with the interests of our stockholders by setting a majority of target direct compensation based on performance, weighting equity significantly more heavily than cash, and maintaining meaningful stock ownership guidelines for our executive officers and Board members.

We promote a balance of short-term and long-term motivations through the design and administration of our compensation programs, including by having multiple performance measures, caps on incentive payments, overlapping long-term performance periods for performance-based restricted stock unit (“PBRSU”) awards and clawback policies that exceed Nasdaq and SEC requirements. We adhere to compensation best practices, benchmark compensation at or around the 50th percentile of our peer group, maintaining an independent compensation committee with an independent consultant, and offering limited perquisites for executive officers that are not available to all employees.

What We Do Align executive compensation with the interests of our stockholders • Majority of target direct compensation is performance based (61% for CEO and an average of 58% for our other continuing NEOs) • Our compensation mix significantly favors equity (88% of CEO’s and 85% of our other continuing NEOs’ target direct compensation) • Meaningful stock ownership guidelines for our executive officers and Board members avoid excessive risk-taking • Multiple performance measures, caps on incentive payments, and overlapping long-term performance periods for PBRSU awards • Clawback policies that exceed Nasdaq and SEC requirements and include time-based equity awards and a broad group of leaders (senior directors and above) Adhere to compensation best practices • Compensation benchmarked at or around the 50th percentile of our peer group • Independent compensation committee and compensation consultant • Limited perquisites for executive officers that are not available to all employees What We Don’t Do No tax gross-ups for change in control benefits No automatic “single trigger” acceleration of equity awards upon a change in control No repricing or buyout of underwater stock options without stockholder approval No hedging and pledging transactions for the Board or executive officers

2026 Proxy Statement	6

We are seeking the election of 11 directors to our Board. Each of the nominees is currently a member of the Board, and each of the nominees has been elected previously by stockholders, except for Brian Sharples, who joined our Board on March 20, 2026. Mr. Sharples further enhances our Board’s composition with his proven technology expertise and significant experience building and scaling category-defining companies.

Each of the nominees has consented to serving and being named as a nominee in this Proxy Statement and to serving as a director if elected. 10 of the 11 nominees are currently independent directors under the listing standards of Nasdaq and our Governance Guidelines of the Board (our “Governance Guidelines”). If elected at the Annual Meeting, each of the nominees will serve a one-year term until our 2027 Annual Meeting of Stockholders and will hold office until their successor is elected and qualified, or until their earlier death, resignation, retirement, or removal.

Our bylaws provide that in the event of an uncontested election, each director shall be elected by the affirmative vote of a majority of the votes cast with respect to such director—i.e., the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. We maintain a director resignation policy and related bylaw provisions that apply to nominees who do not receive the vote required for election. For more details, please see “Corporate Governance—Governance Policies and Practices—Majority Vote Standard for Election of Directors” and “—Director Resignation Provisions for Uncontested Elections.”

Nomination Process

Our Corporate Governance and Nominating Committee (“CGNC”) reviews potential director nominees from several sources, such as management and stockholder recommendations, and is authorized to retain consultants and search firms to identify potential director candidates. In 2025, our CGNC engaged a third-party search firm, Spencer Stuart, to assist in identifying and evaluating potential director candidates. Our CGNC and Board evaluated each director nominee against the factors and principles eBay uses to select director nominees, which are discussed in this Proxy Statement (including under “Corporate Governance—Board Composition and Independence—Ongoing Assessment of Composition—Nominating Process”) and set forth in our Governance Guidelines.

Based on this evaluation, our CGNC and Board have concluded that it is in the best interests of eBay and its stockholders for each of nominee to serve as a director of eBay. Our Board determined that each nominee possesses the experience, qualifications, skills and attributes that our Board desires for eBay. Our Board believes each nominee brings extraordinarily valuable insight, perspective, and expertise to our Board. Our Board recommends electing each director nominee for the following reasons:

•	Each nominee has significant high-level managerial, oversight and leadership experience in complex organizations.
•	Each nominee has a strong track record of responsible corporate stewardship on behalf of companies and their stockholders.
•	Each nominee has highly relevant professional experience and expertise across a variety of innovative fields relevant to eBay, including the technology, ecommerce, finance, product and media fields.
•	Our Board believes each nominee is an individual of high character and integrity who is able to contribute to strong board dynamics.
•	Each nominee has a broad range of experiences, skillsets and expertise that complements those of our other nominees.
•	Each nominee is highly engaged and able to commit the time and resources needed to provide active oversight of eBay and its management. During 2025 our Board held five meetings, and each then-serving Board member attended at least 75% of the aggregate number of meetings of the Board and the committees on which that member served.
•	Each nominee serves on two or fewer other public company boards, except for one nominee (who serves on three).
•	No nominee who is currently an executive officer of a publicly-traded company serves on any public company board other than eBay’s.

Each nominee’s biography below highlights specific experiences, qualifications, skills and attributes that were important to our Board in making its director nominations. For additional information regarding the CGNC’s approach to Board refreshment and nominations, please see “Corporate Governance—Board Composition and Independence—Ongoing Assessment of Composition—Nominating Process.”

Our Board of Directors recommends a vote FOR each of the director nominees.

2026 Proxy Statement	7

Director Nominees

Adriane

M. Brown

Age: 67

Director Since: 2017

eBay Board Committees:

•  Compensation & Human Capital Committee, Chair

•  Corporate Governance & Nominating Committee

Other Public Company Boards:

•  Axon Enterprise, Inc.

(since 2020)

•  American Airlines Group, Inc.

(since 2021)

•  KKR & Co. Inc.

(since 2021)

Experience

Ms. Brown has been a Managing Partner of Flying Fish Partners, a venture capital firm that specializes in artificial intelligence and machine learning startups, since early 2021, after joining the firm as a Venture Partner in November 2018. Prior to that, Ms. Brown served as President and Chief Operating Officer for Intellectual Ventures (“IV”), an invention and investment company that commercializes inventions, from January 2010 through July 2017, and served as a Senior Advisor until December 2018. Before joining IV, Ms. Brown served as President and Chief Executive Officer of Honeywell Transportation Systems. Over the course of 10 years at Honeywell, she held leadership positions serving the aerospace and automotive markets globally. Prior to Honeywell, Ms. Brown spent 19 years at Corning, Inc., ultimately serving as Vice President and General Manager, Environmental Products Division, having started her career there as a shift supervisor.

Ms. Brown serves on the boards of directors of American Airlines Group, Inc., Axon Enterprise, Inc., KKR & Co. Inc., and the non-profit International Women’s Forum. Ms. Brown previously served on the boards of directors of Allergan Plc from 2017 to 2020, Raytheon Company from 2018 to 2020, and Harman International Industries from 2013 to 2017.

Ms. Brown holds a Doctorate of Humane Letters and a bachelor’s degree in environmental health from Old Dominion University and is a recipient of its Distinguished Alumni Award. She also holds a master’s degree in management from the Massachusetts Institute of Technology, where she was a Sloan Fellow.

Director Qualifications

• Leadership; Strategy; and Sustainability Experience: Leadership of global technology and commercial businesses at Honeywell and Corning. Experience driving business strategy, growth and development, innovation and R&D, manufacturing and sales, and customer service. Led the expansion of automotive and emissions control products and technologies, enabling customers to meet regulated emissions standards globally.

• Investment/Finance; Management; Transactions/M&A; and Technology Industry Experience: President and Chief Operating Officer for IV from January 2010 to July 2017. During her tenure at IV, the company delivered more than $3 billion in revenue, invented technology enabling 14 companies and joint ventures, acquired 50 customers and established Global Good and Research, a global health invention and innovation project.

Aparna Chennapragada Age: 49 Director Since: 2022 eBay Board Committees: • Technology Committee Other Public Company Boards: None

Experience

Ms. Chennapragada is Corporate Vice President of Generative AI at Microsoft Corporation, a multinational technology company. She has served in this role since October 2023, leading Microsoft’s AI-first creation experiences across Microsoft 365 and Microsoft Designer. She previously served as the Chief Product Officer at Robinhood, a financial services company that facilitates commission-free trades via a mobile application, from April 2021 to August 2022. Prior to that, Ms. Chennapragada was a Vice President and General Manager at Google, a multinational technology company, from July 2008 to April 2021. During her tenure with Google, she created and led products that applied artificial intelligence to reinvent Google Search for billions of users.

Ms. Chennapragada previously served as a board member at Capital One from March 2018 to April 2021. She received her M.S. in Management & English at the Massachusetts Institute of Technology, her M.S. in Computer Science from the University of Texas—Austin and her Bachelor of Technology in Computer Science from the Indian Institute of Technology.

Director Qualifications

•  Technology and E-Commerce/Retail Industries; Strategy; Leadership; Entrepreneurship; Product, Marketing and Media; Management; and Cybersecurity Experience: Technology expertise from executive roles with Google, Robinhood and Microsoft, including focus on artificial intelligence initiatives at Microsoft.

2026 Proxy Statement	8

E. Carol
Hayles

Age: 65

Director Since: 2020

eBay Board Committees:

•  Audit Committee, Chair

•  Corporate Governance & Nominating Committee

Other Public Company Boards:

•  Webster Financial Corporation
(since 2018)

Experience

Ms. Hayles was Executive Vice President and Chief Financial Officer of CIT Group Inc., a financial services company, from November 2015 to May 2017, during which time she was responsible for overseeing all financial operations, including accounting, tax, treasury, financial planning and investor relations. She served as Controller and Principal Accounting Officer of CIT Group Inc. from July 2010 to November 2015, where she was responsible for managing the financial accounting and reporting functions, including SEC and regulatory reporting.

Prior to CIT, Ms. Hayles spent 24 years in various finance roles at Citigroup, Inc., most recently as Deputy Controller. She began her career at PricewaterhouseCoopers LLP in Toronto, Canada and was a Canadian Chartered Accountant from 1985 to 2009.

In addition to eBay, Ms. Hayles currently serves on the board of directors of Webster Financial Corporation (since 2018), where she has served as Chair of the Audit Committee and as member of the Risk Committee and previously the Technology Committee. She previously served on the board of directors of Avantax, Inc., where she served as a member of the Audit Committee and the Compensation Committee.

Ms. Hayles received her BBA from York University in Toronto.

Director Qualifications

• Investment/Finance; Management; Strategy; Transactions/M&A; and Leadership Experience: Operating and financial expertise from experience as Chief Financial Officer of CIT Group and an executive with Citigroup.

Jamie Iannone Age: 53 Director Since: 2020 eBay Board Committees: None Other Public Company Boards: None

Experience

Mr. Iannone has been President and Chief Executive Officer of eBay since April 2020.

Previously, Mr. Iannone served as Chief Operating Officer of Walmart eCommerce, where he also was responsible for Store No. 8, Walmart Inc.’s incubation hub. Mr. Iannone began working at Walmart Inc. in 2014 and held leadership roles, including CEO of SamsClub.com and Executive Vice President of membership and technology of Sam’s Club. In those roles, Mr. Iannone grew the SamsClub.com business and Sam’s Club’s membership base.

Before Walmart Inc., Mr. Iannone was Executive Vice President of Digital Products at Barnes & Noble, Inc., where he was responsible for all NOOK devices, software, accessories and retail integration and experiences; books and digital content; and third-party partnerships.

Mr. Iannone held various roles at eBay from 2001 to 2009, including leading Product Marketing, Search, and Buyer Experience.

He previously worked at Epinions.com and Booz Allen Hamilton. Mr. Iannone also served on the Board of Directors of The Children’s Place.

He earned a Bachelor of Science in operations research, engineering and management systems from Princeton University and a Master of Business Administration from the Stanford Graduate School of Business.

Director Qualifications

• Technology Industry; Management; Transactions/M&A; Strategy; and Leadership Experience: Executive with three large, innovative global technology companies: eBay, Walmart, and Barnes and Noble. Board experience at The Children’s Place.

• E-Commerce/Retail Industries Experience: Leader of an array of online and offline retail businesses, including eBay, SamsClub.com, Sam’s Club, Barnes and Noble, The Children’s Place, and Epinions.com.

• Product, Marketing and Media Experience: Delivered innovative product experiences in executive roles at eBay, SamsClub.com, Sam’s Club, and Barnes and Noble. Led media partnerships, books, digital content, and NOOK software at Barnes and Noble.

2026 Proxy Statement	9

Shripriya Mahesh Age: 52 Director Since: 2023 eBay Board Committees: • Technology Committee, Chair Other Public Company Boards: • Sundaram Brake Linings Ltd (since 2020)

Experience

Ms. Mahesh co-founded Spero Ventures, a venture capital firm, and has served as General Partner since January 2018. Prior to that, Ms. Mahesh served as Partner at Omidyar Network, investing in emerging technology companies. Earlier in her career, Ms. Mahesh served in various roles at eBay, including VP and Head of Global Product Management and Strategy, VP, US Product Marketing and Platform, and VP, Corporate Strategy.

She currently serves on the boards of directors of Turo Inc. and Sundaram Brake Linings Ltd. She is also a trustee of The Sundance Institute.

Ms. Mahesh holds a B.A. in Economics from Stella Maris College, an MFA in Film from New York University Tisch School of the Arts, and an MBA from Harvard Business School.

Director Qualifications

• Entrepreneurship and Investment/Finance Experience: Co-Founder and General Partner of venture capital firm, Spero Ventures since 2018, as well as previous emerging technology experience as an investor with Omidyar Network.

• Technology Industry; Management; Strategy; E-Commerce/Retail Industries; and Product, Marketing and Media Experience: Wide range of relevant experience from executive roles with eBay in product and strategy.

William D. Nash Age: 57 Director Since: 2024 eBay Board Committees: • Compensation & Human Capital Committee Other Public Company Boards: None

Experience

Mr. Nash is the former President and Chief Executive Officer of CarMax, Inc., the largest retailer of used cars in the U.S. He served in this role from 2016 until December 2025, overseeing all aspects of the business, including strategy, finance, operations, technology, marketing and human resources, and he led the company through a technological and digital transformation to become an omnichannel retailer. He first joined CarMax in 1997 and previously held various roles there, including Executive Vice President of human resources and administrative services from 2012 until 2016. Prior to joining CarMax, Mr. Nash held various management positions at Circuit City Stores, Inc. and also received his CPA title while serving as an accountant at a public accounting firm.

Mr. Nash served as a member of the board of directors of CarMax from 2016 until December 2025.

He holds a BBA from James Madison University.

Director Qualifications

•  Technology and E-Commerce/Retail Industries; Strategy; Investment/Finance; Transactions/M&A; Leadership; Product, Marketing and Media; Management; and Cybersecurity Experience: Extensive executive leadership experience across multiple positions within CarMax.

2026 Proxy Statement	10

Paul S.
Pressler

Independent Chair of the Board

Age: 69

Director Since: 2015

eBay Board Committees:

•  Corporate Governance and Nominating Committee, Chair

•  Risk Committee

Other Public Company Boards:

None

Experience

Mr. Pressler has been an Operating Advisor of Clayton, Dubilier & Rice, LLC, a private equity investment firm, since 2020. He was previously a partner of Clayton, Dubilier & Rice from 2009 to 2020. Previously, Mr. Pressler was Chairman of David’s Bridal, Inc. from 2012 to 2018, AssuraMed Holding, Inc. from 2010 to 2013, SiteOne Landscape Supply, Inc. from to 2013 to 2017 and Wilsonart International Holdings, LLC from 2012 to March 2024.

Mr. Pressler served as President and Chief Executive Officer of The Gap, Inc. for five years, from 2002 to 2007. Before that, he spent 15 years in senior leadership roles with The Walt Disney Company, including Chairman of the global theme park and resorts division, President of Disneyland, and President of The Disney Stores.

Mr. Pressler currently serves on the board of directors of Revlon Group Holdings LLC.

Mr. Pressler received his B.S. from the State University of New York at Oneonta.

Director Qualifications

• Investment/Finance and Transactions/M&A Experience: Operating Advisor and former partner at private equity firm Clayton, Dubilier & Rice since 2009.

• Leadership; Management; Product, Marketing and Media; E-Commerce/Retail Industries; and Strategy Experience: Wide-ranging experience managing retail and consumer brands including as Chairman of David’s Bridal, Chairman of SiteOne Landscape Supply, Chairman of AssuraMed, President and Chief Executive Officer of The Gap, and 15 years in senior leadership at The Walt Disney Company, including President of The Disney Stores.

Zane C. Rowe Age: 55 Director Since: 2024 eBay Board Committees: • Audit Committee • Risk Committee Other Public Company Boards: None

Experience

Mr. Rowe has served as the Chief Financial Officer of Workday, Inc., an international enterprise software company, since June 2023. At Workday, he is responsible for accounting, business finance, investor relations, tax and treasury, in addition to advising on business strategy and product development. He is also responsible for Global Real Estate, Workplace and Safety at Workday. He previously served as the Executive Vice President and Chief Financial Officer of VMware, Inc., a global technology company, from March 2016 to June 2023 and as its interim Chief Executive Officer from February 2021 to May 2021. At VMware, he oversaw the company’s finance and accounting functions and corporate development, as well as the Business Operations function, which included the information technology and information security organizations. Before joining VMware, Mr. Rowe served as Executive Vice President and Chief Financial Officer of EMC Corporation from October 2014 through February 2016. Prior to joining EMC, he was Vice President of North American Sales at Apple Inc. from May 2012 to May 2014. Mr. Rowe was Executive Vice President and Chief Financial Officer of United Continental Holdings, Inc. from October 2010 to April 2012 and was Executive Vice President and Chief Financial Officer of Continental Airlines from August 2008 to September 2010.

Mr. Rowe previously served on the boards of directors of Sabre Corporation from May 2016 to February 2024, and Pivotal Software, Inc. from September 2016 to December 2019. He currently serves on the Board of Trustees of Embry-Riddle Aeronautical University.

Mr. Rowe holds a B.S. from Embry-Riddle Aeronautical University and an MBA from San Diego State University.

Director Qualifications

• Technology Industry; Strategy; Leadership; Investment/Finance; Transactions/M&A; and Management: Extensive experience in corporate finance, investor relations and strategy as an executive, technology leader and Chief Financial Officer with Workday and VMware.

• E-Commerce/Retail Industries; Product, Marketing and Media; and Sustainability Experience: Retail and product experience from previous executive sales role with Apple. Experience in sustainability as an executive at Workday.

2026 Proxy Statement	11

Brian H. Sharples Age: 65 Director Since: 2026 eBay Board Committees: None Other Public Company Boards: • GoDaddy, Inc. (since 2016) • Ally Financial Inc. (since 2018)

Experience

Mr. Sharples was co-founder and Chief Executive Officer of HomeAway, Inc., a global online marketplace for the vacation rental industry, from 2004 through September 2016, and he also served as its Chairman through January 2017. Prior to HomeAway, he served as President and Chief Executive Officer of IntelliQuest Information Group, Inc., a supplier of marketing data and research to technology companies. He began his career as a consultant at Bain & Company, a global management consulting firm, and has engaged in several entrepreneurial and investment activities since that time.

Mr. Sharples serves as board Chair for GoDaddy, Inc., a technology company focused on serving small businesses, where he has been a board member since 2016. He has also served on the board of Ally Financial Inc., a financial services company focused on digital banking and auto financing, since 2018, and he previously served on the boards of Yelp Inc., Avalara, Inc., RetailMeNot, Inc. and Kayak, Inc.

Mr. Sharples earned a bachelor’s degree in math and economics from Colby College and a master’s degree in business administration from the Stanford Graduate School of Business.

Director Qualifications

•  Technology Industry; E-commerce/Retail Industries; Strategy; Leadership; Entrepreneurship; Transactions/M&A; Product, Marketing and Media; Management; and Cybersecurity Experience: Extensive executive leadership experience in the technology and e-commerce industries as the co-founder and former Chief Executive Officer of HomeAway, a global online marketplace, and as board Chair for GoDaddy,a small-business focused technology company.

Mohak Shroff Age: 47 Director Since: 2020 eBay Board Committees: • Technology Committee Other Public Company Boards: None

Experience

Mr. Shroff has served as the President of Platforms and Digital Work at Microsoft Corporation, a multinational technology company, since April 2026. In this role, he leads technology platforms and long-term innovation across LinkedIn and Microsoft Office. From 2017 until April 2026, Mr. Shroff served as the Senior Vice President of Engineering at LinkedIn, a multinational professional networking company, where he led the global Engineering teams responsible for building, scaling, and protecting LinkedIn’s platform. During his tenure at LinkedIn, beginning in 2008, he held a range of technology leadership positions and played a critical role in LinkedIn’s business growth, technology innovation, and scale. Under his leadership, the engineering team re-built LinkedIn’s platform, transitioned the application to mobile, and spearheaded collaboration across the company for the development of LinkedIn’s one product ecosystem across its products and services.

Mr. Shroff holds a B.S. in computer science from University of Texas at Austin.

Director Qualifications

•  Technology Industry; Product, Marketing and Media; Management; Strategy; Entrepreneurship; Leadership; and Cybersecurity Experience: Technology leadership and expertise as well as cybersecurity experience as an executive at LinkedIn, including platform engineering, building an advertising platform and scaling a payment system.

2026 Proxy Statement	12

Perry M.
Traquina

Age: 70

Director Since: 2015

eBay Board Committees:

•  Risk Committee, Chair

•  Audit Committee

Other Public Company Boards:

•  Morgan Stanley (since 2015)

•  The Allstate Corporation (since 2016)

Experience

Mr. Traquina is the former Chairman, Chief Executive Officer, and Managing Partner of Wellington Management Company LLP, a global investment management firm. Mr. Traquina held this position for a decade until his retirement from the firm in 2014. During his 34-year career at Wellington, he was an investor for 17 years and a member of the management team for the other half of his time at the firm.

Mr. Traquina received his B.A. from Brandeis University and his M.B.A. from Harvard University.

Director Qualifications

•  Investment/Finance and Strategy Experience: Understanding of the investment community and financial and strategic expertise from more than 34 years of leadership at Wellington Management Company LLP.

•  Leadership; Management; and Sustainability Experience: Former Chairman, CEO, and Managing Partner of Wellington Management Company LLP, and current service on boards of director of Morgan Stanley and The Allstate Corporation.

2026 Proxy Statement	13

Corporate Governance

Highlights	15
Board Composition and Independence	16
Board Leadership Structure and Effectiveness	18
Board Oversight	24
Stockholder Engagement	28
Governance Policies and Practices	30

2026 Proxy Statement	14

Highlights

eBay is committed to transparency and accountability, as demonstrated by the following governance features:

Board Composition and Independence • Diverse experience and perspectives • Commitment to Board refreshment • Board independence (11 of 12 directors are independent)	Board Leadership Structure and Effectiveness • Separate Board Chair and CEO roles • Independent Board Chair role • Board and committee self-evaluation process	Board Oversight and Stockholder Engagement • Strategy, technology and risk oversight • Oversight of sustainability and human capital initiatives • Stockholder engagement

Board Governance

Policies & Practices

• Clawback policies that meet and exceed SEC requirements

• Stock ownership guidelines

• Overboarding policy

• Anti-hedging and anti-pledging policies

• Annual governance review

Stockholder Rights

Our Board is committed to strong corporate governance and believes in maintaining policies and practices that serve the interests of all stockholders, including governance provisions that protect and empower stockholders.

Special Meetings • Stockholders representing 20% or more of eBay common stock can request eBay to call a special meeting of stockholders	Annual Election of Directors • All directors are elected annually by stockholders • Stockholders can remove directors with or without cause	Director Resignation Policy • Bylaws and Governance Guidelines include resignation policy for directors that do not receive a majority vote

Proxy Access for Director Nominations

•  Adopted proxy access bylaw provision that allows eligible stockholder or group of stockholders to nominate candidates for election to the Board that are included in our proxy statement and ballot

Majority Voting • For election of directors in uncontested elections • For amendments to bylaws • For extraordinary transactions	Independent Board Leadership • Board Chair is an independent director • Requirement for Lead Independent Director with robust responsibilities	Stockholder Engagement • Stockholders can communicate directly with our Board • Management regularly engages with stockholders to solicit views on important issues

2026 Proxy Statement	15

Board Composition and Independence

Our Board developed guiding principles for Board membership, which are set forth in our Governance Guidelines and described in this Proxy Statement. Our directors have a broad range of highly relevant professional experience, which our Board believes is essential to proper corporate oversight in the rapidly changing environment in which the Company operates. Although we do not prescribe formal term limits for directors, our Board is committed to regular director refreshment as outlined below.

Ongoing Assessment of Composition

Commitment to Board Refreshment

While our Board does not have formal term limits for its directors, it is guided by the principles that our outside directors should have an average tenure of ten years or less and that the addition of new directors over time to “refresh” our Board is desirable. Our Board believes that, in addition to strategic succession planning, refreshment helps align Board skills and experience with our long-term strategy and also enhances the breadth of skills and experiences of our Board. Our director nominees have an average tenure of 5.5 years, which reflects a balance between the institutional knowledge of our longer-tenured directors and the fresh perspectives brought by our newer directors.

Of our 11 director nominees, seven joined our Board in 2020 or later, including our newest director, Brian Sharples. Mr. Sharples joined our Board in March 2026, bringing proven technology expertise and significant experience building and scaling category-defining companies.

Nominating Process

Our CGNC considers nominee recommendations from a variety of sources, including nominees recommended by stockholders. Our CGNC has from time to time retained an executive search firm to help facilitate the screening and interview process of director nominees, including Spencer Stuart in 2025. Our CGNC expects that qualified candidates will have high-level managerial and leadership experience in complex organizations or with overseeing or addressing complex problems and will be able to represent the interests of the stockholders as a whole rather than special interest groups or constituencies.

Director Selection Principles

Our CGNC considers a number of factors in determining director nominees that it recommends to our Board, both in connection with the Company’s annual meeting of stockholders and to fill Board vacancies. Our CGNC reviews each candidate relative to the following principles, as set forth in our Governance Guidelines.

Experience & Skills • Our Board should be composed of directors chosen on the basis of their character, integrity, judgement, skills, background, and experience of particular relevance to the Company	Leadership & Management • Directors should have high-level managerial and leadership experience in complex organizations or be accustomed to addressing complex problems	Best Interests of Stockholders • Directors should represent the balanced, best interests of the stockholders as a whole

Variety of Backgrounds • In addressing the overall composition of our Board, a variety of backgrounds and expertise should be considered	Engaged with the Business • Our Board should be composed of directors who are highly engaged with our business and can commit time and resources to the Board consistent with our overboarding policy	Character & Integrity • Each director should be an individual of the highest character and integrity, with the ability to work well with others

2026 Proxy Statement	16

Our Board determines whether to appoint recommended director nominees based on the factors outlined above and set forth in our Governance Guidelines to fill Board vacancies, and whether to present recommended director nominees to our stockholders for election at our annual meeting of stockholders.

Breadth of Skills and Experience

In planning for succession, our CGNC considers the overall mix of skills and experience of the Board and the types of skills and experience desirable for future Board members, based on our evolving business and long-term strategy. Experiences, qualifications, skills and attributes prioritized by our CGNC include the following:

Technology industry experience	Leadership experience, including public company governance

Retail and e-commerce industry experience	Transactional experience, including mergers and acquisitions

Strategy experience in either established or growth market	Management experience, including talent and culture development Product, marketing and media experience Cybersecurity experience, including technical expertise or other relevant experience

Investment and finance experience, including expertise gained as a chief financial officer or other sophisticated experience

Entrepreneurship

Board Background

In addition to skills and experience, our CGNC considers a broad range of competencies, viewpoints, experience and characteristics in evaluating potential Board members, including age, international background, gender and race. When searching for new directors, as set forth in our Governance Guidelines, our CGNC takes a holistic approach to evaluating potential Board members and actively seeks out candidates with a range of perspectives and backgrounds to include in the pool from which Board nominees are chosen. Our director nominees include four women and four directors who self-identify as members of racial or ethnic minority groups. The average age of our director nominees is 59 years.

Stockholder Nominations and Proxy Access

Stockholders wishing to submit recommendations or director nominations pursuant to the advance notice procedures set forth in our bylaws for our 2027 Annual Meeting of Stockholders should submit their recommendations or nominations to our CGNC in care of our Corporate Secretary. Such nominations should be in accordance with the timing, procedural, and other requirements described under our bylaws. For more details, please see “Questions and Answers About the Proxy Materials and Our 2026 Annual Meeting—May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?” below.

Our “Proxy Access” bylaw provision permits an eligible stockholder or group of up to 20 stockholders to nominate candidates for election to our Board. Proxy access candidates will be included in our proxy statement and ballot. Our proxy access bylaw provision provides holders of at least 3% of eBay common stock, which can consist of up to 20 stockholders, holding such stock continuously for at least three years, with the right to nominate two individuals or 20% of the Board, whichever is greater, for election at an annual meeting of stockholders. Our bylaws provide details regarding the timeframes and procedures that must be followed and other requirements that must be met to nominate directors through this process.

Director Independence

The rules of Nasdaq require listed companies to have a board of directors with at least a majority of independent directors. In addition, in accordance with the rules of Nasdaq, our Board limits membership of the Audit Committee, the CHCC, and the CGNC to independent directors only.

Our Board has determined that 10 of our 11 director nominees are independent under the listing standards of Nasdaq and under our Governance Guidelines. Jamie Iannone, who joined the Board on and has served as our President and Chief Executive Officer since April 27, 2020, is not an independent director.

In making this determination, our Board considered the current and prior relationships that each director has with eBay and other facts and circumstances our Board deemed relevant in determining their independence, including the information each of our directors is required to provide each year regarding those relationships, as well as relevant family relationships, that may impact independence. There are no family relationships among any of the director nominees, directors or any of our executive officers. Our Governance Guidelines require any director who has previously been determined to be independent to inform our Board Chair and our Corporate Secretary of any change in circumstance that may cause their status as an independent director to change. Each member of our Board is required to provide information to supplement the Company’s own due diligence to assist our Board in determining whether the director is independent under the listing standards of Nasdaq and our Governance Guidelines, and whether members of our Audit Committee and our CHCC satisfy additional SEC and Nasdaq independence requirements.

2026 Proxy Statement	17

Board Leadership Structure and Effectiveness

Board Leadership

In accordance with our bylaws and our Governance Guidelines, our Board appoints our CEO, and our non-employee directors annually elect our Board Chair. Reflecting our Board’s longstanding policy, our Governance Guidelines require that the roles of Board Chair and CEO be held by separate individuals. Our Board believes that the separation of the offices of Board Chair and CEO is desirable and appropriate to aid in the Board’s independent oversight of management, while also allowing our CEO to focus primarily on management responsibilities. Under our bylaws, our Board Chair presides over all meetings of our Board, and, where a chair of the meeting is not designated by our Board, meetings of stockholders. Our Board Chair has the power to request eBay to call special meetings of the Board and stockholders. As the elected leader of our Board, our Board Chair is influential in setting Board meeting agendas, long-term planning of Board discussions, director succession plans and the allocation of risk oversight among our Board and its standing committees. Our Board Chair is the independent director who engages with our stockholders most frequently, when such direct engagement is deemed appropriate. Mr. Pressler has served as our Board Chair since June 2020.

Any change from the current structure of having a Board Chair separate from the CEO would be at the discretion of our Board.

Any such change would be disclosed publicly, including on our investor relations website and in our annual proxy statement. In the event that our Board determines it to be more effective to have a single individual act as both Board Chair and CEO, our Governance Guidelines require the appointment of a lead independent director who would have the responsibilities set forth in our Governance Guidelines.

Committee Structure

Our Board has five principal committees: the Audit Committee, CHCC, CGNC, Risk Committee and Technology Committee.

The purpose of our Board committees is to help our Board effectively and efficiently fulfill its responsibilities without eliminating the oversight responsibilities of our Board as a whole. Each committee meets regularly and has a written charter that has been approved by our Board. In addition, the chair of each committee periodically reports to our Board on significant matters discussed by the committee, including at each regularly scheduled Board meeting. Our Board and each of its committees may retain outside advisors of its choosing at the Company’s expense. Neither our Board nor any committee is required to obtain management’s consent to retain outside advisors.

2026 Proxy Statement	18

Board of Directors and Committee Chairs

Board of Directors	Audit Committee	Risk Committee

Paul S. Pressler Independent Chair	E. Carol Hayles All Members Independent	Perry M. Traquina All Members Independent

Compensation and Human Capital Committee	Corporate Governance and Nominating Committee	Technology Committee

Adrian M. Brown All Members Independent	Paul S. Pressler All Members Independent	Shripriya Mahesh All Members Independent

Audit Committee

All members of our Audit Committee are independent in accordance with the audit committee independence requirements of the listing rules of Nasdaq and the applicable rules and regulations of the SEC. Our Board has determined that each of Ms. Hayles, Mr. Rowe and Mr. Traquina is an “audit committee financial expert” as defined by SEC rules.

Committee Members	NASDAQ Independence	Audit Committee Financial Expert	Meetings in 2025
E. Carol Hayles (Chair)			8
Zane C. Rowe
Perry M. Traquina

Key Responsibilities

•	Meets with our independent auditors to review the results of our annual audit and quarterly review process and discuss our financial statements, internal control over financial reporting and disclosure controls
•	Oversees the independence of our independent auditors, evaluates, together with our Board, the independent auditors’ performance, and reviews and approves the fees of the independent auditors
•	Receives and considers the independent auditors’ comments regarding our audit and financial controls, as well as the adequacy of our staff, and management performance and procedures in connection with audit and financial controls
•	Considers conflicts of interest and reviews all transactions with related persons involving executive officers or Board members that are reasonably expected to exceed specified thresholds

•	Reviews and discusses with management our financial risk exposures, including credit and counterparty risks, market risk, asset and liability risk, liquidity risk, foreign currency risk, and investment policy risk, and our practices with respect to detecting, monitoring, and actively managing such exposures
•	Reviews and evaluates the compensation and performance of the Head of Internal Audit, reviews and approves the annual internal audit plan, receives regular reports on internal audit activities and meets directly with the Head of Internal Audit without other members of management present
•	Establishes procedures for receiving, and investigating, complaints regarding accounting, internal accounting controls or auditing materials
•	Reviews and discusses with management the processes and controls relating to quantitative disclosures in climate reports

2026 Proxy Statement	19

You can view our Audit Committee Charter on the corporate governance section of our investor relations website at
https://investors.ebayinc.com/corporate-governance/governance-documents.

Compensation and Human Capital Committee

All members of our CHCC are independent in accordance with the listing rules of Nasdaq and the applicable rules and regulations of the SEC. Our CHCC is responsible for reviewing the compensation of our executives and overseeing our human capital management strategy and practices. Our executive leadership team engages with our CHCC in a regular cadence of discussions throughout the year on matters such as compensation strategy, management development and other programs that support our human capital strategy.

Committee Members	NASDAQ Independence	Meetings in 2025
Adriane M. Brown (Chair)		5
Logan D. Green
William D. Nash

Key Responsibilities

•	Reviews and approves the compensation of our CEO and our other executive officers
•	Oversees management of global compensation strategy for all employees and broad-based equity plans
•	Reviews and approves our annual Compensation Discussion and Analysis
•	Assesses on an annual basis the independence of its compensation consultants and other compensation advisers
•	Reviews risk assessment of our compensation programs to assess whether our compensation programs incentivize employees to take unacceptable risk
•	Reviews and approves Board compensation
•	Oversees and monitors compliance with our stock ownership guidelines, and periodically reviews such guidelines
•	Reviews, approves and administers our compensation clawback policies
•	Oversees and reviews the risks associated with our human capital management strategy and practices, including activities such as talent recruitment, development and retention, employee engagement, succession planning, and our diversity, inclusion and belonging principles

You can view our CHCC Charter on the corporate governance section of our investor relations website at
https://investors.ebayinc.com/corporate-governance/governance-documents.

Corporate Governance and Nominating Committee

Our CGNC Charter requires all of the committee members to be independent under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Accordingly, all members of our CGNC are independent thereunder.

Committee Members	NASDAQ Independence	Meetings in 2025
Paul S. Pressler (Chair)		4
Adriane M. Brown
E. Carol Hayles

Key Responsibilities

•	Makes recommendations to our Board as to the appropriate size of our Board and Board committees
•	Reviews the qualifications and independence of candidates for our Board and makes recommendations to our Board on potential members of the Board and its committees
•	Assesses the responsibilities of standing Board committees and makes recommendations to our Board
•	Establishes procedures for, and facilitates the execution of, the annual self-evaluation of our Board and its standing committees
•	Reviews and advises our Board on proposals to be voted on by stockholders, and receives updates regarding management’s engagement with stockholders

•	Reviews and receives periodic updates on our ethics and compliance programs, tone and culture, including relating to our Code of Business Conduct and Ethics (“Code of Conduct”)
•	Reviews and receives periodic updates on our Insider Trading Policy
•	Oversees management of our policies, programs and strategy concerning responsible business, sustainability, philanthropy and climate matters
•	Reviews risks relating to social issues and our political contributions and public policy positions
•	Develops and makes recommendations to our Board as to our corporate governance principles

2026 Proxy Statement	20

Our CGNC is guided by the corporate governance principles relating to Board membership described in “Corporate Governance—Board Composition and Independence.”

You can view our CGNC Charter on the corporate governance section of our investor relations website at
https://investors.ebayinc.com/corporate-governance/governance-documents.

Risk Committee

Our Risk Committee Charter requires a majority of the committee members to be independent under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. All members of our Risk Committee are independent thereunder.

Committee Members	NASDAQ Independence	Meetings in 2025
Perry M. Traquina (Chair)		10
Paul S. Pressler
Zane C. Rowe

Key Responsibilities

•	Oversees our management of significant risks such as geopolitics, fraud and transaction losses, significant legal, regulatory and compliance topics (including data privacy, anti-money laundering, trade policy, and sanctions), and operational risks relating to business continuity and resilience (such as power access and disaster preparedness), as well as Company practices to detect, monitor and manage such risks
•	Reviews and discusses with management our enterprise risk management (“ERM”) function and structure, the guidelines, policies and processes for risk assessment and risk management, and the overall effectiveness of and proposed enhancements to our ERM function
•	Reviews and discusses with management the tone and culture within the Company regarding risk, including appropriate risk appetite and risk tolerance, and integration of risk management into our behaviors, decision making and processes
•	Receives reports from our corporate audit and compliance staff on the results of risk management reviews and assessment and, upon request by our Audit Committee, oversees remediation of such matters
•	Receives and reviews briefings on significant examinations, investigations and proceedings involving regulatory authorities

You can view our Risk Committee Charter on the corporate governance section of our investor relations website at
https://investors.ebayinc.com/corporate-governance/governance-documents.

Technology Committee

Our Technology Committee Charter requires a majority of the committee members to be independent under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. All members of our Technology Committee are independent thereunder.

Committee Members	NASDAQ Independence	Meetings in 2025
Shripriya Mahesh (Chair)		2
Aparna Chennapragada
Mohak Shroff

Key Responsibilities

•	Reviews and discusses with management our key plans, strategies and initiatives relating to technology advancement (including software, artificial intelligence (“AI”), infrastructure, hardware and information technology (collectively, “Technology”)), including the development, procurement and uses of Technology support of our business strategy
•	Reviews and discusses with management compliance with our significant policies related to Technology
•	Reviews and discusses with management responsible AI practices, including AI ethics, bias mitigation and model transparency
•	Reviews and discusses with management emerging technologies, innovations and other trends that may affect our business or Technology strategies
•	Reviews and discusses with management risks relating to cybersecurity (including cybersecurity- and technology- related resilience), data management and site availability, as well as policies and processes for detecting, monitoring and managing such risks
•	Receives reports from our management and auditors on relevant risks and remediation plans and, upon request by the Audit Committee, oversees remediation of such matters

You can view our Technology Committee Charter on the corporate governance section of our investor relations website at
https://investors.ebayinc.com/corporate-governance/governance-documents.

2026 Proxy Statement	21

Board and Committee Effectiveness

We believe in strong corporate governance practices that provide meaningful rights to our stockholders and ensure Board accountability. Our Governance Guidelines set forth a framework within which our Board conducts its business and demonstrates our commitment to good governance and a productive relationship with our stockholders. Principal features of our Governance Guidelines are summarized below along with certain other of our governance practices.

Board Operations Robust oversight of corporate strategy Executive sessions scheduled for each regular Board meeting Director product showcases Open access to senior management and information Access to third-party advisors Informal Board calls from time to time to keep apprised of updates Updates on key transactions as needed Opportunity to engage with employees at company-wide events Engagement with management outside of Board meetings Accountability to Stockholders Majority voting standard for uncontested director elections with a director resignation policy for director nominees who do not receive a majority vote Annual director elections All directors are expected to make every effort to attend the Annual Meeting of Stockholders, and 10 of 11 then-serving director nominees attended the 2025 Annual Meeting Proxy access for director candidates nominated by stockholders Governance Principles Independent Board Chair Stock ownership guidelines for directors Prohibition on stock hedging and pledging Commitment to strong governance practices and recognition of the importance of strong governance to value creation and risk oversight Annual Governance Review Review and update corporate governance practices Review stakeholder feedback on corporate governance Evaluate Board operations annually Review committee charters annually and update as needed Annual Self-Evaluation Formal Board and committee self-evaluations conducted by Board Chair and Committee Chairs (discussed below) Feedback incorporated into Board practices Enhanced process to include 1:1 conversations between Committee Chairs and individual directors based on results of written feedback Stockholder Outreach Regular Fall and Spring governance outreach to stockholders Director Recruitment Seek directors with a variety of perspectives and expertise relevant to our long-term business strategy Emphasis on adding directors with a broad range of backgrounds to our Board Independent Board with Mix of Tenures All directors except our CEO are independent Average director nominee tenure of 5.5 years, with three directors added since 2024 Directors possess wide range of expertise to foster diverse perspectives Director Education We provide membership in the National Association of Corporate Directors to all directors and sponsor attendance at additional educational programs Directors provided updates on relevant eBay compliance training Engaged Independent Oversight Incorporation of Feedback Governance Practices Board Composition

2026 Proxy Statement	22

Board Annual Self-Evaluations

It is important that our Board and its committees are performing effectively and in the best interests of the Company and our stockholders. Our Board and each committee annually evaluate their effectiveness in fulfilling their obligations. As part of this annual self-evaluation, directors can provide feedback on the performance of other directors. Our Board Chair leads our Board in its review of the results of the annual self-evaluations.

Self-Evaluation Questionnaire • Provides director feedback on the Board and each of the committees	Director Interviews • Board Chair meets with each director to solicit peer feedback • Committee chairs have 1:1 conversations with individual directors based on themes of questionnaire responses	Results Analyzed • Results of the self-evaluations are analyzed and discussed with CGNC, and each committee discusses its feedback

Summary of Results • Summary of Board and committee self-evaluation results provided to full Board	Ongoing Feedback • Directors are encouraged to provide ongoing feedback in addition to the annual self-evaluation	Feedback Incorporated • Policies and practices updated as appropriate as a result of the annual self-evaluation and ongoing feedback	Review of Process • Our CGNC annually reviews the self-evaluation process and questionnaires

2026 Proxy Statement	23

Board Oversight

Strategy Oversight

One of our Board’s key responsibilities is overseeing the Company’s strategy, and our Board has deep experience and expertise in strategic development and the most important issues facing the Company. Setting the strategic course of the Company involves a high level of constructive engagement between management and our Board.

Our Board regularly discusses eBay’s key priorities, evaluating the Company’s long-term strategy in the context of global economic, customer and other significant trends, as well as changes in the e-commerce industry and the regulatory landscape.

•	At least annually, our Board conducts a review with management of the Company’s long-term strategic plans, annual operating plan and capital structure.
•	Throughout the year and at Board meetings, our Board receives information and updates from management and engages with senior leaders relating to the Company’s strategy, including the strategic plans for our business and the competitive environment.
•	Our independent directors also hold regularly scheduled executive sessions, typically at each Board and committee meeting, without Company management present, during which strategy and related topics are discussed.
•	Our Board (and CGNC and CHCC, as applicable), also periodically discuss and review investor and proxy advisory firm feedback on strategy.

Management Succession Planning and Workplace Culture

Our Board recognizes the importance of effective executive leadership to eBay’s success. Our Board conducts a review of management at least annually that includes succession plans for our senior leadership positions. In conducting its review, our Board considers, among other factors, organizational and operational needs, competitive challenges, leadership/management potential and development and interim successors for emergency situations.

2026 Proxy Statement	24

Board Connection to eBay Workplace Culture

Our Board is intently focused on fostering a culture of leadership, development and excellence.

Our workplace culture is linked to eBay’s mission of empowering people and creating economic opportunity for all. This shared purpose has influenced our culture for over 30 years and motivates our employees every day. We are committed to our eBay DNA of empowering our community, innovating boldly, delivering with impact, being for everyone and acting with integrity. The Board views eBay’s workplace culture as an asset and oversees eBay’s employee engagement and other workforce development programs.

Our Workplace Culture

Management Accessibility and Engagement

• Our Company maintains a CEO-led commitment to “Our DNA,” a framework to link all employees to our purpose, our role in people’s lives, our strategic vision and our beliefs

• Regular rhythm of employee “All Hands” meetings with our CEO and senior leaders

• Learning sessions with the initiative and business leaders

Learning and Development

• Strong culture of 360 feedback, professional development with opportunities for stretch assignments, leader and instructor-led training and self-directed learning plus a company-wide “LearnFest” development event for all employees and leaders

• Company-wide program on doing business with integrity including “tone from the top” initiative with key compliance themes quarterly

• Introduction of integrated Talent Strategy to unlock performance at eBay, including improving hiring processes, location strategy, retention of talent and building key skills

Board Connection to Our Workplace Culture

Succession Planning

•  Robust succession planning for senior leadership positions and interaction with senior top talent

Oversight of Development Programs

•  CHCC oversight of human capital management strategy and practices

Engagement with Employees

•  Participation in company-wide events

•  Review employee feedback and survey results

Enterprise Risk Oversight

eBay faces a variety of strategic, operational, financial, technological, legal and regulatory, people, and other risks. Our Board recognizes that our ability to manage risk is crucial to our ability to achieve our business objectives. Our Board, as a whole and through its committees, has responsibility for the oversight of risk management, while management is responsible for the day-to-day management of the risks that we face. Accordingly, our Board oversees our risk management framework and supports the risk management and mitigation processes implemented and maintained by management. Our Board also influences risk management by fostering a corporate culture of integrity and risk awareness.

2026 Proxy Statement	25

Board of Directors

Responsible for overseeing risks related to the Company’s:

•   Strategy

•   Budget

•   Business execution

•   Brand and reputation

•   Acquisition, disposition and investment activities

•   Competition

Risk Committee

Oversight of our Enterprise Risk Management (“ERM”) function and structure, the guidelines, policies and processes for risk assessment and risk management, as well as certain significant risks not overseen by our other Board committees, such as: geopolitics, fraud and transaction losses, significant legal, regulatory and compliance topics (including data privacy, anti-money laundering, trade policy, and sanctions), and operational risks relating to business continuity and resilience (such as power access and disaster preparedness).

Audit Committee

Oversight of financial risk exposures, including credit and counterparty risks, market risk, asset and liability risk, liquidity risk, foreign currency risk, and investment policy risk, and our practices with respect to detecting, monitoring, and actively managing such exposures. Oversight of our accounting and financial reporting, and the internal controls, processes and procedures underlying that reporting, as well as our internal and independent auditors.

Compensation and Human Capital Committee

Oversight of risks associated with our compensation policies and practices, including review of annual assessment of whether such policies and practices encourage excessive risk-taking and mitigation of any such risks. Oversight of risks associated with our human capital management strategy and practices, including talent and recruitment, development and retention, employee engagement, succession planning, and diversity, inclusion and belonging.

Corporate Governance and Nominating Committee

Oversight of risks relating to our corporate governance policies and practices, including the composition and size of our Board and Board committees, member qualifications and independence, and responsibilities of our Board committees. Oversight of our ethics and compliance programs, including our Code of Conduct, Insider Trading Policy, tone from the top, and policies, programs and strategy concerning responsible business, sustainability, philanthropy and climate matters.

Technology Committee

Oversight of risks relating to cybersecurity (including cybersecurity- and technology-related resilience), data management and site availability, and our practices to detect, monitor and actively manage such exposures. Oversight of responsible AI practices, including AI ethics, bias mitigation and model transparency, and of our key plans, strategies and initiatives relating to technology advancement (including software, AI, infrastructure, hardware and information technology).

Senior Management

Guides programs and reports to the Board and committees

on strategies and progress

•   Promotes a workforce culture of risk awareness

•   Determines with the Board appropriate risk tolerances

ERM Program

With oversight from our Risk Committee, our senior management and ERM team identify, assess, prioritize and manage our risks relating to governance structure, risk assessment and risk management practices and the guidelines, policies and processes therefor.

Internal Audit

Our head of internal audit periodically meets with our Audit Committee and the independent auditors to audit and report on effectiveness of risk management and controls, including our annual SOX and internal audit programs.

Ethics and Compliance

Our Chief Ethics Officer and other members of senior management periodically meet with our CGNC to report on effectiveness of our ethics and compliance programs, including relating to our Code of Conduct, Insider Trading Policy, and tone and culture regarding ethics and compliance (“tone from the top”).

eBay Impact

With oversight from our CGNC on sustainability-related risks and from our Audit Committee on processes and controls around quantitative climate reporting, a team of key functional leaders implements policies and programs for sustainability and philanthropy, including through management-level committees described below.

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Risk Management

Risk management is embedded across our businesses, with oversight of our company-wide initiatives by our Board and its committees as illustrated above. Our approach to risk management is designed to identify, assess, prioritize and manage risk exposures that could affect our ability to execute our corporate strategy and fulfill our business objectives. Our ERM program enables our Board to establish a mutual understanding with management on the effectiveness of our risk management practices and capabilities, including with division of responsibilities for reviewing our risk exposure and risk tolerance, tracking emerging risks and ensuring proper escalation of certain key risks for periodic review by our Board and its committees.

Management collaborates internally, periodically engages independent advisors to update risk assessments and works across the organization to help our business groups and functions identify emerging risks and trends. Short- and long-term risks are evaluated regularly, and senior management is responsible for prioritizing risks and developing a culture of risk-aware practices to identify and manage the appropriate level of risk consistent with the Company’s business strategy. Risks are mapped based on probability, immediacy and potential magnitude, and our risk management strategies and Board oversight processes are designed accordingly. Examples of risks encompassed by our ERM program include geopolitics, competitive disruption, and technology architecture, among others.

On a regular basis, our Board and its committees engage with management on risk as part of broad strategic and operational discussions that encompass interrelated risks, as well as on a risk-by-risk basis. Our Board and its committees engage on various risk topics encompassed by our ERM program, as well as other relevant risks we face. Our Chief Technology Officer periodically reviews with our Technology Committee cybersecurity, data management and site availability risks. Our Chief Legal Officer and our head of ERM periodically review with our Risk Committee the major risks under its oversight and the steps management has taken to detect, monitor, remediate and actively manage those risks within the agreed risk tolerance. Likewise, our Chief Ethics Officer and other members of senior management share with our CGNC quarterly updates regarding our ethics and compliance programs, including relating to our Code of Conduct, Insider Trading Policy, and tone from the top, and our Chief Sustainability Officer shares emerging trends, risks and strategies relating to sustainability. Our Audit Committee has an annual cadence to review the risks included in its remit, including annual tax reviews with our head of Taxation and at least annual treasury and capital allocation reviews with our Treasurer. Our CHCC engages with our Chief People Officer several times per year regarding the most relevant risks and opportunities concerning our workforce, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees, assesses whether such policies and practices encourage excessive risk-taking and evaluates policies and practices that could mitigate such risks. Our executives responsible for managing important risks (such as, in the case of cybersecurity risk, our Chief Technology Officer and Chief Information Security Officer) also report to our full Board or its committees, as appropriate, on risk trends, risk mitigation efforts and overall risk management.

We maintain disclosure controls and procedures, including within our cybersecurity incident response plans, designed for analysis of potentially material events covered by our risk management framework, including cybersecurity incidents or threats.

eBay’s DNA

At eBay, our DNA serves as the foundation for the healthy and high-performing culture we continue to build. We are committed to fostering an environment where employees are inspired to ignite our DNA—living its core tenets through empowering our community, innovating boldly, delivering with impact, being for everyone, and acting with integrity.

We believe that a strong, inclusive culture fuels creativity, strengthens engagement, and enables better decision-making, which in turn drives business performance. As a global marketplace connecting millions of buyers and sellers, our purpose is to build communities and create economic opportunity for all. By embedding our DNA into how we make decisions, attract and develop talent, and serve our customers, we strengthen connections across our ecosystem and drive durable growth.

eBay Impact: Our Focus on Sustainable Commerce and Economic Empowerment

eBay is a global commerce leader that connects people and builds communities to create economic opportunity for all. eBay’s Impact team supports this goal by focusing its efforts on several key areas identified in our sustainability materiality assessment, including Economic Opportunity, Sustainable Commerce, Culture & Workforce and maintaining a Trusted Marketplace. Our materiality assessment is facilitated by an outside advisor and updated every three years to ensure that our Impact programs continue to reflect the issues we believe to be the most important for eBay and its business. In 2024, we evolved this process and completed our first European Sustainability Reporting Standards-aligned double materiality assessment, which is now conducted annually. The results of this assessment are aligned with our current Impact reporting, including our historical materiality assessments. As noted above, our CGNC receives periodic updates on eBay sustainability initiatives, material factors (from a sustainability perspective), reporting, investor feedback, and third-party ratings.

Many of our Impact initiatives involve cross-company collaboration on goal setting, impact measurement and reporting, which is published annually on the eBay Impact section of our Company website. We maintain a management-level ESG Disclosure Steering Committee to oversee our disclosure strategies, to comply with existing and expected environmental, social and governance (“ESG”) regulations in the United States, the United Kingdom, the European Union and other locations, and to manage ESG risks and capitalize on opportunities. This committee is composed of key members of our Finance and Legal teams. Additionally, we formed the management-level Climate and Sustainability Committee to better align on workstreams supporting our transition to a low-carbon economy. This committee includes members of teams such as Core Technology, Enterprise Management Resources, Procurement, Shipping, Sustainability and more. Both committees are chaired by our Chief Sustainability Officer. We are currently focusing our efforts on preparing for the transition to regulatory ESG reporting required by some jurisdictions in which we operate and coordinating our net-zero strategy.

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Through the combination of our ERM program and our Impact initiatives, we believe eBay appropriately addresses the spectrum of risks facing our businesses, including issues identified by the Sustainability Accounting Standards Board, the Global Reporting Initiative, and the Task Force on Climate-related Financial Disclosures.

The table below provides a brief overview of the eBay Impact initiatives as well as recent highlights.

Empowering communities through thoughtful commerce

eBay Impact Initiative	Overview	Progress
Economic Opportunity	As champions of inclusive entrepreneurship for everyone, eBay helps small businesses grow and thrive globally.	In 2025, small businesses contributed approximately 70% of GMV in our three largest markets by demand (U.S., U.K. and Germany).
eBay for Charity	eBay for Charity empowers buyers and sellers to support charities around the world. We enable buyers to purchase from or donate to their favorite organizations and sellers to contribute a portion of their sales to selected non-profits. eBay for Charity partners with charity organizations globally to help them reach their fundraising goals.	In 2025, eBay for Charity partnered with Make-A-Wish, the Eat.Learn.Play Foundation, Big Brothers Big Sisters of America, the V Foundation for Cancer Research, and Homes for Our Troops, amongst others. In 2025, nearly $198 million was raised by buyers and sellers to support charities via eBay for Charity.
eBay Foundation

eBay Foundation helps to support economically vibrant and thriving communities, including by partnering with nonprofit organizations that are addressing and removing barriers to entrepreneurship for people who identify with historically excluded groups. We also support our employees with meaningful giving and volunteering opportunities.

Since 1998, eBay Foundation has provided over $150 million in total giving, which has supported over 1,800 unique nonprofit organizations. In 2025, eBay Foundation granted over $17 million to support historically excluded entrepreneurs and our employee gift-matching program.

Sustainable Commerce

As a pioneer of recommerce and circular commerce, we strive to sustain the future of our customers, our company and our planet by promoting the buying and selling of pre-loved or refurbished items as well as other sustainable commerce initiatives. We help lead the way forward as partners with our global community. We also continue to embrace best practices at our facilities to reduce our environmental footprint and reinforce our commitment to operating with integrity.

Through selling pre-loved and refurbished items on our Marketplace in 2025, eBay helped avoid over 1.6 million metric tons of carbon emissions that would have been expected to result from the production of comparable new goods. eBay remains committed to our target of reducing 90% of carbon emissions from our operations (scope 1 & 2) by 2030 from a 2019 baseline and have increased our target to reducing 27.5% from downstream transportation and distribution (Scope 3) in the same timeframe to be in line with our net-zero target for 2045. In 2025, eBay maintained its 100% renewable energy goal for eBay-controlled data centers, authentication centers, and offices.
Trusted Marketplace	eBay has created a trusted, transparent marketplace that is based on the strong ethical values we strive to follow as a business.	Since 2020, eBay has regularly published a Global Transparency Report to openly communicate its trust and safety policies and enforcement of those policies.

Stockholder Engagement

Why We Engage

Our directors and management are committed to maintaining a robust dialogue with stockholders. We regularly engage with stockholders throughout the year to:

•	Provide transparency into our business, our performance and our governance and compensation practices
•	Discuss with our stockholders the issues that are important to them, hear their expectations for us and share our views
•	Assess emerging issues that may affect our business, inform our decision making, enhance our corporate disclosures and help shape our practices

After we file our proxy statement, we engage with our largest stockholders about important topics to be addressed at our annual meeting. Since January 2025, we have offered to meet on governance, compensation, capital allocation, sustainability and other matters with 38 investors representing over 70% of our outstanding shares, which resulted in 19 conference calls or meetings with investors representing approximately 40% of our outstanding shares.

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How We Engage with Stockholders

How We Engage with Stockholders Board Our Board Chair and other directors are available for engagement with large stockholders, including participating in joint corporate governance and investor relations meetings. Our Board receives feedback from management’s engagement with stockholders through a cadence of management reports throughout the year. Investor Relations We provide institutional investors with many opportunities to provide feedback to our Board and management. We participate in: One-on-one meetings Investor presentations Investor conferences To learn more about our engagement, you may visit our investor relations website at https://investors.ebayinc.com. Subject-Matter Experts We engage with representatives of our stockholders on a variety of issues that matter to them throughout the year. Members of eBay’s management, including subject-matter experts, discuss, among other matters, stockholder proposals, company performance, emerging governance practices, the reasons behind a stockholder’s voting decisions at prior meetings, executive compensation programs and ethical business practices. Outcomes from Stockholder Engagement Stockholder feedback is thoughtfully considered and has led to modifications in our governance practices, executive compensation program and disclosure. Some of the actions we have taken that are informed by stockholder feedback in the past several years include: Enhanced incentive compensation program to include sustainability and human capital goals and three-year performance periods Reduced the stock ownership threshold for stockholders to request eBay to call a special meeting from 25% to 20% Enhanced the Board’s oversight of eBay’s political spending governance Enhanced our Human Rights Policy Statement Set a 2045 net-zero carbon emissions target that has been validated by the Science Based Targets initiative Spring Proxy season engagement to update stockholders and obtain feedback on corporate governance and other matters on the Annual Meeting agenda. Summer Review proxy season feedback and votes from the Annual Meeting. Respond to stockholders as appropriate. Fall Annual engagement by a cross-functional management team to obtain stockholder input on corporate governance, sustainability, executive compensation, human capital initiatives, risk management and compliance. Winter Board reviews the outcomes of stockholder engagement with management and considers proactive changes based on feedback.

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Governance Policies and Practices

Contacting the Board or Individual Directors

Stockholders may contact our Board, individual directors or groups of directors (such as all of our independent directors) at the following address:

Our CGNC has delegated responsibility for initial review of stockholder communications to our Corporate Secretary. This process assists the Board in reviewing and responding to stockholder communications in an appropriate manner. Our CGNC has instructed our Corporate Secretary to review correspondence directed to the Board and its principal committees. It is at our Corporate Secretary’s discretion to determine whether to forward items solely related to complaints by users with respect to ordinary course of business, customer service and satisfaction issues, or matters our Corporate Secretary deems to be of a commercial or frivolous nature or otherwise inappropriate for our Board’s or its committees’ consideration.

Governance Documents

Our Governance Guidelines, the charters of our principal Board committees, and our Code of Business Conduct and Ethics can be found on our investor relations website at https://investors. ebayinc.com/corporate-governance/governance-documents, and any changes in these governance documents will be reflected in the same location. Information contained on our investor relations website is not part of this Proxy Statement.

Majority Vote Standard for Election of Directors

Our bylaws provide that in the event of an uncontested election, each director shall be elected by the affirmative vote of a majority of the votes cast with respect to such director. This means that the numbers of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. “ABSTAIN” votes and broker non-votes will be counted as present for purposes of this vote but are not counted as votes cast. As a result, abstentions and broker non-votes will have no effect on the vote for Proposal 1: Election of Directors.

Director Resignation Provisions for Uncontested Elections

If a nominee who is serving as a director (an “Incumbent Director”) fails to receive the required number of votes for election in accordance with our bylaws in an uncontested election, then the Incumbent Director would, in accordance with Delaware law, continue to serve on the Board as a “holdover director” until (i) their successor is elected and qualified, (ii) they are re-nominated after consideration by our CGNC as described further below, or (iii) their earlier death, resignation, retirement, or removal pursuant to our bylaws.

Pursuant to our Governance Guidelines, each Incumbent Director who is nominated for re-election is expected to tender their resignation to the Board if they fail to receive the required vote to be re-elected. In nominating any Incumbent Director for re-election, our Board considers whether that director has tendered an irrevocable resignation effective in the event the director fails to receive the required vote for re-election, and upon our Board’s acceptance thereof. Similarly, our Board also considers whether any other nominee, who is not an Incumbent Director, has agreed to tender such an irrevocable resignation prior to being nominated for election. Each of our 10 independent director nominees has submitted such an irrevocable resignation.

Under our bylaws, in an uncontested election, if an Incumbent Director does not receive the required vote for election, within 90 days after the date of the certification of the election results (subject to an additional 90-day period in certain circumstances) our CGNC, or another committee of our Board consisting solely of independent directors, will decide whether to accept or reject such director’s resignation (if the director has tendered such a resignation), or whether to take other action. In reaching its decision, our CGNC or applicable other committee will review factors it deems relevant, which may include any stated reasons for “AGAINST” votes, whether the underlying cause or causes of the “AGAINST” votes are curable, the criteria considered by our CGNC in evaluating potential director candidates, the director’s contributions and length of service to eBay, and the size and holding period of director’s stock ownership in the Company. Our CGNC’s or applicable other committee’s decision will be publicly disclosed in a filing with the SEC. If a nominee who was not already serving as a director fails to receive the required votes to be elected at the Annual Meeting, then they will not become a member of our Board.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to better align the interests of our directors and executive officers with the interests of our stockholders and further promote our commitment to sound corporate governance. Under these guidelines, our

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executive officers are required to achieve and maintain ownership of eBay common stock (which for executive officers includes unvested RSUs) valued at three times their annual base salary (six times in the case of our CEO). For our executive officers, these guidelines are initially calculated using the executive officer’s annual base salary as of the date the person is first appointed as an executive officer. These guidelines are then recalculated each January 1st immediately following the third anniversary of the most recent calculation. In addition, these guidelines will also be recalculated as of the date on which an executive officer’s pay grade changes. Our non-employee directors are required to achieve and maintain ownership of eBay common stock valued at five times the value of the annual retainer for service on our Board (not including any additional retainers for committee service). For the non-employee directors, these guidelines are initially calculated as of the director’s election to our Board and are then recalculated each June 1st thereafter.

Each of our executive officers is required to retain 50% of any shares of eBay common stock received (net of any shares sold or withheld to pay any applicable exercise price or satisfy tax withholding obligations) as the result of the exercise, vesting or payment of any eBay equity awards granted to the executive officer, until the stock ownership guidelines are met. Each of our non-employee directors is required to retain 25% of the shares received (net of any shares sold or withheld to pay any applicable exercise price or satisfy tax obligations) as the result of the exercise, vesting or payment of any eBay equity awards granted to the non-employee director, until the stock ownership guidelines are met. As of December 31, 2025, all of our executive officers and directors were in compliance with the stock ownership guidelines.

Our stock ownership guidelines can be found on our investor relations website at https://investors.ebayinc.com/corporate-governance/governance-documents.

The stock ownership levels of our executive officers and directors as of April 15, 2026, calculated in accordance with the rules of the SEC, are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale and other dispositions of our securities that applies to our directors, officers, employees, consultants and contractors. We also follow procedures for the repurchase of our own securities. Our Insider Trading Policy prohibits the trading of our securities while in possession of material non-public information, establishes blackout periods and, in some cases, pre-clearance procedures, wherein certain designated employees who are or may be regularly exposed to material non-public information are prohibited from trading in our securities, and requires that all Rule 10b5-1 trading plans comply with applicable law. We believe that our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us.

A copy of our Insider Trading Policy was filed as Exhibit 19.01 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Hedging and Pledging Policy

Our Insider Trading Policy prohibits directors, executive officers, and other employees from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale, collar or other derivative security. Our policy also prohibits directors and executive officers from pledging eBay common stock as collateral for any loans.

Option Granting

We have a longstanding practice of granting all annual equity awards on April 1st of every year, which is generally during a trading blackout period, and typically granting any new hire awards on the 15th of the month following the eligible employee’s start date. There were no stock option grants during the 2025 calendar year. Our CHCC may consider whether or not to use stock options as part of the long-term equity incentive component of the executive compensation program in the future but has determined not to include stock options at this time. We may consider adopting an official option granting policy if we decide to grant additional options in the future.

Our executive officers are not permitted to choose the grant date for their individual equity awards. In prior years when we granted stock options or similar awards, we followed our practice of granting annual awards on April 1st each year and typically granting new hire awards on the 15th of the month following an eligible employee’s start date. Our practice is to not time the grant of stock options or similar awards based on the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and to not time the public release of such information based on stock option grant dates. During the 2025 calendar year, we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Clawback Policies

In 2012, we implemented changes to the eBay Incentive Plan and the Company’s equity incentive award plans to provide that awards made under those plans are subject to a clawback provision.

In 2014, our CHCC adopted a clawback policy that covers employees at the level of Vice President or above and applies to incentive compensation, which includes any cash incentive award, equity award (including time-based RSUs and performance-based equity awards), or equity-based award paid or awarded to any covered employee during the period in which

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they are designated as a covered employee (as discussed further below under the section entitled “Severance and Change in Control Arrangements with Executive Officers and Clawbacks—Clawbacks”). In 2026, our CHCC amended this policy, including to expand its coverage to also apply to employees at the level of Senior Director.

In 2023, our CHCC adopted a supplemental clawback policy applicable to our executive officers that complies with applicable SEC rules issued in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and applicable Nasdaq listing rules that took effect in December 2023.

Our 2014 clawback policy and supplemental clawback policy are discussed in further detail under the section entitled “Severance and Change in Control Arrangements with Executive Officers and Clawbacks—Clawbacks” below.

Code of Business Conduct and Ethics

We expect our directors, executive officers, and other employees to conduct themselves with the highest degree of integrity, ethics, and honesty. Our credibility and reputation depend on the good judgment, ethical standards, and personal integrity of each director, executive officer, and employee. Our Code of Business Conduct and Ethics (“Code of Conduct”) requires that directors, executive officers, and other employees disclose actual or potential conflicts of interest and recuse themselves from related decisions. To better protect us and our stockholders, we regularly review our Code of Conduct and related policies to ensure that they provide clear guidance to our directors, executive officers, and employees. Our CGNC reviews and approves our Code of Conduct, as well as our programs that are designed to ensure compliance therewith. Our Code of Conduct may be found on our investor relations website at https://investors.ebayinc.com/corporate-governance/governance-documents/.

We also have practices that address potential conflicts in circumstances where a non-employee director is a control person of an investment fund that desires to make an investment in or acquire a company that may compete with one of the Company’s businesses. Under those circumstances, the director is required to notify our CEO and General Counsel of the proposed transaction, and our senior management then assesses the nature and degree to which the investee company is competitive with our businesses, as well as the potential overlaps between the Company and the investee company. All transactions by investment funds in which a non-employee director is a control person also remain subject in all respects to our Board’s written policy for the review of related person transactions, discussed under the section entitled “Governance Policies and Practices—Certain Transactions with Directors and Officers” below.

Corporate Hotline

We have established a corporate hotline that is operated by a third party and allows any employee, contractor, business partner, vendor or others to confidentially and anonymously

(where legally permissible) submit a complaint about any accounting, internal control, auditing, or other matters of concern. Anyone can file a report or submit an inquiry online at http://www.ebay.com/integrity-helpline, or by calling 844-945-0216.

Certain Transactions with Directors and Officers

Our Audit Committee reviews and approves all transactions with related persons that are required to be disclosed in this section of our Proxy Statement.

Our Board has adopted a written policy for the review of related person transactions. For purposes of the policy, a related person transaction is a transaction in which (1) the amount involved is more than $120,000, (2) eBay is a participant, and (3) any related person has a direct or indirect material interest. The policy defines a “related person” to include directors, nominees for director, executive officers, beneficial holders of more than 5% of eBay’s outstanding common stock and their respective family members. Pursuant to the policy, all related person transactions must be approved by our Audit Committee or, in the event of an inadvertent failure to bring the transaction to our Audit Committee for pre-approval, ratified by our Audit Committee. In the event that a member of our Audit Committee has an interest in a related person transaction, the transaction must be approved or ratified by the disinterested members of our Audit Committee. In deciding whether to approve or ratify a related person transaction, our Audit Committee will consider the following factors:

•	Whether the terms of the transaction are (a) fair to eBay and (b) at least as favorable to eBay as would apply if the transaction did not involve a related person;
•	Whether there are demonstrable business reasons for eBay to enter into the transaction;
•	Whether the transaction would impair the independence of an outside director under our director independence standards; and
•	Whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors our Audit Committee deems relevant.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with eBay. Since January 1, 2025, there were no related person transactions, and we are not aware of any currently proposed related person transactions that would require disclosure under SEC rules.

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Compensation of Directors

Our CHCC is responsible for reviewing and making recommendations to the Board regarding compensation paid to all directors who are not employees of eBay, or any parent, subsidiary, or affiliate of eBay, for their Board and committee services. Pay Governance LLC (“Pay Governance”) serves as our CHCC’s independent compensation consultant. In connection with its engagement, Pay Governance assists our CHCC in conducting annual peer benchmarking and assessment of market trends and best practices, to ensure that eBay’s director compensation program is in line with the market and that pay levels are comparable to peers. Our most recent benchmarking indicates that our compensation is benchmarked at or around the 50th percentile of our peer group.

Annual Cash Retainers

The following table sets forth annual cash retainers paid to our non-employee directors who served as Board Chair and the Chairs of our Audit, Compensation and Human Capital, Corporate Governance and Nominating, Risk, and Technology Committees, respectively, and as members of those Committees, pursuant to our 2025 director compensation program. Our directors do not receive additional compensation for attending meetings of committees on which they do not serve or for meeting with members of management and other eBay employees.

Annual Retainer For Board Membership	Amount
All Independent Directors	$ 80,000
Board Chair	$ 100,000
Lead Independent Director (if applicable)	$ 25,000
Annual Retainer For Committee Chairs
Audit	$ 25,000
Compensation and Human Capital	$ 15,000
Corporate Governance & Nominating	$ 15,000
Risk	$ 15,000
Technology	$ 15,000
Annual Retainer For Committee Members
Audit	$ 18,000
Compensation and Human Capital	$ 15,000
Corporate Governance & Nominating	$ 10,000
Risk	$ 10,000
Technology	$ 10,000
Annual RSU Grant
Board Chair	$ 350,000
All Independent Directors	$ 250,000

Annual compensation to continuing non-employee directors pursuant to our 2025 director compensation program consisted of (a) Restricted Stock Units (“RSUs”), granted on the date of the annual meeting with a grant date value equal to $250,000 or, for the non-employee director serving as our Board Chair, $350,000, in each case, the number of RSUs being determined by dividing the grant date value by the closing price per share of the Company’s common stock on the date of grant, rounded up to the nearest whole share and (b) an annual cash retainer of $80,000, or, for a non-employee director serving as Board Chair, $100,000, plus additional cash fees for chair and committee service paid in quarterly installments (or, at the non-employee director’s discretion, paid in additional shares of the Company’s common stock of an equivalent value, calculated in the same manner as the annual equity award, rounded up to the nearest whole share).

The annual equity award and Board and committee retainers are pro-rated in the event that a non-employee director serves for a portion of a year. For newly appointed non-employee directors,

the annual equity award is granted shortly following the date of the director’s appointment, with the number of RSUs being determined by dividing the grant date value (pro-rated based on the remaining portion of a year) by the closing price per share of the Company’s common stock on the date of our most recent annual meeting.

However, if a non-employee director is appointed more than nine months since the last annual meeting, the director will receive cash in lieu of any equity award grant. RSUs become fully vested upon the earlier of (i) the first anniversary of the grant date, and (ii) the first annual meeting of the stockholders of the Company that occurs after the grant date. In the event of a change in control of eBay, any unvested RSU awards granted to our non-employee directors will accelerate and become fully vested.

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Our Equity Incentive Award Plan, as amended and restated (the “Equity Incentive Plan”), includes a maximum annual limit of $600,000 (increased by two times for the year in which the non-employee director commences service on our Board) on the value of equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year (excluding any equity issued in lieu of cash). For purposes of this limitation, the value of equity awards is based on the accounting grant date fair value.

We previously issued Deferred Stock Units (“DSUs”) as equity compensation for our non-employee directors. Since January 1, 2017, RSUs have been granted in lieu of DSUs as compensation for non-employee directors. DSUs granted prior to August 1, 2013 are payable in Company common stock or cash (at our election) following the termination of a non-employee director’s service on our Board. DSUs granted on or after August 1, 2013 are payable solely in Company common stock following the termination of a non-employee director’s service on our Board.

2025 Director Compensation Table

The following table and footnotes summarize the total compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2025.

Name	Fees Earned Or Paid In Cash ($)(b)	Stock Awards ($)(c)	Total ($)(e)
Adriane M. Brown	120,000	250,000	370,000
Aparna Chennapragada	90,000	250,000	340,000
Logan D. Green	95,000	250,000	345,000
E. Carol Hayles	133,000	250,000	383,000
Shripriya Mahesh	105,000	250,000	355,000
William D. Nash	95,000	250,000	345,000
Paul S. Pressler	215,000	350,000	565,000
Zane C. Rowe	108,000	250,000	358,000
Brian H. Sharples(1)	—	—	—
Mohak Shroff	90,000	250,000	340,000
Perry M. Traquina	123,000	250,000	373,000

(1) Mr. Sharples was appointed to the Board in March 2026.

Fees Earned or Paid in Cash (Column (b))

The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees paid to each non-employee director for the fiscal year ended December 31, 2025, as well as fees with respect to which the following directors elected to receive shares in lieu of cash.

Name	Fees Forgone ($)	Shares Received (#)
Logan D. Green	95,000	1,164
Zane C. Rowe	108,000	1,323
Mohak Shroff	90,000	1,103
Perry M. Traquina	123,000	1,508

Stock Awards (Column (c))

The amounts reported in the Stock Awards column reflect the aggregate grant date fair value of RSUs granted in 2025. The grant date fair value of each RSU was calculated using the fair value of our common stock on the date of the grant calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation. For more information regarding the accounting for and assumptions we used to calculate the grant date fair values for RSUs, see the headings “Stock-based compensation” and “Stock-Based Compensation Expense” in Notes 1 and 13 to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 19, 2026. Each non-employee director providing service as a director through June 25, 2025, the date of our 2025 Annual Meeting, was granted 3,355 RSUs with a value of $250,000 on such date (or, in the case of Mr. Pressler, our Board Chair, 4,697 RSUs with a value of $350,000 on such date. Such RSUs become fully vested upon the earlier of (i) the first anniversary of the grant date, and (ii) the first annual meeting of the stockholders of the Company that occurs after the grant date.

2026 Proxy Statement	34

As of December 31, 2025, each of the then-serving non-employee directors held the aggregate numbers of DSUs and RSUs set forth below.

Name	Total DSUs Held As Of 12/31/25 (#)	Total RSUs Held As Of 12/31/25 (#)
Adriane M. Brown	—	3,355
Aparna Chennapragada	—	3,355
Logan D. Green	—	3,355
E. Carol Hayles	—	3,355
Shripriya Mahesh	—	3,355
William D. Nash	—	3,355
Paul S. Pressler	1,128	4,697
Zane C. Rowe	—	3,355
Mohak Shroff	—	3,355
Perry M. Traquina	6,198	3,355

2026 Proxy Statement	35

МИР
PEACE
adidas
CHAMPIONS LEAGUE
PARIS
FINALE 2022
LIVERPOOL FC
REAL MADRID CF
28.05.2022

Proposal 2: Ratification of Appointment of Independent Auditors

Audit Matters

Our Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditors retained to audit our consolidated financial statements. We have appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditors for the fiscal year ending December 31, 2026. PwC has served as our auditors since 1997.

To assure continuing auditor independence, our Audit Committee periodically considers whether there should be a regular rotation of the independent audit firm. In addition, our Audit Committee is directly involved in the selection and evaluation of PwC’s lead engagement partner, in conjunction with lead engagement partner rotation requirements under applicable law. Our lead engagement partner was rotated out in January 2025, and a new lead engagement partner has been designated starting with our fiscal year 2025 audit.

Our Board and Audit Committee believe that the continued retention of PwC to serve as our independent auditors is in the best interests of eBay and our stockholders. We expect that representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Our bylaws do not require the stockholders to ratify the appointment of PwC as our independent auditors. However, we are submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, our Audit Committee will reconsider whether or not to retain PwC. Even if the appointment is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of eBay and our stockholders.

Our Board of Directors and Audit Committee recommend a vote FOR this proposal.

2026 Proxy Statement	36

Audit and Other Professional Fees

During the fiscal years ended December 31, 2025 and December 31, 2024, fees for services provided by PwC were as follows (in thousands):

	Year Ended December 31,
	2025	2024
Audit Fees	$ 8,535	$ 8,044
Audit-Related Fees(1)	920	550
Tax Fees	2,258	1,826
All Other Fees	26	26
Total	$ 11,739	$ 10,446

(1) Audit-Related Fees for 2025 relate to system implementation audit-related procedures and the U.K. Safeguarding audit requirement.

“Audit Fees” consist of fees incurred for services rendered for the audit of eBay’s annual financial statements, review of financial statements included in eBay’s quarterly reports on Form 10-Q, other services normally provided in connection with statutory and regulatory filings, and for attestation services related to compliance with the Sarbanes-Oxley Act of 2002. “Audit-Related Fees” consist of fees incurred for other attestation engagements and consultations regarding financial accounting and reporting matters, and for services rendered in connection with securities offerings. “Tax Fees” consist of fees incurred for tax planning and advisory services, and tax compliance services and projects. “All Other Fees” consist of fees incurred for permitted services not included in the category descriptions provided above with respect to “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” and include fees for consulting services, compliance-related services, and software licenses.

Our Audit Committee has determined that the non-audit services rendered by PwC were compatible with maintaining its independence. All such non-audit services were pre-approved by our Audit Committee pursuant to the pre-approval policy set forth below.

Audit Committee Pre-Approval Policy

Our Audit Committee has adopted a policy requiring the pre-approval of any non-audit engagement of PwC. In the event that we wish to engage PwC to perform accounting, technical, diligence, or other permitted services not related to the services performed by PwC as our independent registered public accounting firm, our policy provides that our internal finance personnel will prepare a summary of the proposed engagement that details the nature of the engagement, the reasons why PwC is the preferred provider of such services, and the estimated duration and cost of the engagement, which information will then be provided to our Audit Committee for review and pre-approval. In making any pre-approval decision, our Audit Committee evaluates whether such engagement will interfere with the independence of PwC in the performance of its auditing services. The pre-approval of services may be delegated to one or more of our Audit Committee’s members.

Any non-audit engagement may be presented to our Chair of the Audit Committee for approval, provided that any such approved engagement is then reported to our full Audit Committee at its next regularly scheduled meeting.

Auditor Independence

We have taken a number of steps to ensure continued independence of our outside auditors. Our independent auditors report directly to our Audit Committee, and we limit the use of our auditors for non-audit services. The fees for services provided by our auditors in 2024 and 2025 and our policy on pre-approval of non-audit services are described above.

2026 Proxy Statement	37

Audit Committee Report

The Audit Committee has reviewed and discussed with Company management our audited consolidated financial statements for the year ended December 31, 2025.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the U.S. Securities and Exchange Commission (the “SEC”).

The Audit Committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Audit Committee

2026 Proxy Statement	38

Our Executive Officers

Executive officers are appointed annually by the Board and serve at the discretion of our Board. Set forth below is information regarding our executive officers as of April 30, 2026.

Jamie Iannone Age: 53 Position: President and Chief Executive Officer Biography Mr. Iannone’s biography is set forth above on page 9 under “Proposal 1: Election of Directors—Director Nominees.”

Peggy Alford

Age: 54

Position: Senior Vice President, Chief Financial Officer

Biography

Ms. Alford has served eBay as Senior Vice President, Chief Financial Officer since May 2025. She previously served as Executive Vice President, Global Sales of PayPal Holdings, Inc., a digital payments company, from March 2020 to January 2024. In this role, she led PayPal’s commercial and customer success teams worldwide, bringing extensive experience leading high-performing teams across product development, finance, and growth strategy. Ms. Alford previously served as PayPal’s Senior Vice President, Core Markets, from March 2019 to February 2020, and as Chief Financial Officer and Head of Operations at the Chan Zuckerberg Initiative, a philanthropic organization, from September 2017 to February 2019. Prior to this time, Ms. Alford held a variety of increasingly senior management roles with responsibilities covering operations, finance, and human resources at both PayPal, from 2016 to 2017, and at eBay, from 2002 to 2015. Ms. Alford currently serves on the board of directors of Meta Platforms, Inc., and previously served on the board of directors of The Macerich Company from 2018 to 2024.

Cornelius Boone

Age: 45

Position: Senior Vice President, Chief People Officer

Biography

Mr. Boone has served eBay as Senior Vice President, Chief People Officer since February 2021. Prior to joining eBay, he was Vice President, Human Resources, at American Airlines from 2018 to January 2021. Prior to American Airlines, Mr. Boone was Vice President, Human Resources at Walmart from 2016 to 2018, and Vice President, Human Resources at Walmart Global eCommerce from 2014 to 2016.

2026 Proxy Statement	39

Julie Loeger

Age: 62

Position: Senior Vice President, Chief Growth Officer

Biography

Ms. Loeger serves eBay as Senior Vice President, Chief Growth Officer. She assumed her current role in January 2021. Prior to joining eBay, Ms. Loeger spent 29 years at Discover, a financial company, most recently as Executive Vice President, President—U.S. Cards, a position she held since 2018. At Discover, Ms. Loeger held leadership positions in many areas, including Rewards, Portfolio Marketing, Acquisition, Brand Management and Product Development. Prior to joining Discover, she held various marketing positions at Anheuser Busch, Inc.

Mazen Rawashdeh

Age: 60

Position: Senior Vice President, Chief Technology Officer

Biography

Mr. Rawashdeh has served eBay as Senior Vice President, Chief Technology Officer since 2019. In his role, he is responsible for driving a large-scale technology vision, strategy, implementation and transformation across the Company. He has nearly 30 years of experience in broad-range technology with Fortune 500, internet startup, social media and ecommerce companies, with a focus on building and scaling global platforms securely and efficiently. He previously served as the Company’s Chief Infrastructure and Architecture Officer from 2016 to 2019. Prior to rejoining eBay in 2016, Mr. Rawashdeh was Vice President of Infrastructure Engineering & Operations at Twitter. Mr. Rawashdeh previously spent more than eight years in leadership roles at eBay, including as Vice President of Technology Operations.

Jordan Sweetnam

Age: 46

Position: Senior Vice President, Chief Commercial Officer

Biography

Mr. Sweetnam has served eBay as Senior Vice President, Chief Commercial Officer since May 2025. In his role, he is responsible for the Company’s Global Markets, Payments, and Product teams. He previously served as the Company’s Senior Vice President and General Manager of Americas Market from July 2019 to June 2022 and of Global Markets from June 2022 to May 2025. Prior to rejoining eBay in 2019, Mr. Sweetnam was the SVP Customer Experience & Product at Walmart. Previously, at eBay, Mr. Sweetnam held leadership roles in seller and trust analytics, buyer experience and seller experience from 2004 to 2016.

Samantha Wellington

Age: 48

Position: Senior Vice President, Chief Legal Officer and Secretary

Biography

Ms. Wellington has served eBay as its Senior Vice President, Chief Legal Officer and Secretary since October 2024. Immediately prior to joining eBay, Ms. Wellington was Executive Vice President of Business Affairs, Chief Legal Officer and Secretary at TriNet Group, Inc., a provider of comprehensive human resource solutions for small and medium-size businesses. Ms. Wellington served in several senior executive positions at TriNet over an eight-year period, including six years as its Chief Legal Officer. Prior to TriNet, she served Oracle Corporation, a multinational computer technology corporation, over a 12-year period, including as Managing Counsel for Oracle’s Corporate, Securities & Acquisitions Legal team and Senior Counsel for Oracle’s Asia Pacific and Japan division. She also served Oracle’s interests on the boards of directors of Oracle’s publicly traded subsidiaries in Japan and India.

2026 Proxy Statement	40

In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis, compensation tables, and related narrative discussion of such compensation included in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, our CHCC is committed to an executive compensation program that is aligned with our business goals, culture, and stockholder interests. Our Board and CHCC believe that a competitive, strongly performance-based compensation program is an essential component to delivering long-term stockholder returns.

Our CHCC believes that our executive compensation program appropriately aligns our business goals, culture and stockholder interests and is properly structured to achieve those objectives. Our Board and CHCC believe that our compensation program aligns the interests of our named executive officers with those of our stockholders.

As discussed under the heading, “Stockholder Engagement,” eBay engages in ongoing discussions with many of our investors, and we thoughtfully consider their feedback. We also evaluate our programs on an annual basis and make periodic refinements. We have modified our programs based on stockholder feedback and will continue to do so in the future.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table, and the other related tables and disclosures.”

While the say-on-pay vote is advisory, and not binding on the Company, our Board and CHCC value the opinions of our stockholders and will take into account the outcome of this vote in considering our future compensation programs. We expect our next say-on-pay vote to occur at the 2027 Annual Meeting of Stockholders.

2026 Proxy Statement	41

Executive Compensation

Compensation Discussion and Analysis	43
Compensation and Human Capital Committee Report	58
Executive Compensation Tables	59
CEO Pay Ratio	70
Pay Versus Performance	71

1.5

2026 Proxy Statement	42

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation of our NEOs for 2025:

Jamie Iannone, President and Chief Executive Officer (“CEO”)

Peggy Alford, Senior Vice President, Chief Financial Officer (“CFO”)(1)

Julie Loeger, Senior Vice President, Chief Growth Officer

Jordan Sweetnam, Senior Vice President, Chief Commercial Officer(2)

Samantha Wellington, Senior Vice President, Chief Legal Officer and Secretary

Steve Priest, Former Senior Vice President, Chief Financial Officer(3)

Eddie Garcia, Former Senior Vice President, Chief Product Officer(4)

(1) Ms. Alford was appointed as Senior Vice President, CFO on May 12, 2025.

(2) Mr. Sweetnam was appointed as Senior Vice President, Chief Commercial Officer on May 12, 2025.

(3) Mr. Priest served as Senior Vice President, Chief Financial Officer until May 11, 2025.

(4) Mr. Garcia served as Senior Vice President, Chief Product Officer until May 11, 2025.

Our NEOs include our CEO, CFO and the three most highly compensated executive officers other than the CEO and CFO who were serving at the end of the last completed fiscal year. Additionally, Mr. Priest is included as an NEO because he served as our CFO for part of the last completed fiscal year, and Mr. Garcia is included as an NEO because he would have been among our three highest paid executives (other than the CEO and CFO) had he been serving as an executive officer at the fiscal year-end.

Executive Summary

We design our executive compensation program to align the interests of our stockholders and our executives. We believe in a pay-for-performance philosophy. Our executive compensation program is designed to align executive incentives with stockholder interests across a range of business conditions, rewarding years of strong performance while maintaining accountability in years when our financial results fall short of our targets. Performance-based compensation represents the majority of our executive officers’ target compensation, supporting our strong pay-for-performance philosophy. In 2025, we achieved accelerating growth and our financial results exceeded our targets, reflecting significant progress against our strategy. Notable 2025 financial highlights are listed below.

2025 FINANCIAL HIGHLIGHTS*

Revenue was $11.1 billion, up 8% on an as-reported basis and up 7% on an FX-Neutral basis.
Gross Merchandise Volume (“GMV”) was $79.6 billion, up 7% on an as-reported basis and up 6% on an FX-Neutral basis.
GAAP net income from continuing operations was $2.0 billion, or $4.26 per diluted share.
Generated $2.0 billion of operating cash flow and $1.5 billion of free cash flow from continuing operations.
Returned over $3.0 billion to stockholders, including $2.5 billion of share repurchases and $531 million paid in cash dividends.

*	Non-GAAP measures are defined and reported under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 19, 2026. For non-GAAP financial highlights, see our earnings release for the fourth quarter and fiscal year ended December 31, 2025, included as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 18, 2026.

2026 Proxy Statement	43

Our Compensation Program

The objectives of our 2025 executive compensation program are to:

Align compensation with our business objectives, company performance and stockholder interests,	Motivate executive officers to deliver strong annual and multi-year results while creating long-term stockholder value,	Support our business strategy by focusing our executives on shared financial priorities that drive stockholder value, and	Attract, reward and retain executive officers and other key employees who contribute to our long-term success.

We achieve these objectives primarily by employing the various elements of our executive compensation programs as illustrated in the graphic below.

Base Salary

Base Salary reflects the scope of executives’ roles and responsibilities and compensates for expected day-to-day performance. Annual Cash Incentives under the eBay Incentive Plan (“eIP”) align executive compensation with annual Company and individual performance objectives and motivate our executives to deliver and exceed the targets we set to promote business performance and stockholder value. Long-term Equity Incentives, including our performance-based RSU (PBRSU) and time-based RSU programs align executive incentives with the long-term interests of our stockholders. PBRSUs incentivize achievement of long-term, strategic Company objectives, while RSUs further align executives’ interests with the long-term market value of our stock. Our executive compensation program is heavily weighted towards long-term equity incentives. Of our equity grants made to executive officers in 2025, 60% of the target equity value was comprised of PBRSUs and 40% was comprised of time-based RSUs. Performance Align our executives’ interests with the long-term market value of our stock while also promoting retention, as our executives must remain with the Company in order to vest in the award and enjoy any growth in equity value. Annual Cash Incentives 60% 40% Performance-Based Long-Term Equity Incentives Base Salary based Restricted Stock Units (PBRSUs) Form Key Objective % of Target Equity Value Time-based Restricted Stock Units (RSUs) Hold executives accountable for long-term Company financial performance against FX-neutral revenue, non- GAAP operating margin, and return on invested capital metrics, and three-year relative total shareholder return. How We Pay Our CEO The following chart illustrates the predominance of equity incentives and performance-based components in Mr. Iannone’s 2025 target pay mix in our core compensation program. 2025 Target Compensation Base Salary $ 1,000,000 Annual Cash Incentive (eIP) $ 2,000,000 Equity Awards $ 23,000,000 Total Target Compensation $26,000,000 Base Salary—4% Annual Cash Incentive (eIP)—8% PBRSUs—53% RSUs—35% 61% Performance- Based Mr. Iannone’s compensation is heavily weighted to performance. Over 96% of his 2025 target compensation was based on performance goals or otherwise subject to Company stock price performance.

2026 Proxy Statement	44

Pay for Performance

In 2025, we continued to compensate our executive officers using a mix of equity and cash compensation. Our incentive compensation is tied to financial targets that our CHCC believes support strong operating performance over both annual and multi-year performance periods, as well as long-term stock performance. We generally set performance targets for incentive compensation consistent with our annual budget and strategic plans. Performance and payouts for 2025 under our eIP and PBRSU programs are outlined below.

Our 2025 eIP Performance

Our eIP contains both Company financial and individual components. Our financial results accounted for 75% of our NEOs’ award targets, with individual performance accounting for the remaining 25%. We exceeded the financial targets under our eIP in 2025, including the FX-neutral revenue threshold of the eIP, and the non-GAAP net income target, as illustrated below. In 2025, our CHCC excluded the impact of M&A transactions when setting 2025 target eIP performance and payouts. Following the 2025 performance period, our CHCC exercised its authority to reduce the 2025 eIP payout by making a downward adjustment to our non-GAAP net income result to reflect the unplanned impact from a settlement of a multi-year contract, relating to taxes, that was not contemplated at the time eIP targets were set. As a result, our financial performance component of our eIP paid out at 164% of target. We apply a modifier to the individual performance component under our eIP to increase or decrease it proportionately based on our financial performance relative to target, in each case by up to a maximum of 20%. Because our financial performance component exceeded target performance in 2025, the individual performance component was modified upward by 20% under the eIP. For additional information on the total earned annual incentive award for each of our NEOs, and the eIP calculation mechanics, see below under “—2025 Annual Cash Incentive Awards.”

FX-neutral revenue (threshold only) ($ billions) Non-GAAP net income ($ billions) THRESHOLD THRESHOLD TARGET MAXIMUM ACHIEVEMENT $10.87B $9.38B $2.20B $2.44B $2.64B ACHIEVEMENT $2.58B

Our PBRSU Performance

Our NEOs receive PBRSU grants covering three-year performance cycles. For 2025, our NEOs received payouts for their 2023 PBRSU grants, which covered the 2023-2025 performance cycle (“2023-2025 PBRSUs”). We have summarized the performance of our 2023-2025 PBRSUs below. For information on the calculation mechanics for our PBRSUs, see below under “—PBRSU Program—Calculation Mechanics.”

Our 2023-2025 PBRSU payouts were calculated based on the average achievement under the three one-year performance periods and after applying the three-year total rTSR modifier. Our three-year average financial performance against the FX-neutral revenue, non-GAAP operating margin, and return on invested capital metrics was above target at 152% for the 2023-2025 PBRSU performance period. As a result of strong stock price performance, the rTSR modifier for this three-year period was 115%, reflecting the maximum achievement level. Accordingly, our 2023-2025 PBRSUs paid out at 175% of the target awards. At the time of grant, our CHCC determined to exclude the impact of any M&A transactions completed during the performance period from the target and achievement calculations under the 2023-2025 PBRSUs. Our CHCC made no adjustments to the payouts for our 2023-2025 PBRSUs.

2026 Proxy Statement	45

The following table shows the goals and results achieved for the 2023-2025 performance period, which were used to calculate the performance vesting of our 2023-2025 PBRSUs at the end of the three-year performance period.

2023-2025 PBRSU Performance

	2023		2024		2025		3-Year
	Target	Actual	Target	Actual	Target	Actual	Average
FX-Neutral Revenue	$ 9.61B	$9.80B	$10.28B	$10.24B	$10.43B	$10.87B	152%
Non-GAAP Operating Margin $	$2.67B	$ 2.77B	$ 2.92B	$ 2.89B	$ 2.96B	$ 3.09B
Return on Invested Capital Modifier	25.4%	27.8%	30.0%	31.1%	33.0%	33.9%
Annual Payout	169%		99%		187%
	3-Year rTSR Modifier: 115%
	Final Payout: 175%

Say-on-Pay Results and Stockholder Engagement

In 2025, stockholders once again strongly approved our executive compensation program through the “say-on-pay” vote, with approximately 87% of the votes cast in favor. We regularly review our compensation philosophy and executive compensation program to assess whether it continues to be properly aligned with our business objectives, culture and, importantly, stockholder interests. We also engage with our stockholders at least twice a year to solicit feedback on our compensation philosophy and executive compensation program. In 2025, our CHCC reviewed our programs to assess whether they continue to support our business strategy and other objectives discussed above.

Based on feedback received from our stockholders, the results of the “say-on-pay” vote in 2025, and peer benchmarking, our CHCC determined that our executive compensation philosophy, objectives and overall program continue to be appropriate.

Our Compensation Practices

Our CHCC oversees our compensation program and practices, which are designed to promote our executive compensation objectives and pay-for-performance philosophy, linking executive incentives with the long-term interests of our stockholders.

What We Do Align executive compensation with the interests of our stockholders Majority of target direct compensation is performance based (61% for CEO and an average of 58% for our other continuing NEOs) Our compensation mix significantly favors equity (88% of CEO’s and 85% of our other continuing NEOs’ target direct compensation) Meaningful stock ownership guidelines for our executive officers and board members Avoid excessive risk-taking Multiple performance measures, caps on incentive payments, and overlapping long-term performance periods for PBRSU awards Clawback policies that exceed Nasdaq and SEC requirements and include time-based equity awards and a broad group of leaders (senior directors and above) Adhere to compensation best practices Compensation benchmarked at or around the 50th percentile of our peer group Independent compensation committee and compensation consultant Limited perquisites for executive officers that are not available to all employees What We Don’t Do No tax gross-ups for change in control benefits No automatic “single trigger” acceleration of equity awards upon a change in control No repricing or buyout of underwater stock options without stockholder approval No hedging and pledging transactions for the Board or executive officers

2026 Proxy Statement	46

CD&A Roadmap

Our Compensation Discussion and Analysis is presented as follows:

Elements of Our Executive Compensation Program provides a description of our executive compensation practices, programs, and processes.	2025 NEO Target Compensation discusses how we determine the mix of the elements in our compensation program to achieve our total target compensation.	2025 Compensation Design and Determinations explains how we designed our 2025 compensation programs and determined the payouts thereunder.

Further Considerations for Setting Executive Compensation discusses the role of our compensation consultant, how our peer group impacts our compensation programs, and the impact of accounting and tax requirements on compensation.	Severance and Change in Control Arrangements with Executive Officers and Clawbacks discusses our severance and change in control plans and other arrangements with our executive officers.

Elements of Our Executive Compensation Program

The following chart provides a summary of the core elements of our 2025 executive compensation program.

Cash	Compensation Elements	Performance Metrics	Performance and Vesting Periods	Why We Pay
	Base Salary	Assessment and Target Positioning Strategy	N/A	• Rewards executives’ day-to-day contributions to the Company • Reflects the scope of executives’ roles and responsibilities
Short-Term Incentives	Annual Cash Incentive Awards

Threshold company performance measure:

•     FX-neutral revenue (threshold-only)

If threshold is met, then payout based on:

•     Total non-GAAP net income (75%)

•     Individual performance (25%)

If non-GAAP net income is at or above target and Buyer CSAT improvement goal is reached:

•     Buyer CSAT (customer satisfaction) kicker applies (increasing non-GAAP net income portion by 5%)

Annual

•     Aligns executive compensation with annual Company and individual performance objectives

•     Motivates executives to deliver and exceed the targets we set to promote business performance and stockholder value

•     CSAT kicker incentivizes improvements in customer satisfaction

•     Individual performance differentiates compensation based on individual contributions

Long-Term Incentives (Equity)	Equity Incentive Awards	Time-based RSUs: • Time-based vesting PBRSUs: • FX-neutral revenue • Non-GAAP operating margin dollars • Return on invested capital modifier • Relative total shareholder return (rTSR) modifier

Time-based RSUs:

•     Quarterly vesting over a four-year period subject to continued employment

PBRSUs:

•     100% of PBRSU awards earned will vest in March following the end of the three-year performance period

•     Aligns executive incentives with the long-term interests of our stockholders

•     Promotes retention so executives can vest in awards and enjoy growth in equity value

•     Incentivizes achievement of long-term, strategic Company objectives

•     Holds executives accountable for long-term against Company financial and stock price performance metrics

2026 Proxy Statement	47

We use a mix of equity and cash compensation programs to compensate executive officers based on sustainable long-term value drivers of Company performance over annual and multi-year periods and individual contributions to the Company.

Our executive officers were also eligible to participate in a comprehensive set of benefits, including:

•	health and welfare benefits;

•	employee stock purchase plan; and

•	broad-based 401(k) retirement savings plan and a VP and above deferred compensation plan (each plan is available to U.S.-based employees only).

Our business requires heightened attention to the security of our executives, and our CHCC strongly believes that our executives should not be placed at personal risk due to their position with the Company. Based on a security risk study conducted by an independent third party, as well as ongoing internal risk assessment and monitoring, we provide reasonable and appropriate security measures to protect Mr. Iannone that include personal use of the corporate airplane, as well as additional security and IT support that we also provide for our other NEOs as needed. Because the costs of these measures arise from the nature of our NEOs’ employment responsibilities with the Company, we believe these measures serve an important business and security purpose and do not consider them to be personal benefits. However, to ensure we comply with SEC disclosure rules, we report the aggregate incremental costs of these measures, which are not paid directly to our NEOs, in the “All Other Compensation” column of the 2025 Summary Compensation Table below. Our CHCC periodically reviews the scope and costs of these security measures in the context of the changing risk environment facing our executives.

The Company does not grant bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed for personal travel via the corporate airplane. We provide relocation assistance to executive officers, when applicable, and the Company reimburses executives for related taxes owed. During fiscal 2025, none of our NEOs received perquisites or other personal benefits except as described above and below under “2025 Summary Compensation Table.”

2025 NEO Target Compensation

When making compensation decisions for our NEOs, our CHCC evaluated each individual based on their leadership, competencies, innovation, levels of responsibility, and both past and expected future contributions to our financial, strategic and other priorities.

Long-Term Equity Incentive Compensation

Each year, our CHCC reviews equity award guidance for each executive position and determines the value of annual equity award grants accordingly. This guidance is based on our desired pay positioning relative to companies with which we compete for talent. The midpoint of the guidance, or the median target award, reflects the 50th percentile of the competitive market. Our CHCC is aware of the potential stock dilution resulting from equity compensation and carefully considers share usage each year.

In 2025, our CHCC reviewed equity award guidance by position based on the following:

•	equity compensation practices of technology companies in our peer group, as disclosed in their most recent public filings (see below under “—Further Considerations for Setting Executive Compensation—Peer Group Considerations” for our 2025 peer group), and

•	equity compensation practices for comparable technology companies that are included in proprietary third-party surveys.

Each executive’s individual contribution and impact, projected level of contribution and impact in the future, and competitive positioning are considered using a scorecard when determining the size of individual awards. The scorecard evaluates each executive with respect to factors including business unit performance (or in the case of our CEO, Company performance), organizational development and strategic and operational excellence. The retention value of current year awards and the total value of unvested equity from previous awards are also considered.

Cash Compensation (eIP and Base Salary)

Each year, our CHCC assesses executive officers’ base salaries and annual cash incentive award opportunities against market and industry data, including data from public filings of our peer group companies and proprietary third-party surveys of comparable technology companies. Based on this review, our CHCC approves base salaries and target annual cash incentive opportunities for our NEOs, benchmarked at or around the 50th percentile. If any adjustments are made to base salaries, they generally become effective on or around April 1 of that year.

Target Value of Total Compensation for NEOs

Our CHCC considered many factors in approving the various components of each NEO’s compensation, including those set forth below, using a scorecard as described above. In evaluating performance against these factors, our CHCC assigned no specific weighting to any one of the factors, instead evaluating individual performance in a holistic manner:

•	Performance against target financial results for the NEO’s business unit or function
•	Defining business unit or function strategy and executing against relevant goals
•	Recognition of the interconnection between the eBay business units and functions and the degree to which the NEO supported and drove the success of other business units or functions and the overall business
•	Driving innovation and execution for the business unit or function

•	Organization development, including hiring, developing, and retaining the senior leadership team of the business unit or function
•	Achievement of strategic or operational objectives, including control of costs in an environmentally and socially responsible manner

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Our CHCC reviewed and approved the target values of equity awards, target annual cash incentive awards, and salaries for our NEOs based on available market data as well as the factors described above, including Company and individual performance. Equity award values for 2025 returned to baseline level across our broad employee population, following a Company-wide reduction in 2024 to manage share usage. Accordingly, the target values of equity award grants for our NEOs generally increased in 2025 from 2024 levels.

The following table shows 2025 target direct compensation for our NEOs:

Name	2025 Annual Base Salary	Year- Over-Year Change for Base Salary (%)	2025 Target Annual Cash Incentive Award (% of Salary)	Year-Over- Year Change for Target Annual Cash Incentive Award (%)	2025 Target Value of Equity Awards ($)(1)	Year-Over- Year Change for Target Value of Equity Awards (%)(2)
Mr. Iannone	$ 1,000,000	No Change	200%	No Change	$ 23,000,000	22%
Ms. Alford	$ 850,000	N/A(3)	100%	N/A(3)	$ 9,000,000	N/A(3)
Ms. Loeger	$ 735,000	5%	75%	No Change	$ 7,750,000	No Change(4)
Mr. Sweetnam	$ 735,000	5%(5)	75%	No Change	$ 12,000,000	N/A(6)
Ms. Wellington	$ 715,000	6%	75%	No Change	$ 5,000,000	11%
Mr. Priest	$ 800,000	No Change	100%	No Change	N/A(7)	N/A
Mr. Garcia	$ 675,000	No Change	75%	No Change	N/A(7)	N/A

(1)	Includes 60% PBRSUs and 40% time-based RSUs.
(2)	As noted above, equity award values for 2025 returned to baseline level across our broad employee population, following a Company-wide reduction in 2024 to manage share usage.
(3)	Ms. Alford joined the Company in May 2025.
(4)	In 2024, Ms. Loeger’s target value of equity awards increased 24% from the prior year, after taking on more individual responsibilities.
(5)	Mr. Sweetnam took on additional responsibilities following his appointment as our Chief Commercial Officer in May 2025. Accordingly, our CHCC adjusted his annual target compensation upwards and also provided for limited continued vesting on equity awards granted in or after 2025 in the event of a qualifying retirement (as further described below under “Severance and Change in Control Arrangements with Executive Officers and Clawbacks—Limited Vesting Continuation of PBRSUs and Time-based RSUs upon Retirement”).
(6)	Mr. Sweetnam did not receive an equity award in 2024.
(7)	Each of Mr. Priest and Mr. Garcia departed the Company in July 2025 and did not receive a new equity award in 2025.

Supplemental Transition Awards for New Hires

Ms. Alford, who joined the Company in May 2025, received a compensation package consistent with the customary elements of our compensation program (salary, annual cash incentive and equity incentives consisting of 40% RSUs and 60% PBRSUs). For 2025, her compensation package also included a supplemental time-based RSU award valued at $5,000,000 that vests over two years (subject to continued employment) and “make-good” cash compensation (paid in 2025 and 2026 subject to continued employment). These additional compensation components were designed to incentivize Ms. Alford to join eBay, to deliver take-home compensation in the first years of employment approximating target compensation for her role in our peer group, and to compensate for equity value forgone from her prior employer. The “make-good” payments are subject to repayment upon termination of employment for cause or resignation other than for good reason, prior to the second or third anniversary of the payment, less 1/24th or 1/36th (as applicable) for every full month of active employment following the payment date. In 2025, Ms. Alford received a one-time make-good cash payment of $3,925,000 one month after her start date.

When Ms. Wellington joined the Company in June 2024, her compensation package also included “make-good” cash payments designed to incentivize her to join eBay, compensate for equity value and other compensation she forfeited when leaving her former employer, and deliver take-home compensation in the first years of employment approximating target compensation for her role in our peer group. In 2025, she received her second and final “make-good” cash payment, consisting of $2,000,000, which remains subject to repayment upon termination of employment for cause or resignation other than for good reason, prior to the second anniversary of the payment date, less 1/24th for every full month of active employment following the payment date.

2025 Compensation Design and Determinations

Our executive compensation program is highly performance-based, with payouts under the performance-based programs dependent on meeting financial targets over designated performance periods. For 2025, we selected financial metrics and targets that our CHCC believes incentivize our management team to achieve our strategic objectives and drive the Company’s financial performance and long-term stock performance, including FX-neutral revenue, non-GAAP operating margin dollars, return on invested capital, relative total shareholder return and non-GAAP net income. In 2025, we utilized our core long-term incentive equity mix of PBRSUs and RSUs, as illustrated below.

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2025 Long-Term Equity Incentive Awards In 2025, our NEOs received equity-related compensation as part of the Company’s standard annual equity award. The formula used to allocate the 2025 annual target equity awards is as follows: 40% Time-based RSUs 60% Performance-based RSUs

PBRSU Program

The PBRSU Program is a key component of the equity compensation for our executive officers. Toward the beginning of each year, executive officers receive PBRSU grants that are subject to performance- and time-based vesting requirements. PBRSUs are only awarded to executives at the level of Senior Vice President and above.

Performance Period and Vesting

Each executive officer is awarded a target number of shares under the PBRSU award at the beginning of a three-year performance cycle. The number of shares each executive officer will ultimately receive under the PBRSU award, if any, may increase or decrease from the target number of shares based on the Company’s actual performance and the executive officer’s continued service. Awards are earned under PBRSUs based on financial performance over three one-year performance periods, subject to a final adjustment based on the Company’s stock performance relative to the S&P 500 through an overlapping three-year performance period. The financial performance goals for each one-year performance period within a PBRSU cycle are approved by our CHCC at the beginning of that year.

PBRSU awards granted in 2023, 2024 and 2025 utilize three-year performance cycles running from 2023-2025, 2024-2026 and 2025-2027, respectively. If the Company’s actual financial performance exceeds or falls short of the Company’s targets, the shares earned under the PBRSU award will be increased or decreased based on the PBRSU calculation formula. At the end of the three-year performance cycle, the performance result is then adjusted by the relative total shareholder return modifier. This relative total shareholder return modifier period runs until one day prior to the vesting date, in March following the end of the three-year performance period. As a result, 100% of our executive officers’ PBRSU awards are subject to upward or downward adjustment based on three years of relative Company stock price performance. Our CHCC believes the length of this period is important both for retaining executive officers and aligning their interests with long-term stockholder interests and the long-term market value of our stock.

Performance Measures and Rationale

The following table outlines the performance measures for the PBRSUs and the rationale for their selection.

Performance Measures

FX-neutral revenue(1)—weighted 50% of award opportunity with a payout range of 0% to 200% of target (50% at threshold, 100% at target and 200% at maximum performance).

Non-GAAP operating margin dollars(2)—weighted 50% of award opportunity with a payout range of 0% to 200% of target (50% at threshold, 100% at target and 200% at maximum performance).

Return on invested capital (modifier)—measured for each of the three one-year periods comprising the performance period—can modify annual performance results (based on FX-neutral revenue and non-GAAP operating margin) up or down by as much as 15%.

Relative total shareholder return(3) (modifier)—measured over an overlapping three-year period ending one day prior to the vesting date—can modify total payout under PBRSU awards up or down by as much as 15%. If eBay’s total shareholder return during its performance period is negative, the rTSR cannot increase the payout.

Rationale

Our CHCC believes these measures are key drivers of our long-term business success and stockholder value and are directly affected by the decisions of the Company’s management.

Both FX-neutral revenue and non-GAAP operating margin dollars measures are used to help keep leaders accountable for driving profitable growth and making appropriate tradeoffs between investments that increase operating expense and future revenue growth.

The return on invested capital (ROIC) modifier is used to hold leaders accountable for the efficient use of capital. The rTSR modifier is used to focus leaders on stock performance over time and to strengthen alignment of the long-term interests of our NEOs and stockholders.

Targets

In light of the dynamic macroeconomic environment, the three one-year financial performance targets are generally set in a manner consistent with the current year budget.

At the time the financial performance targets were set, the target goals were designed to be achievable with strong management performance, while the maximum goals were designed to be very difficult to achieve.

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(1)	Calculated on a fixed foreign exchange basis. We define foreign exchange neutral (“FX-Neutral”) net revenues as GAAP net revenues minus the exchange rate effect, which we calculate by applying prior period foreign currency exchange rates to current year transactional currency amounts, excluding hedging activity. We believe presenting FX-Neutral net revenues provides useful information to both management and investors by isolating the effects of foreign currency exchange rate fluctuations that may not be indicative of our core operating results. In addition, as we have historically reported certain FX-Neutral results to investors, we believe that continuing to include these FX-Neutral measures provides consistency in our financial reporting. FX-Neutral net revenues are non-GAAP financial measures that are not based on any comprehensive set of accounting rules or principles and may be calculated differently than other “FX-Neutral,” “constant currency,” or similarly titled measures used by other companies. FX-Neutral net revenues are not presented as an alternative to GAAP net revenues and should only be used to evaluate our results of operations in conjunction with GAAP net revenues.
(2)	Non-GAAP operating margin dollars excludes certain items, primarily stock-based compensation expense and related employer payroll taxes; amortization of acquired intangible assets; impairment of goodwill; significant gains or losses and transaction expenses from the acquisition or disposal of a business; restructuring expenses; and certain other significant gains, losses, or charges that are not indicative of the Company’s core operating results.
(3)	Measured against the S&P 500.

2023-2025 PBRSU Timeline

March 15
100% vesting of earned awards
2023-2025 Performance Period
PERIOD 1
PERIOD 2
PERIOD 3
2023
2024
2025
2026
rTSR Modifier period

2024-2026 PBRSU Timeline

March 15
100% vesting of earned awards
2024-2026 Performance Period
PERIOD 1
PERIOD 2
PERIOD 3
2024
2025
2026
2027
rTSR Modifier period

2025-2027 PBRSU Timeline

March 15
100% vesting of earned awards
2025-2027 Performance Period
PERIOD 1
PERIOD 2
PERIOD 3
2025
2026
2027
2028
rTSR Modifier period

2023-2025 PBRSU Timeline 2024-2026 PBRSU Timeline 2024 2025 2026 2027 2024-2026 Performance Period March 15 rTSR Modifier period PERIOD 1 PERIOD 2 PERIOD 3 2025-2027 PBRSU Timeline 2025 2026 2027 2028 2025-2027 Performance Period March 15 100% vesting of earned awards rTSR Modifier period PERIOD 1 PERIOD 2 PERIOD 3 2023 2024 2025 2026 2023-2025 Performance Period March 15 100% vesting of earned awards

Calculation Mechanics

There is no payout of shares under a PBRSU award unless at least one of the FX-neutral revenue or non-GAAP operating margin dollars minimum performance thresholds is met in at least one of the three performance years. Each of the minimum performance thresholds are independent. Once any of the FX-neutral revenue or non-GAAP operating margin dollar performance thresholds are met, the award is adjusted with respect to that performance measure in accordance with the percentages shown below.

Our CHCC may approve adjustments to the calculations of the performance measures due to material events not contemplated at the time the targets were set (such as unusual or extraordinary corporate transactions, events or developments). Our CHCC may also apply negative discretion to reduce the payout levels of the awards. Our CHCC made no adjustments to the calculations or payout levels for our 2023-2025 PBRSUs.

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The PBRSUs can each be earned in a range of 0% to 265% of target.

Average Per Year Payout, Based on Below Calculation for Each of the Three Performance Years Metric #1 weighted 50% FX-neutral revenue 50%-200% payout range Metric #2 weighted 50% Non-GAAP operating margin $ 50%-200% payout range ROIC Modifier 85%-115% modifier range 3-year Total rTSR Modifier 85%-115% modifier range Target Shares Awarded Total Shares + = Earned

As discussed in the “Executive Summary” above under the heading “PBRSUs,” the 2023-2025 PBRSU payouts were calculated based on three-year average performance and relative total shareholder return (rTSR) modifier. For the 2023-2025 period, the Company’s average financial performance against the FX-neutral revenue, non-GAAP operating margin, and return on invested capital metrics was above target at 152%. As a result of strong stock price performance, the rTSR modifier for the applicable three-year period was 115%, reflecting maximum achievement level. Accordingly, the final payout percentage for this cycle of PBRSUs was 175% of the target awards.

Time-based RSUs

Each executive officer receives a portion of their annual equity awards in the form of RSUs that vest quarterly, over a four-year period, subject to continued employment. For newly hired executive officers, 25% of the initial grant of RSUs vests on the first anniversary of the grant date and the remainder vests quarterly thereafter. These vesting schedules are aligned with market practice and help the Company remain competitive in attracting talent.

Former PBSO Program

While the Company has utilized its core long-term incentive equity mix of PBRSUs and RSUs in 2024 and 2025, executives at the level of Senior Vice President and above in 2023 received annual performance-based stock option (“PBSO”) grants that were subject to a three-year performance period (2023-2025) and time-based vesting requirements. These PBSOs utilized four performance target unlocks (25%, 50%, 75% and 100% of the award) based on our total advertising and payments revenue performance. The PBSOs awarded to these executives were the only options granted by the Company in 2023, and no options were granted by the Company in 2024 or 2025.

2023-2025 PBSO Performance

Based on our performance achievements in advertising and payments revenue in 2023 of $1.91B (at target level) and in 2024 of $2.28B (at above-target level), all four performance goals were achieved for the 2023-2025 PBSOs. Achievement of these goals during the three-year performance period unlocked 100% of the options underlying the 2023-2025 PBSOs. Our NEOs who received 2023-2025 PBSOs have earned and vested in these options as described below:

2023-2025 Options Earned

Name	Percentage of Option Awards Earned for 2023-2025 Performance	Number of Options Earned for 2023-2025 Performance	Vesting Schedule
Mr. Iannone	100%	640,420

For awards earned based on 2023 target level performance (50% of total): One-third in each of: March 2024; March 2025; and March 2026

For awards earned based on 2024 above-target level performance (100% of total): Two-thirds in March 2025; and one-third in March 2026

Ms. Loeger	100%	190,602	Same as above
Mr. Sweetnam	100%	198,226	Same as above
Mr. Priest	100%	243,970	Same as above, except that the options scheduled to vest in March 2026 were accelerated at the time of his separation from the Company in July 2025, pursuant to our Standard Severance Plan
Mr. Garcia	100%	190,602	Same as above, except that the options scheduled to vest in March 2026 were accelerated at the time of his separation from the Company in July 2025, pursuant to our Standard Severance Plan

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2025 Annual Cash Incentive Awards (eIP)

Plan Design

Our eIP is a broad-based short-term cash incentive plan with an annual performance period.

In the first quarter of each year, our CHCC approves Company performance measures based on business criteria and target levels of performance. After the end of each year, our CHCC approves the actual performance against the Company performance measures to determine the payout percentage for that portion of the annual cash incentive plan.

Performance Measures and Rationale

The following table provides information on the Company performance measures set in the first quarter of 2025 and rationale for their selection:

Performance Measures(1)	Rationale	Target
Company performance measure
FX-neutral revenue (threshold-only)	In line with our pay-for-performance philosophy, our CHCC believes that a minimum revenue threshold should be met before any cash incentive is paid. Once the minimum revenue threshold has been met, the amount of the annual cash incentive earned based on the Company financial performance component is determined based on our non-GAAP net income results.	Threshold is set based primarily on the Company’s Board-approved budget for the year.
Non-GAAP net income(2)

Non-GAAP net income is a key measure of short- and intermediate-term results for the Company given that it can be directly affected by the decisions of the Company’s management and provides a widely followed measure of financial performance.

Targets are set primarily based on the Company’s Board-approved budget for the year.
Customer satisfaction improvement (kicker)	We believe improved customer satisfaction (CSAT) can lead to revenue growth, and inclusion of the CSAT kicker supports the Company’s focus on customers and key revenue-generating initiatives. The CSAT kicker can only apply if non-GAAP net income is at or above target.	Targets are set based on achievable and meaningful improvement to customer satisfaction surveys. CSAT has the potential to increase the Company financial performance component by 5%.
Individual measure
Individual performance

Our CHCC believes that a portion of the compensation payable under this plan should be differentiated based on individual performance. We review this performance at the end of the year and discuss with our CHCC and, in the case of our CEO, our Board. Individual performance includes goals relating to sustainability and human capital initiatives.

• Our CHCC determines (i) individual performance of the CEO, with input from the full Board, and (ii) individual performance of each of the other executive officers after considering the CEO’s assessments and recommendations.
• In making its determination of the individual performance by each executive officer, our CHCC does not give any specific weighting to individual goals.
• A modifier to individual performance is applied based on achievement of Company performance goals.

(1)	Both minimum FX-neutral revenue and minimum non-GAAP net income performance thresholds must be met in order for there to be any incentive payout based on Company performance or individual performance, with the payout level for Company financial performance component based on the amount of non-GAAP net income, and, if non-GAAP net income performance is at or above target, such payout level may be increased by the CSAT kicker.
(2)	Non-GAAP net income excludes certain items, primarily stock-based compensation expense and related employer payroll taxes; amortization or impairment of acquired intangible assets; impairment of goodwill; non-cash amortization of the deferred tax assets associated with the realignment of the Company’s legal structure and related foreign exchange effects; significant gains or losses and transaction expenses from the acquisition or disposal of a business; certain gains or losses on investments; restructuring expenses; certain other significant gains, losses, or charges that are not indicative of the company’s core operating results; change in fair market value of warrants; and income tax effects and adjustments between our GAAP and non-GAAP tax rate. Non-GAAP net income is calculated quarterly, is publicly disclosed as part of our quarterly earnings releases, and is a basis of third-party analysts’ estimates of the Company’s results.

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Calculation Mechanics

Our eIP is designed to support a tight link between Company performance and any incentive payouts. 75% of each executive officer’s target opportunity under our eIP is based on the Company’s performance and, to facilitate differentiation as appropriate based on individual performance, the remaining 25% is based on individual performance.

Company Component: The annual cash incentives payable for 2025 had an FX-neutral revenue threshold. If the minimum performance threshold is met, the Company uses total non-GAAP net income to determine the payout percentage of the Company financial performance component of the annual cash incentive (from 0% for below threshold to 50% for threshold and up to 200% for maximum performance). If non-GAAP net income performance is achieved at target level or higher, the Company’s performance relative to CSAT goals could increase the Company financial performance component of the payout (by 5%, bringing the Company component up to a maximum of 210% in the event of maximum Company performance and maximum CSAT kicker). However, if non-GAAP net income performance is below target level, the 5% CSAT kicker does not apply.

Individual Component: Consistent with our commitment to aligning executive compensation with Company performance, the Company modifier adjusts the individual payout based on Company performance between a range of 80-120%. For example, if the Company exceeded the FX-neutral revenue minimum performance threshold and total non-GAAP net income was 90% of the target performance threshold, then the individual performance component would be reduced by 10%. The base range of payouts for the individual performance component of the annual incentive plan is 0% to 200% of target, with potential upward or downward modification of 20% based on Company financial performance (bringing the individual component up to a maximum of 240% in the event of maximum individual and Company performance).

Individual Performance

With respect to individual performance, our CEO presents our CHCC with his assessment of the individual performance of our other executive officers, each of whom is his direct report, and recommends payout percentages for their respective individual performance components. Our CHCC reviews his assessments and payout recommendations, along with a scorecard evaluation, and makes a holistic determination of the level of individual performance and payouts for each executive officer. In addition, our CHCC (with input from our full Board, other than our CEO) makes a holistic determination of the individual performance of our CEO. In making its determination of the individual performance of each executive officer, our CHCC does not give any specific weighting to individual goals. For 2025, the executive team set team goals related to our sustainability and human capital initiatives, and success against these goals was a factor considered in our CHCC’s holistic assessment of individual performance.

2025 Performance and Payouts

We discuss the financial goals for the 2025 eIP performance period and corresponding performance results above in the “Executive Summary.” Each year, the financial performance goals are approved by our CHCC at the beginning of that year. In early 2026, our CHCC reviewed the 2025 financial results under the eIP, which were above threshold and target. As part of its review of the Company’s financial performance under our eIP, our CHCC has authority to consider whether the impact of any significant corporate events not contemplated at the time the targets were set should lead to an adjustment of any of the performance results. For 2025, our CHCC determined to adjust non-GAAP net income performance downward under our eIP due to the unplanned impact from a settlement of a multi-year contract, relating to taxes, that was not contemplated at the time eIP targets were set.

Accordingly, the Company financial performance component was certified by our CHCC at 164% of target for all NEOs. This Company financial performance achievement also resulted in a 20% upward modification of the individual performance component under the eIP. While CSAT performance for 2025 increased year over year, the results for 2025 were below target, so the CSAT kicker was not factored into the Company performance component.

Our CHCC considered the factors described above under “—2025 NEO Target Compensation—Target Value of Total Compensation for NEOs” when assessing our CEO’s individual performance and determined the individual component of his annual cash incentive to be 185% of target, which was modified upward by 20% as a result of our above-target Company financial performance component. As a result, our CEO’s total earned annual incentive award for 2025, including the Company financial component and the individual component, was 179% of target.

For our other executive officers, the individual performance component was recommended to our CHCC by our CEO based on his assessment of their respective performance using the factors described above under “—2025 NEO Target Compensation—Target Value of Total Compensation for NEOs,” which our CHCC reviewed and approved. Our NEOs earned the following annual incentive awards under our eIP for 2025:

Name	Annual Cash Incentive Target as Percentage of Base Salary	Annual Cash Incentive Award for 2025	Company Performance Payout %	Performance Payout as % of Target
Mr. Iannone	200%	$3,570,000	164%	179%
Ms. Alford	100%	$962,870(1)	164%	179%
Ms. Loeger	75%	$971,186	164%	179%
Mr. Sweetnam	75%	$965,960	164%	179%
Ms. Wellington	75%	$942,583	164%	179%

(1) Cash incentive was pro-rated based on time employed by the Company during 2025.

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In accordance with our Standard Severance Plan, Mr. Priest’s and Mr. Garcia’s respective eIP payouts were based on the actual performance of the Company for the full year and target individual performance, but pro-rated for the time that each was employed during 2025, as described below under “2025 Summary Compensation Table.”

Further Considerations for Setting Executive Compensation

Role of Consultants in Compensation Decisions

Pay Governance serves as our CHCC’s independent compensation consultant. Pay Governance provides advice and resources to assist our CHCC in assessing the effectiveness of our executive compensation strategy and programs. Pay Governance reports directly to our CHCC, and our CHCC has the sole power to terminate or replace Pay Governance at any time.

As part of Pay Governance’s engagement, our CHCC has directed them to work with our Senior Vice President, Chief People Officer and other members of management to obtain information necessary for Pay Governance to form recommendations and evaluate management’s recommendations to our CHCC. Pay Governance also meets with our CHCC during its regular meetings, in executive session (where no members of management are present), and with our CHCC’s Chair and other members outside of its regular meetings. In 2025, Pay Governance provided a market overview of executive compensation, evaluated the Company’s peer group composition, evaluated compensation levels at the peer group companies, assessed and proposed equity and cash compensation guidelines for various executive job levels, assessed compensation and benefits for the Company’s executive officers, advised on the framework for the Company’s long-term incentive awards, assessed Board compensation, and provided other related and similar services. Pay Governance also provided guidance to our CHCC regarding our clawback policies. Pay Governance does not provide any other services to the Company.

Compensation Consultant Conflict of Interest Assessment

Our CHCC recognizes that it is essential to receive objective advice from its compensation advisors. To that end, our CHCC closely examines the procedures and safeguards that Pay Governance takes to ensure that its services are objective. Our CHCC has assessed the independence of Pay Governance and concluded that Pay Governance is independent pursuant to SEC and Nasdaq rules and that Pay Governance’s work for our CHCC does not raise any conflict of interest.

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. This analysis was presented to our CHCC, which agreed with this conclusion.

Peer Group Considerations

To set total compensation guidelines, we review market data of companies that are comparable to eBay and that we believe compete with eBay for executive talent, business and capital. We review both market and industry data, including from public filings of our peer group companies and proprietary third-party surveys of comparable technology companies. We believe it is necessary to consider this data in making compensation decisions to attract and retain talent. We also recognize that, at the executive level, we compete for talent against larger global companies, as well as smaller, non-public companies.

To assess whether the peer group continues to reflect the markets in which we compete for executive talent, our CHCC reviews and approves the peer group each year with the assistance of Pay Governance. In deciding whether a company should be included in the peer group, our CHCC generally considers revenue, market value, historical growth rates, primary line of business, whether the company has a recognizable and well-regarded brand, and whether we have a history of competing with the company for talent.

For each member of our peer group, one or more of the factors listed above was relevant to their inclusion in the group, and, similarly, one or more of these factors may not have been relevant to their inclusion in the group.

Our CHCC evaluates our peer group on an annual basis with the assistance of Pay Governance. Our CHCC did not make any changes to our peer group for 2025, which appears below:

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Severance and Change in Control Arrangements with Executive Officers and Clawbacks

The objective of our severance and change in control arrangements is to provide fair and reasonable severance that also serves as a retention incentive. We believe these protections help us attract and retain highly talented executive officers.

Severance Arrangements Outside of a Change in Control

Our SVP and Above Standard Severance Plan, as amended and restated (our “Standard Severance Plan”), together with the award agreements for our various forms of equity awards, covers officers employed at the level of senior vice president and above, and generally provides severance protection outside of a change in control period if an eligible executive is terminated without cause and signs and does not revoke a waiver of claims against the Company. Each of our NEOs is, or prior to their departure, was, eligible to participate in our Standard Severance Plan. For our CEO, pursuant to his offer letter, our Standard Severance Plan also provides severance benefits in the event of his resignation for good reason and provides enhanced benefits for him in his capacity as CEO, as discussed below under the “Potential Payments Upon Termination or Change in Control” table. For Mr. Sweetnam, pursuant to his offer letter, his RSU and PBRSU awards granted in or after 2025 also provide enhanced severance benefits in the event of his qualified retirement on or after June 30, 2028 (the “Trigger Date”). Additional termination benefits in connection with any of our NEOs’ PBSO awards are also provided upon a qualifying termination under the Standard Severance Plan or upon the executive officer’s death or disability.

Each of Mr. Priest and Mr. Garcia participated in our Standard Severance Plan and separated from the Company in July 2025. Each of them was paid severance pursuant to this arrangement, and details of their respective severance benefits are provided below under “2025 Summary Compensation Table.”

Severance Arrangements in Connection with a Change in Control

We have not entered into any arrangements with any of our NEOs to provide “single trigger” severance payments upon a change in control. Our Equity Incentive Plan generally provides for the acceleration of time-based vesting of awards granted under the plans upon a change in control only if the acquiring entity does not agree to assume or continue the awards. Similarly, our Equity Incentive Plan generally provides that if the acquiring entity does not agree to convert, assume or replace the awards, outstanding PBRSUs are deemed earned at the target number of shares subject to such awards for performance periods for which achievement has not yet been determined. These provisions generally apply to all holders of awards under our Equity Incentive Plan.

Our Change in Control Severance Plan for Key Employees, as amended and restated (the “Change in Control Severance Plan”), together with the award agreements for our various forms of equity awards, provide severance protection for executives at the level of VP and above in connection with a change in control if a participant is terminated without cause or resigns for good reason and signs and does not revoke a waiver of claims against the Company. Each of our NEOs participates (or, for our NEOs who departed the Company in 2025, participated) in our Change in Control Severance Plan. Certain payments under our Change in Control Severance Plan are reduced by any similar severance payments made under our other severance plans or agreements, including our Standard Severance Plan.

Please see “Potential Payments Upon Termination or Change in Control” below for further information regarding the Standard Severance Plan, the Change in Control Severance Plan, and other termination protections described in this “Severance and Change in Control Arrangements with Executive Officers and Clawbacks” section.

Limited Vesting Continuation of PBRSUs and Time-based RSUs upon Retirement

In connection with Mr. Sweetnam’s appointment as SVP, Chief Commercial Officer in May 2025, our CHCC approved a limited vesting continuation provision to apply towards his annual PBRSU and RSU grants, beginning with his 2025 awards, if he retires on or after the Trigger Date. Provided that Mr. Sweetnam continuously provides services to the Company through the Trigger Date, in the event of his retirement thereafter, his PBRSUs and RSUs granted in or after 2025 will continue to vest per their original vesting schedules (and, for PBRSUs, based on the Company’s performance) for up to two years following his retirement. The termination of Mr. Sweetnam’s employment will not be considered a retirement unless he: (A) provides at least six (6) months’ notice, (B)  transitions his duties and responsibilities, (C) enters into a release of all claims in favor of the Company, and (D) does not engage in competitive activities with the Company during the remaining vesting period. If Mr. Sweetnam engages in competitive activities following his retirement, vesting of his PBRSUs and RSUs will cease and all of his then-unvested awards will be forfeited. The Company believes that establishing a time after which Mr. Sweetnam can choose to retire and receive continued vesting of his PBRSUs and RSUs thereafter, as outlined above, benefits the Company and its stockholders by retaining Mr. Sweetnam, giving the Company increased visibility into his future plans, and allowing for enhanced succession planning and knowledge transfer.

Clawbacks

Since 2014, we have maintained a clawback policy that covers employees at the level of a Vice President or above and applies to incentive compensation, which includes any cash incentive award, equity award (including time-based RSUs and performance-based equity awards), or equity-based award paid or awarded to any covered employee during the period in which they are designated as a covered employee. In 2026, our CHCC amended this policy, including to expand its coverage to also apply to employees at the level of Senior Director.

For all covered employees, the occurrence of either of the following events is covered: (a) an action or omission by the covered employee that constitutes a material violation of our Code of Conduct or (b) an action or omission by the covered employee that results in material financial or reputational harm to the Company. In addition, for any covered employee who is employed as a Senior Vice President or in a more senior position or a Vice President who is a member of the Company’s finance function, the following event is also covered: a material restatement of all or a portion of the Company’s financial statements that is the result of a supervisory or other failure by the covered employee.

2026 Proxy Statement	56

Under this clawback policy, our CHCC (or its delegees) has the authority and discretion to determine whether an event covered by the policy has occurred. Depending on the facts and circumstances, our CHCC (or its delegees) may require the full or partial forfeiture and/or repayment of any incentive compensation covered by the policy that was paid or awarded to a covered employee. The forfeiture and/or repayment may include all or any portion of the following:

•	Any incentive compensation that is greater than the amount that would have been paid to the covered employee had the covered event been known;
•	Any outstanding or unpaid incentive compensation, whether vested or unvested, that was awarded to the covered employee; and
•	Any incentive compensation that was paid to or received by the covered employee (including gains realized through the exercise of stock options) during the twelve-month period preceding the date on which the Company had actual knowledge of the covered event or the full impact of the covered event was known, or such longer period of time as may be required by any applicable statute or government regulation.

Additionally, in 2023 our CHCC adopted a supplemental clawback policy that complies with applicable SEC rules under the Dodd-Frank Act and applicable Nasdaq listing rules. The supplemental clawback policy covers all “executive officers,” as defined in Section 16 of the Exchange Act (including each of our NEOs), and generally requires (subject to certain exceptions) that we claw back certain incentive-based compensation erroneously awarded as a result of financial restatements. This supplemental policy includes both “material restatements” and “little r” restatements (restatements of financials for a prior period to correct an error that would otherwise result in a material misstatement in the current period, even though the error is immaterial as to financials of the past period when it was reported). The supplemental clawback policy was most recently filed with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

2026 Proxy Statement	57

Compensation and Human Capital Committee Report

The Compensation and Human Capital Committee reviews and approves Company compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation and Human Capital Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon the review and discussions referred to above, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and eBay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Compensation and Human Capital Committee

Adriane M. Brown (Chair)	Logan D. Green	William D. Nash

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Executive Compensation Tables

2025 Summary Compensation Table

The following table, footnotes, and narrative summarize the total compensation earned by each of our NEOs for the fiscal year ended December 31, 2025 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal years ended December 31, 2024 and 2023.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position (a)	(b)	($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($) (h)	($) (i)	($)
Jamie Iannone	2025	1,000,000	—	23,518,310		3,570,000	—	375,580	28,463,890
President and Chief	2024	1,000,000	—	16,315,235	—	2,895,000	—	139,415	20,349,650
Executive Officer (“CEO”)	2023	1,000,000	—	12,904,448	4,141,196	3,330,000	—	185,025	21,560,669
Peggy Alford(1)	2025	539,423	3,925,000	10,520,416	—	962,870	—	25,135	15,972,844
Senior Vice President,
Chief Financial Officer
(“CFO”)
Julie Loeger	2025	725,442	—	8,130,417	—	971,186	—	54,073	9,881,118
Senior Vice President,	2024	700,000	—	6,154,541	—	759,938	—	14,800	7,629,278
Chief Growth Officer	2023	700,000	500,000	3,805,581	1,232,517	905,625	—	27,665	7,171,388
Jordan Sweetnam(2)	2025	721,539	—	8,736,889	—	965,960	—	25,135	10,449,522
Senior Vice President,
Chief Commercial Officer
Samantha Wellington	2025	704,077	2,575,000	4,107,856	—	942,583	—	25,135	8,354,651
Senior Vice President,	2024	142,788	2,500,000	3,788,477	—	—	—	1,000	6,432,265
Chief Legal Officer
Steve Priest(3)	2025	489,231	—	3,517,668	—	748,523	—	9,350,616	14,106,037
Former Senior Vice	2024	800,000	—	6,277,449	—	978,000	—	26,000	8,081,449
President, Chief Financial	2023	800,000	—	4,979,143	1,577,614	1,320,000	—	50,327	8,727,085
Officer
Eddie Garcia(4)	2025	389,423	—	2,741,465	—	446,863	—	6,493,554	10,071,305
Former Senior Vice	2024	675,000	—	4,916,838	—	732,797	—	19,650	6,344,285
President, Chief Product	2023	675,000	2,250,000	3,918,664	1,232,517	842,906	—	19,050	8,938,137
Officer
(1)	Ms. Alford was appointed as Senior Vice President, CFO effective May 12, 2025.
(2)	Mr. Sweetnam was appointed as Senior Vice President, Chief Commercial Officer, effective May 12, 2025.
(3)	Mr. Priest departed the Company on July 31, 2025.
(4)	Mr. Garcia departed the Company on July 18, 2025.

Bonus (Column (d))

Ms. Alford received a new-hire “make-good” transition payment of $3,925,000, made in part to offset equity value forgone from her prior employer when she joined eBay.

Ms. Wellington received new-hire “make-good” transition payments totaling $2,575,000, made in part to offset equity value forgone from her prior employer when she joined eBay.

Stock Awards (Column (e))

The amounts reported in the Stock Awards column represent the aggregate grant date fair value of RSUs and PBRSUs granted to each of our NEOs in each of the applicable years, calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation. The grant date fair value of RSUs is determined using the fair value of our common stock on the date of grant, and the grant date fair value of PBRSUs is calculated based on the fair value of our common stock on the date of grant and the probable outcome of the performance measures for the applicable performance period as of the date on which the PBRSUs are granted. This grant date fair value for PBRSUs is different from (and lower than) the maximum value set forth below. Additionally, because the PBRSUs granted in 2025 are comprised of three one-year performance metrics, only one-third of the shares underlying these PBRSU awards were treated as granted in 2025 for accounting purposes. Similarly,

2026 Proxy Statement	59

one-third of the shares underlying the PBRSUs actually granted in each of 2023 and 2024 were treated as granted in 2025 for accounting purposes. The equity incentive awards included in this column were all awarded under the Company’s Equity Incentive Award Plan, as amended and restated. For more information regarding the accounting for and assumptions we used to calculate the grant date fair values for RSUs and PBRSUs, see the headings “Stock-based compensation” and “Stock-Based Compensation Expense” in Notes 1 and 13, respectively, to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 19, 2026.

RSUs: RSU awards were granted to our NEOs in connection with the Company’s annual equity grant on April 1, 2025 (or June 15, 2025 for Ms. Alford’s new-hire grant and May 15, 2025 for the grant made to Mr. Sweetnam in connection with his appointment as Chief Commercial Officer) with a grant date value of $9,381,418 for Mr. Iannone, $8,587,347 for Ms. Alford, $3,161,175 for Ms. Loeger, $4,881,284 for Mr. Sweetnam, and $2,039,492 for Ms. Wellington.

PBRSUs: PBRSUs provide an opportunity for our NEOs to earn RSUs if the performance measures for a particular time period—in this case 36 months—are met. For a description of the performance measures for the 2023-2025 and 2024-2026 PBRSU awards, see “—2025 Compensation Design and Determinations—2025 Long-Term Equity Incentive Awards—PBRSU Program—Performance Measures and Rationale” above.

For 2025, the portions of the previously granted 2023-2025 PBRSU awards that were treated as granted for accounting purposes on January 1, 2025 had a grant date value of $4,173,852 for Mr. Iannone, $1,242,187 for Ms. Loeger, $1,291,894 for Mr. Sweetnam, $1,590,064 for Mr. Priest, and $1,242,187 for Mr. Garcia.

For 2025, the portions of the previously granted 2024-2026 PBRSU awards that were treated as granted for accounting purposes on January 1, 2025 had a grant date value of $5,059,899 for Mr. Iannone, $2,074,862 for Ms. Loeger, $1,002,408 for Ms. Wellington, $1,927,603 for Mr. Priest, and $1,499,277 for Mr. Garcia.

For 2025, the portions of the 2025-2027 PBRSU awards that were treated as granted for accounting purposes on April 1, 2025 (or June 15, 2025 and May 15, 2025 for Ms. Alford and Mr. Sweetnam, respectively) had a grant date value of $4,903,141 for Mr. Iannone, $1,933,069 for Ms. Alford, $1,652,192 for Ms. Loeger, $2,563,711 for Mr. Sweetnam, and $1,065,956 for Ms. Wellington.

Assuming the highest level of performance is achieved under the applicable performance measures for the portions of the 2023-2025, 2024-2026, and 2025-2027 PBRSU awards that were treated as granted for accounting purposes in 2025, the maximum possible value of such portion of these PBRSU awards allocated to our NEOs using the fair value of our common stock on the date that such awards were granted for accounting purposes is presented below:

Maximum Value
of PBRSUs
Name	(As of Grant Date)
Mr. Iannone	$34,812,738
Ms. Alford	$4,763,063
Ms. Loeger	$12,218,079
Mr. Sweetnam	$9,629,403
Ms. Wellington	$5,112,888
Mr. Priest	$8,526,696
Mr. Garcia	$6,645,336

The value that our NEOs received in 2025 from the vesting of stock awards is reflected in the “2025 Option Exercises and Stock Vested” table below. Additional information on all outstanding stock awards as of December 31, 2025 is reflected in the “2025 Outstanding Equity Awards at Fiscal Year-End” table below.

Non-Equity Incentive Plan Compensation (Column (g))

The amounts reported in the Non-Equity Incentive Plan Compensation column represent amounts earned by each of our NEOs under the eIP for services they rendered in each of the applicable years. See “—2025 Compensation Design and Determinations—2025 Annual Cash Incentive Awards” above for more information.

All Other Compensation (Column (i))

The amounts reported in the All Other Compensation column reflect:

a)	An amount of $13,800 for each of the NEOs representing the maximum matching contributions made by the Company to the Company’s 401(k) savings plan for the benefit of each NEO, which also is the same maximum amount applicable to each participating employee for 2025.

2026 Proxy Statement	60

b)	An amount for Mr. Iannone, which represents personal security benefits provided in accordance with the recommendations of an independent third-party security risk study and includes: (1) $209,167 for personal airplane use, consisting of the aggregate incremental cost to the Company, including, primarily, fuel and engine maintenance costs (with no incremental costs when Mr. Iannone was accompanied by guests), and (2) $152,613 for security and IT support, based on the incremental cost paid to outside service providers.

c)	An amount for Ms. Alford, Ms. Loeger, Mr. Sweetnam, Ms. Wellington, and Mr. Priest of $11,335, $40,273, $11,335, $11,335 and $2,100, respectively, which reflects the amount the Company paid to the applicable outside security and IT support providers for this support.

d)	Pursuant to the Standard Severance Plan, Mr. Priest received severance payments consisting of: (i) his annual base salary, in the amount of $800,000; (ii) his target annual bonus, in the amount of $800,000; (iii) a pro-rated portion of the award under the eIP that he otherwise would have earned and been paid (using his accrued eligible compensation under the eIP through his separation date for the 2025 fiscal year under the eIP), in the amount of $748,523 (reflected in the “Non-Equity Incentive Plan Compensation” column of the “2025 Summary Compensation Table” above); (iv) $3,349,863 to reflect the value of his RSU awards scheduled to vest within 12 months following his separation date; (v) $3,853,036 to reflect the intrinsic value of the acceleration of certain stock option awards that were scheduled to vest within 12 months following his separation date; (vi) $385,309 to reflect the value of dividend equivalents associated with his equity awards described in (iv); and (vii) a health coverage premiums payment in the amount of $65,400. The conversion prices for the value of Mr. Priest’s equity was determined in a manner consistent with the Standard Severance Plan. In addition to contractual severance, Mr. Priest received $81,108 for accrued and unused paid time off.

e)	Pursuant to the Standard Severance Plan, Mr. Garcia received severance payments consisting of: (i) his annual base salary, in the amount of $675,000; (ii) his target annual bonus, in the amount of $506,250; (iii) a pro-rated portion of the award under the eIP that he otherwise would have earned and been paid (using his accrued eligible compensation under the eIP through his separation date for the 2025 fiscal year under the eIP), in the amount of $446,863 (reflected in the “Non-Equity Incentive Plan Compensation” column of the “2025 Summary Compensation Table” above); (iv) $2,758,794 to reflect the value of his RSU awards scheduled to vest within 12 months following his separation date; (v) $2,145,476 to reflect the intrinsic value of the acceleration of certain stock option awards that were scheduled to vest within 12 months following his separation date; (vi) $297,116 to reflect the value of dividend equivalents associated with his equity awards described in (iv); and (vii) a health coverage premiums payment in the amount of $65,400. The conversion prices for the value of Mr. Garcia’s equity was determined in a manner consistent with the Standard Severance Plan. In addition to contractual severance, Mr. Garcia received $31,718 for accrued and unused paid time off.

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2025 Grants of Plan-Based Awards

The following table, footnotes, and narrative set forth certain information regarding grants of plan-based awards to each of our NEOs for the fiscal year ended December 31, 2025.

											Grant
									All Other		Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Stock	Exercise	Value
			Under Non-Equity Incentive			Under Equity Incentive			Awards:	or Base	of Stock
			Plan Awards			Plan Awards			Number of	Price of	and
									Shares of	Option	Option
	Approval	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Awards	Awards
Name (a)	Date (b)	Date (c)	($)(d)	($)(e)	($)(f)	(#)(g)	(#)(h)	(#)(i)	Units (#)(j)	($/sh)(k)	($)(l)
Mr. Iannone
eIP—Company Performance	N/A	N/A	750,000	1,500,000	3,150,000	—	—	—	—	—	—
eIP—Individual Performance	N/A	N/A	—	500,000	1,200,000	—	—	—	—	—	—
PBRSUs
(2023-2025 Performance Period)	3/30/2023	1/1/2025	—	—	—	22,478	62,222	164,888	—	—	4,173,852
PBRSUs
(2024-2026 Performance Period)	3/28/2024	1/1/2025	—	—	—	26,774	74,116	196,407	—	—	5,059,899
PBRSUs
(2025-2027 Performance Period)	3/24/2025	4/1/2025	—	—	—	24,993	69,185	183,340	—	—	4,903,141
RSUs	3/24/2025	4/1/2025	—	—	—	—	—	—	138,369	—	9,381,418
Ms. Alford
eIP—Company Performance	N/A	N/A	202,284	404,567	849,591	—	—	—	—	—	—
eIP—Individual Performance	N/A	N/A	—	134,856	323,654	—	—	—	—	—	—
PBRSUs
(2025-2027 Performance Period)	4/27/2025	6/15/2025	—	—	—	8,393	23,234	61,570	—	—	1,933,069
RSUs	4/27/2025	6/15/2025	—	—	—	—	—	—	46,467	—	3,594,687
RSUs	4/27/2025	6/15/2025	—	—	—	—	—	—	64,538	—	4,992,660
Ms. Loeger
eIP—Company Performance	N/A	N/A	204,031	408,061	856,929	—	—	—	—	—	—
eIP—Individual Performance	N/A	N/A	—	136,020	326,449	—	—	—	—	—	—
PBRSUs
(2023-2025 Performance Period)	3/30/2023	1/1/2025	—	—	—	6,690	18,519	49,073	—	—	1,242,187
PBRSUs
(2024-2026 Performance Period)	3/28/2024	1/1/2025	—	—	—	10,979	30,392	80,539	—	—	2,074,862
PBRSUs
(2025-2027 Performance Period)	3/24/2025	4/1/2025	—	—	—	8,422	23,313	61,779	—	—	1,652,192
RSUs	3/24/2025	4/1/2025	—	—	—	—	—	—	46,625	—	3,161,175
Mr. Sweetnam
eIP—Company Performance	N/A	N/A	202,933	405,866	852,318	—	—	—	—	—	—
eIP—Individual Performance	N/A	N/A	—	135,289	324,693	—	—	—	—	—	—
PBRSUs
(2023-2025 Performance Period)	3/30/2023	1/1/2025	—	—	—	6,957	19,259	51,036	—	—	1,291,894
PBRSUs
(2025-2027 Performance Period)	3/24/2025	5/15/2025	—	—	—	12,488	34,570	91,611	—	—	2,563,711
RSUs	3/24/2025	5/15/2025	—	—	—	—	—	—	69,140	—	4,881,284
Ms. Wellington
eIP—Company Performance	N/A	N/A	198,022	396,043	831,691	—	—	—	—	—	—
eIP—Individual Performance	N/A	N/A	—	132,014	316,835	—	—	—	—	—	—
PBRSUs
(2024-2026 Performance Period)	9/3/2024	1/1/2025	—	—	—	5,304	14,683	38,910	—	—	1,002,408
PBRSUs
(2025-2027 Performance Period)	3/24/2025	4/1/2025	—	—	—	5,434	15,041	39,859	—	—	1,065,956
RSUs	3/24/2025	4/1/2025	—	—	—	—	—	—	30,081	—	2,039,492
Mr. Priest
eIP—Company Performance	N/A	N/A	183,462	366,923	770,538	—	—	—	—	—	—
eIP—Individual Performance	N/A	N/A	—	122,308	293,538	—	—	—	—	—	—
PBRSUs
(2023-2025 Performance Period)	3/30/2023	1/1/2025	—	—	—	8,563	23,704	62,816	—	—	1,590,064
PBRSUs
(2024-2026 Performance Period)	3/28/2024	1/1/2025	—	—	—	10,200	28,235	74,823	—	—	1,927,603
Mr. Garcia
eIP—Company Performance	N/A	N/A	109,525	219,050	460,006	—	—	—	—	—	—
eIP—Individual Performance	N/A	N/A	—	73,017	175,240	—	—	—	—	—	—
PBRSUs
(2023-2025 Performance Period)	3/30/2023	1/1/2025	—	—	—	6,690	18,518	49,073	—	—	1,242,187
PBRSUs
(2024-2026 Performance Period)	3/28/2024	1/1/2025	—	—	—	7,933	21,961	58,197	—	—	1,499,277

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Estimated Future Payouts Under Non-Equity Incentive Plan Awards (eIP) (Columns (d), (e), and (f))

The amounts reported under these columns relate to the possible awards under the eIP. In 2025, the total annual target incentive amounts under the eIP for the NEOs were as follows:

Mr. Iannone	$2,000,000
Ms. Alford	$539,423
Ms. Loeger	$544,082
Mr. Sweetnam	$541,154
Ms. Wellington	$528,058
Mr. Priest	$489,231
Mr. Garcia	$292,067

The total 2025 annual target incentive amounts under the annual cash incentive plan for the NEOs were allocated 75% to Company performance and 25% to individual performance. No payment occurs for the individual performance component of the annual cash incentive plan unless the minimum thresholds for both FX-neutral revenue and non-GAAP net income are achieved; for 2025, both these Company performance thresholds were achieved.

Actual payouts to our NEOs under the annual cash incentive plan for the fiscal year ended December 31, 2025 are reflected in the “Non-Equity Incentive Plan Compensation” column in the “2025 Summary Compensation Table” above.

eIP—Company Performance: The amounts shown in the rows entitled “eIP—Company Performance” reflect potential payouts for the fiscal year ended December 31, 2025 under the eIP for the portion of the award payable based on the Company’s performance, as follows:

•	Threshold: The amounts shown in this column reflect the minimum payment levels if the minimum FX-neutral revenue and non-GAAP net income thresholds are achieved, which are 50% of the amounts shown under the Target column.
•	Target: The amounts shown in this column reflect the target payment levels if target non-GAAP net income is achieved.
•	Maximum: The amounts shown in this column represent the maximum amounts payable based on Company performance (including the maximum CSAT kicker), which are 210% of the amounts shown under the Target column.

eIP—Individual Performance: The amounts shown in the rows entitled “eIP—Individual Performance” reflect potential payouts for the fiscal year ended December 31, 2025 under the eIP for the portion of the award payable based on individual performance, as follows:

•	Threshold: Although there are no thresholds under the eIP for individual performance, there is no payout for individual performance unless the minimum thresholds for both Company-wide FX-neutral revenue and non-GAAP net income are achieved.
•	Target: The amounts shown in this column reflect 100% of the target award for individual performance.
•	Maximum: The amounts shown in this column are 240% of the amounts shown under the Target column.

In years when the Company’s financial performance is above its threshold, a modifier is applied to the individual performance component to reduce or increase it proportionately based on the Company financial performance component relative to target, in a range of 80-120%. See “—2025 Compensation Design and Determinations—2025 Annual Cash Incentive Awards” above.

Estimated Future Payouts Under Equity Incentive Plan Awards (PBRSUs) (Columns (g), (h), and (i))

The amounts shown reflect potential payouts of the respective portions of the 2023-2025, 2024-2026, and 2025-2027 PBRSUs that were treated as granted for accounting purposes in 2025, as follows:

•	Threshold: The amounts shown in this column reflect the awards if the minimum FX-neutral revenue and non-GAAP operating margin dollar thresholds are achieved and each of the lowest return on invested capital modifier and the lowest total shareholder return modifier is applied, respectively, and are 36% of the amounts shown under the Target column.
•	Target: The amounts shown in this column reflect the awards if the target FX-neutral revenue and non-GAAP operating margin dollar amounts are achieved, and each of the target return on invested capital modifier and the target total shareholder return modifier, is applied, respectively.
•	Maximum: The amounts shown in this column reflect the awards if the maximum FX-neutral revenue and non-GAAP operating margin dollar amounts are achieved and each of the maximum return on invested capital modifier and the maximum total shareholder return modifier, is applied, respectively, and are 265% of the amounts shown under the Target column.

For further discussion of the PBRSUs, including their vesting schedules, see “—2025 Compensation Design and Determinations—2025 Long-Term Equity Incentive Awards— PBRSU Program” and, for Mr. Sweetnam’s specific provisions, “Severance and Change in Control Arrangements with Executive Officers and Clawbacks—Limited Vesting Continuation of PBRSUs and Time-based RSUs upon Retirement,” each above.

All Other Stock Awards: Number of Shares of Stock or Units (RSUs) (Column (j))

The awards reflect the number of RSUs on the grant date. RSU awards granted to our NEOs in 2025 vest quarterly over a four-year period beginning on June 15, 2025, subject to continued employment.

Grant Date Fair Value of Stock and Option Awards (Column (l))

The grant date fair value of each RSU award was calculated using the fair value of our common stock on the date of grant. The grant date fair value of PBRSUs was calculated based on the fair value of our common stock on the date of grant and the probable outcome of applicable performance measures as of the date on which the awards were granted for accounting purposes.

2026 Proxy Statement	63

2025 Outstanding Equity Awards at Fiscal Year-End

The following table and footnotes set forth certain information regarding outstanding equity awards for each of our NEOs as of December 31, 2025.

Equity
Incentive
Plan Awards:
Equity	Equity	Market
Incentive	Number	Incentive	or Payout
Plan	of	Market	Plan Awards:	Value of
Awards:	Shares	Value	Number of	Unearned
Number of	or Units	Shares	Unearned	Shares,
Number of	Number of	Securities	of Stock	or Units	Shares,	Units or
Securities	Securities	Underlying	That	of Stock	Units	Other
Underlying	Underlying	Unexercised	Option	Have	That	or Other	Rights
Unexercised	Unexercised	Unearned	Exercise	Option	Option	Not	Have Not	Stock	Rights That	That Have
Options (#)	Options (#)	Options	Price	Grant	Expiration	Vested	Vested	Grant	Have Not	Not Vested
Name	Exercisable	Unexercisable(1)	(#)	($)	Date	Date	(#)	($)(2)	Date	Vested (#)(3)	($)(2)
Mr. Iannone	8,126	(4)	707,775	4/1/2022
58,334	(5)	5,080,891	4/1/2023
83,381	(6)	7,262,485	4/1/2024
112,424	(9)	9,792,130	4/1/2025
4/1/2023	325,579	28,357,892
4/1/2024	589,225	51,321,484
4/1/2025	550,018	47,906,577
334,417	—	—	57.71	4/1/2022	4/1/2032
426,948	213,472	(13)	—	44.37	4/1/2023	4/1/2033
Ms. Alford	46,467	(11)	4,047,276	6/15/2025
64,538	(12)	5,621,260	6/15/2025
6/15/2025	184,708	16,088,036
Ms. Loeger	17,361	(5)	1,512,143	4/1/2023
34,191	(6)	2,978,036	4/1/2024
37,882	(9)	3,299,522	4/1/2025
4/1/2023	96,899	8,439,861
4/1/2024	241,614	21,044,558
4/1/2025	185,333	16,142,509
—	63,532	(13)	—	44.37	4/1/2023	4/1/2033
Mr. Sweetnam	18,056	(5)	1,572,678	4/1/2023
60,498	(10)(14)	5,269,376	5/15/2025
4/1/2023	100,775	8,777,473
5/15/2025	274,832	(14)	23,937,824
66,882	—	—	57.71	4/1/2022	4/1/2032
132,152	66,074	(13)	—	44.37	4/1/2023	4/1/2033
Ms. Wellington	22,024	(7)	1,918,290	11/15/2024
8,157	(8)	710,475	11/15/2024
24,440	(9)	2,128,724	4/1/2025
11/15/2024	116,730	10,167,170
4/1/2025	119,571	10,414,604
Mr. Priest(15)	—	—	—	—	—	—	—	—	—	—	—
Mr. Garcia(16)	—	—	—	—	—	—	—	—	—	—	—

2026 Proxy Statement	64

(1)	In accordance with the SEC executive compensation disclosure rules, represents the PBSOs earned under the 2022-2024 and 2023-2025 PBSO awards.
(2)	Market Value is calculated based on a price per share of $87.10, which was the closing price of our common stock on December 31, 2025.
(3)	In accordance with the SEC executive compensation disclosure rules, except as otherwise noted, represents the 2023-2025 PBRSU awards earned at 187% and the estimated number of PBRSUs that would be earned at the maximum performance level under each of the 2024-2026 and 2025-2027 PBRSU awards. 100% of any earned 2023-2025 PBRSUs vested on March 15, 2026, 100% of any earned 2024-2026 PBRSUs will vest on March 15, 2027, and 100% of any earned 2025-2027 PBRSUs will vest on March 15, 2028.
(4)	RSUs granted in 2022, vesting over four years with 6.25% vesting quarterly, with final vest on March 15, 2026.
(5)	RSUs granted in 2023, vesting over four years with 6.25% vesting quarterly, with final vest on March 15, 2027.
(6)	RSUs granted in 2024, vesting over four years with 6.25% vesting quarterly, with final vest on March 15, 2028.
(7)	RSUs granted in 2024, vesting over four years with 25% vesting on the first anniversary of the grant date and 6.25% vesting quarterly thereafter, with final vest on November 15, 2028.
(8)	RSUs granted in 2024, with 50% vesting on November 15, 2025, and 50% vesting on November 15, 2026.
(9)	RSUs granted in 2025, vesting over four years with 6.25% vesting quarterly, with final vest on March 15, 2029.
(10)	RSUs granted in 2025, vesting over four years with 6.25% vesting quarterly, with final vest on May 15, 2029.
(11)	RSUs granted in 2025, vesting over four years with 25% vesting on the first anniversary of the grant date and 6.25% vesting quarterly thereafter, with final vest on June 15, 2029.
(12)	RSUs granted in 2025, with 50% vesting on June 15, 2026, and 50% vesting on June 15, 2027.
(13)	Earned in connection with achievement of performance goals under the 2023-2025 PBSO awards, with time-based vesting over three years, with 33.3% vesting annually on March 15, from 2024 to 2026.
(14)	Equity awards granted to Mr. Sweetnam in 2025 include enhanced severance benefits in the event of his qualified retirement on or after the Trigger Date (as discussed above under “Severance and Change in Control Arrangements with Executive Officers and Clawbacks—Limited Vesting Continuation of PBRSUs and Time-based RSUs upon Retirement”).
(15)	In connection with Mr. Priest’s termination of employment on July 31, 2025, the Company cancelled his outstanding RSUs and PBRSUs.
(16)	In connection with Mr. Garcia’s termination of employment on July 18, 2025, the Company cancelled his outstanding RSUs and PBRSUs.

2025 Option Exercises and Stock Vested

The following table and footnotes set forth the number of shares acquired and the value realized upon exercise of stock options and the vesting of RSUs and PBRSUs for each of our NEOs for the fiscal year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Iannone	—	—	293,724	21,228,093
Ms. Alford	—	—	—	—
Ms. Loeger	219,965	4,517,417	84,789	6,111,579
Mr. Sweetnam	33,444	794,507	210,401	15,854,637
Ms. Wellington	—	—	21,141	1,770,335
Mr. Priest	383,311	10,505,460	90,968	6,105,894
Mr. Garcia	300,925	10,256,447	81,220	5,471,668

(1)	Value realized on vesting of stock awards is based on the fair market value of our common stock on the vesting date and does not reflect actual proceeds received.

2026 Proxy Statement	65

2025 Nonqualified Deferred Compensation

Certain of our NEOs participate in our Deferred Compensation Plan, as Amended and Restated, effective January 1, 2022 (our “Deferred Compensation Plan”). The following table, footnotes and narrative provide information with respect to the participation of our NEOs in the Deferred Compensation Plan for the fiscal year 2025.

Name	Executive Contributions in Last Fy ($)	Registrant Contributions in Last Fy ($)	Aggregate Earnings in Last Fy ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fy End ($)(2)
Mr. Iannone	—	—	—	—	—
Ms. Alford	—
Ms. Loeger	—	—	—	—	—
Mr. Sweetnam	—	—	—	—	—
Ms. Wellington	—	—	—	—	—
Mr. Priest	—	—	—	—	—
Mr. Garcia	—	—	15,952	—	147,592

(1)	The earnings set forth in this column are not considered above-market or preferential as determined under SEC rules, and, therefore, are not reflected in the “2025 Summary Compensation Table” above.
(2)	The balance shown includes $118,041 of compensation earned by Mr. Garcia and already reported in prior-year Summary Compensation Tables, as well as earnings that were not above-market or preferential as determined under SEC rules.

As of December 31, 2025, Mr. Garcia was our only NEO who had an account balance under our Deferred Compensation Plan. Under the Deferred Compensation Plan, our key executives who satisfy certain eligibility requirements may make annual irrevocable elections to defer a specified portion of their base salary and bonus to be earned during the following calendar year, and, at the discretion of our CHCC, RSU awards the executive is eligible to receive. Deferral of amounts earned in 2025 by participants were limited to 50% of base salary and 100% of bonus. Our Company may credit matching amounts to an account established for each participant in an amount equal to a percentage, established by our Company in its sole discretion prior to the beginning of the plan year, of the amount of compensation deferred by each participant under the Deferred Compensation Plan. For 2025, our Company did not match any amount of salary or bonus deferred by any participants.

Account balances under our Deferred Compensation Plan will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by our Company. The amounts of base salary and bonus credited to participants’ deferred accounts are at all times 100% vested. Any RSUs a participant elects to defer remain subject to the vesting conditions specified in the applicable award agreement. Any Company contributions will vest based on conditions established by the Company prior to their contribution to the plan. Participants will be eligible to receive distributions of the vested amounts credited to their accounts, at times that they may specify, in a lump sum or up to 15 annual installments pursuant to elections made under the rules of the Deferred Compensation Plan. Changes to these elections may be made under limited circumstances. Under the Deferred Compensation Plan, participants who have elected a payment at termination of employment must generally wait six months after termination to receive a distribution. Assets contributed under the Deferred Compensation Plan remain subject to the claims of the Company’s general creditors.

2026 Proxy Statement	66

Potential Payments Upon Termination or Change in Control

The following table, footnotes, and narrative set forth our payment obligations pursuant to the compensation arrangements for our NEOs, under the circumstances described below, assuming that their employment was terminated or a change in control occurred on December 31, 2025. In connection with the termination of Mr. Priest’s and Mr. Garcia’s respective employment with the Company in July 2025, they received severance payments totaling $10,002,131 and $6,894,899, respectively. See the footnotes to the “2025 Summary Compensation Table” above for further details.

Name	Voluntary Termination/ Retirement ($)(a)	Change in Control ($)(b)	Involuntary Termination Outside of a Change in Control ($)(c)(1)(2)	Involuntary Termination in Connection With a Change in Control ($)(d)(1)(2)	Death or Disability ($)(e)(2)
Mr. Iannone	—	—	107,988,270	114,638,605	101,934,620
Ms. Alford	—	—	13,513,535	19,986,445	16,087,187
Ms. Loeger	—	—	32,994,631	38,439,347	34,878,276
Mr. Sweetnam	—	—	24,729,474	31,149,575	27,062,008
Ms. Wellington	—	—	12,549,399	16,811,993	13,472,242

(1)	With respect to Mr. Iannone, an involuntary termination includes a termination without cause or resignation for good reason. With respect to Ms. Alford, Ms. Loeger, Mr. Sweetnam and Ms. Wellington, under the Standard Severance Plan, an involuntary termination includes only a termination without cause, and under the Change in Control Severance Plan, an involuntary termination in connection with a change in control includes termination without cause or resignation for good reason.
(2)	For each of the above NEOs, equity elements were calculated using the following assumptions: The values for RSUs were calculated by multiplying the number of unvested RSUs held by the applicable NEO and subject to acceleration, by the closing price per share of our common stock on December 31, 2025, which was $87.10. The values for PBRSUs were calculated based on target share payout amounts for ongoing performance periods for unvested PBRSUs held by the applicable NEO, except that, in cases where the performance period has ended, the final expected payout was used. This number of unvested PBRSUs (adjusted based on the expected payout) was then multiplied by the closing price per share of our common stock on December 31, 2025, which was $87.10. The value included for any PBSOs held by the NEOs was calculated on the intrinsic value (difference between the closing price per share of our common stock on December 31, 2025, which was $87.10, and the exercise price) of each of the outstanding PBSOs. Please refer to the “2025 Outstanding Equity Awards at Fiscal Year-End” table above for the number of outstanding options held by each of our NEOs.

Voluntary Termination / Retirement (Column (a))

In the event of a qualifying retirement (as further described above under “Severance and Change in Control Arrangements with Executive Officers and Clawbacks—Limited Vesting Continuation of PBRSUs and Time-based RSUs upon Retirement”), Mr. Sweetnam’s annual PBRSU and RSU awards granted in or after 2025 will continue to vest per their original vesting schedules (and, for PBRSUs, based on the Company’s performance) for up to two years following his retirement.

Other than Mr. Sweetnam’s enhanced severance benefits described above, the Company does not pay severance benefits upon voluntary termination.

Change in Control (Column (b))

We have not entered into any arrangements with any of our executive officers to provide “single trigger” payments upon a change in control.

Our equity incentive plans generally provide for the acceleration of vesting of awards granted under the plans upon a change in control only if the acquiring entity does not agree to convert, assume, or replace the awards. These provisions generally apply to all holders of awards under the equity incentive plans and do not provide for a “single-trigger” benefit.

2026 Proxy Statement	67

The amounts reported in the Change in Control column assume that, in a change in control transaction, the successor entity would convert, assume, or replace outstanding equity awards. If the successor entity does not convert, assume, or replace any outstanding equity awards and all the unvested and outstanding awards are fully accelerated upon a change in control, the aggregate value of accelerated vesting of such awards (including dividend equivalents for equity awards other than PBSOs) to each of the NEOs that were executive officers of the Company as of December 31, 2025, for PBRSUs, calculated based on target share payout amounts for ongoing performance periods and final expected payout amounts for completed performance periods, and for all unvested and outstanding equity awards, calculated based on the closing price of our common stock on December 31, 2025, would be as follows:

Name	Acceleration Value of All Outstanding Equity Awards as of 12/31/25 ($)
Mr. Iannone	$106,507,806
Ms. Alford	$17,604,905
Ms. Loeger	$36,478,216
Mr. Sweetnam	$29,320,337
Ms. Wellington	$14,930,470

* No amounts are included for Mr. Priest or Mr. Garcia because their respective employment with the Company terminated in July 2025.

Involuntary Termination outside of a Change in Control (Column (c))

Our Standard Severance Plan, which covers officers employed as a senior vice president or in a more senior position, provides severance protection outside of a change in control period if a participant is terminated without cause (or resigns for good reason for Mr. Iannone, pursuant to his offer letter) and signs and does not revoke a waiver of claims against the Company. Each of our NEOs participates (or, for our NEOs who departed the Company in 2025, participated) in the Standard Severance Plan. Additional termination benefits in connection with our NEOs’ PBSO awards are also provided upon a qualifying termination under the Standard Severance Plan.

The following table describes the severance benefits (other than certain accrued benefits which are paid (such as earned but unpaid bonuses, payment of unreimbursed expenses, etc.)) that each of our NEOs would receive if terminated outside of a change in control.

		Standard Severance Plan Participants	CFO	CEO
Cash Elements	Severance	1x salary and 1x bonus		2x salary and 2x bonus
	eIP(1)	Prorated payment for year in which termination occurs
	Health Premium	2x the cost of 12 months of health insurance coverage		2x the cost of 24 months of health insurance coverage
	New-Hire “Make-Good” Payments(2)	Payment of any unpaid new-hire “Make-Good” payments
Equity Elements	RSUs(3)	100% acceleration of awards that would have otherwise vested within 12 months of termination date(4)(5)
	PBRSUs(3)	Pro rata payout (on original vesting date) to be calculated based on actual Company performance multiplied by portion of performance period for which Participant was employed (plus an additional 12 months)(6)(7)	Same as Standard Severance Plan, except added portion includes 18 months (instead of 12 months)(6)	Same as Standard Severance Plan, except added portion includes 24 months (instead of 12 months)(6)
	PBSOs	100% acceleration of awards that would have otherwise vested within 12 months of termination date	100% acceleration of awards that would have otherwise vested within 18 months of termination date	100% acceleration of awards that would have otherwise vested within 24 months of termination date

(1)	Based on actual performance with respect to the Company performance element for the full year and target performance with respect to the individual performance element.
(2)	A lump sum amount, if any, to be paid to the individual in connection with their offer of employment with the Company.
(3)	A lump sum amount equal to the prorated dividend equivalents (based on time served) that have already accrued and would have vested in connection with applicable shares.
(4)	The Company can elect to pay cash in lieu of accelerated vesting. The cash value of such unvested equity is determined by using the average closing price of the Company’s common stock for the ten consecutive trading days ending on and including the trading day immediately prior to their termination date.

2026 Proxy Statement	68

(5)	While not applicable for 2025, in the event Mr. Sweetnam retires on or after the Trigger Date, the vesting period following termination would be 24 months (instead of 12) for grants made in or after 2025, pursuant to his offer letter.
(6)	The Company can elect to pay cash in lieu of accelerated vesting. The cash value of such unvested equity is determined by using the average closing price of the Company’s common stock for the ten consecutive trading days ending on and including the trading day immediately prior to the original vesting date.
(7)	While not applicable for 2025, in the event Mr. Sweetnam retires on or after the Trigger Date, the additional period would be 24 months (instead of 12) for grants made in or after 2025, pursuant to his offer letter.

Involuntary Termination in Connection with a Change in Control (Column (d))

We have not entered into any arrangements with any of its executive officers to provide “single trigger” severance payments upon a change in control.

Our equity incentive plans generally provide for the acceleration of vesting of awards granted under the plans upon a change in control only if the acquiring entity does not agree to assume or continue the awards. These provisions generally apply to all holders of awards under the equity incentive plans.

Our Change in Control Severance Plan provides severance protection for executives at the level of Vice President or in a more senior position in connection with a change in control if a participant is terminated without cause or resigns for good reason and signs and does not revoke a waiver of claims against the Company. Certain payments under our Change in Control Severance Plan are reduced by any similar severance payments made under our other severance plan or agreement, including our Standard Severance Plan. Each of our NEOs participates (or, for our NEOs who departed the Company in 2025, participated) in our Change in Control Severance Plan. Additional termination benefits in connection with our NEOs’ PBSO awards are also provided upon a change in control for PBSOs.

If any payments or benefits provided for under our Change in Control Severance Plan or otherwise payable to the participant exceeds the greatest amount of payments and benefits that could be paid or provided to the participant without giving rise to any liability for any excise tax imposed by Section 4999 of the Code, the participant will receive either full payment of such payments and benefits and pay the excise tax or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. Our Change in Control Severance Plan does not require us to provide any tax gross-up payments to the participants.

The following table describes the severance benefits that each of our NEOs would receive if they are terminated in connection with a change in control.

NEOs
Cash Elements	Severance	2x salary and 2x target cash incentive award under the eIP
	eIP(1)	Prorated payment for year in which termination occurs
	Health Premium	2x the cost of 24 months of health insurance coverage
	New-Hire “Make-Good” Payments(2)	Payment of any unpaid new-hire “Make-Good” payments
Equity Elements	RSUs(3)	100% acceleration of awards(4)
	PBRSUs(3)	100% acceleration of awards deemed earned(4)(5)
	PBSOs	100% acceleration of awards deemed earned(6)

(1)	Based on target performance with respect to both the Company performance component and the individual performance component in respect of the fiscal year in which separation occurs.
(2)	A lump sum amount, if any, to be paid to the individual in connection with their offer of employment with the Company.
(3)	A lump sum amount equal to the prorated dividend equivalents (based on time served) that have already accrued and would have vested in connection with applicable shares.
(4)	The Company can elect to pay cash in lieu of accelerated vesting. The cash value of such unvested equity is determined by using the average closing price of the Company’s common stock for the ten consecutive trading days ending on and including the trading day immediately prior to their termination date.
(5)	Awards deemed earned at the target amount of shares subject to such awards for performance periods for which achievement has not yet been determined.
(6)	Awards deemed earned at the greater of the target number of options and the number of options earned based on performance with respect to any completed annual performance period.

Death or Disability (Column (e))

Pursuant to the Standard Severance Plan, if, outside a change in control, the participant’s employment terminates due to their death or disability (as defined in the Standard Severance Plan) then, for RSUs, the applicable executive will be entitled to receive, within 60 days of their termination date, the full vesting (or payment of cash in lieu of vesting at the election of the Company) of their outstanding and unvested RSU awards that would have otherwise vested within 24 months of the applicable executive’s termination date (where the cash value of such unvested equity is determined using the average closing price of the Company’s common stock for the ten consecutive trading days ending on and including the trading day immediately prior to their termination date), and a lump sum amount equal to the dividend equivalents that have already accrued and would have vested in connection with applicable shares. PBRSUs will be treated in the same manner, except that the limitation to only receive vesting of shares that would have otherwise vested within 24 months of termination will not apply. For PBSOs, the applicable executive will be entitled to receive, within 60 days of their termination date, the full vesting of their outstanding and unvested earned PBSOs, consisting of the number of options actually earned based on

2026 Proxy Statement	69

performance in any completed performance year, which would have otherwise vested within 24 months for the CEO, 18 months for the CFO, and 12 months for other Standard Severance Plan participants, respectively.

Pursuant to the Change in Control Severance Plan, if, in connection with a change in control, the participant’s employment terminates due to their death or disability (as defined in the Change in Control Severance Plan) then, for all awards other than PBSOs, the applicable executive is entitled to receive, within 60 days of the applicable executive’s termination date, the full vesting (or payment of cash in lieu of vesting at the election of the Company) of all the applicable executive’s outstanding and unvested equity, including the target amount of shares subject to PBRSUs for performance periods for which achievement has not yet been determined (where the cash value of such unvested equity is determined using the average closing price of the Company’s common stock for the ten consecutive trading days ending on and including the trading day immediately prior to their termination date), and a lump sum amount equal to the dividend equivalents that have already accrued and would have vested in connection with applicable shares. For PBSOs, the applicable executive is entitled to receive, within 60 days of the applicable executive’s termination date, the full vesting of the applicable executive’s outstanding and unvested PBSOs that are deemed earned, consisting of the greater of the target number of options and the number of options actually earned based on performance in any completed performance year, that would have otherwise vested within 24 months for the CEO, 18 months for the CFO, and 12 months for other Standard Severance Plan participants, respectively.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, we are providing the following disclosure about the relationship of the median of the annual total compensation of our employees to the annual total compensation of our CEO, Mr. Iannone.

We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

To better understand this disclosure, it is important to give context to our operations. eBay is a global commerce leader with operations requiring a wide range of talents and roles. As a global organization, we strive to create a competitive total compensation program in the locations we operate. As a result, our compensation program varies by local market in order to allow us to provide a competitive total compensation package.

2025 Ratio Calculation

•	This year, the median employee’s annual total compensation was $180,276.
•	Mr. Iannone’s annual total compensation, as reported in the 2025 Summary Compensation Table, was $28,463,890.
•	Based on this information and the disclosures provided in this section, the ratio of the annual total compensation of Mr. Iannone to the median employee’s annual total compensation is 158:1.

In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2025 Summary Compensation Table with respect to each of the NEOs. For purposes of this disclosure, we converted employee compensation from local currency to U.S. dollars using the exchange rate the Company used for 2025 internal budgeting purposes.

Identification of Median Employee

As permitted by SEC rules, we have used the same median employee as we did for the past two years because we do not believe there has been a change in our employee population or employee compensation program that would significantly impact the CEO pay ratio disclosure. To identify our median employee, we elected to use total target direct compensation which we calculated as salary, target bonus and target annual equity awards. We chose this compensation measure because we believe it is the most accurate reflection of pay at eBay. A complete description of the methodology that we used to identify the median employee can be found in our 2024 Proxy Statement, filed on April 25, 2024.

2026 Proxy Statement	70

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis” above.

							Value of Initial Fixed $100
					Average		Investment Based on:(3)			Company
		Summary			Summary	Average				Selected
	Summary	Compensation		Compensation	Compensation	Compensation		Peer		Measure:
	Compensation	Table	Compensation	Actually	Table Total	Actually		Group		FX-
	Table	Total for	Actually	Paid	for	Paid to	Total	Total	Net	Neutral
	Total for	Prior	Paid to	to Prior	NON-PEO	NON-PEO	Shareholder	Shareholder	Income	Revenue
Year	PEO(1)	PEO(1)	PEO(2)	PEO	NEOs(1)	NEOs(2)	Return	Return	($M)	($M)(4)
2025	$28,463,890	N/A	$ 74,378,139	N/A	$11,472,580	$14,029,701	$189.15	$258.38	$ 2,031	$11,053
2024	$20,349,650	N/A	$ 49,091,343	N/A	$ 7,166,848	$12,002,184	$132.51	$208.30	$ 1,975	$10,281
2023	$21,560,669	N/A	$ 24,813,140	N/A	$ 7,702,798	$ 8,603,146	$ 91.52	$152.48	$ 2,767	$10,060
2022	$16,950,325	N/A	$ (18,130,627)	N/A	$ 8,547,469	$ 673,193	$ 85.02	$ 96.60	$ (1,269)	$10,115
2021	$21,685,102	N/A	$ 45,448,713	N/A	$12,005,041	$10,293,743	$133.81	$134.53	$ 13,608	$10,232

(1)	The Principal Executive Officer (“PEO”) and other NEOs (the “Non-PEO NEOs”) for the applicable years were as follows:
•	2025: Mr. Iannone served as our PEO, and Ms. Alford, Ms. Loeger, Mr. Sweetnam and Ms. Wellington served as the Non-PEO NEOs. Mr. Priest’s and Mr. Garcia’s employment with the Company terminated on July 31, 2025 and July 18, 2025, respectively.
•	2024: Mr. Iannone served as our PEO, and Mr. Garcia, Ms. Huber, Ms. Loeger, Mr. Priest and Ms. Wellington served as the Non-PEO NEOs. Ms. Huber’s employment with the Company terminated on June 21, 2024.
•	2023: Mr. Iannone served as our PEO, and Mr. Boone, Mr. Garcia, Ms. Loeger and Mr. Priest served as the Non-PEO NEOs.
•	2022: Mr. Iannone served as our PEO, and Mr. Boone, Mr. Garcia, Ms. Loeger, Mr. Priest and Mr. Thompson served as the Non-PEO NEOs. Mr. Thompson’s employment with the Company terminated on April 29, 2022.
•	2021: Mr. Iannone served as our PEO and Mr. Boone, Mr. Cring, Ms. Loeger, Mr. Priest, Mr. Thompson and Ms. Yetto served as the Non-PEO NEOs. Mr. Cring’s and Ms. Yetto’s employment with the Company terminated on October 15, 2021 and March 16, 2021, respectively.

The dollar amounts reported are the amounts of total compensation reported for Mr. Iannone for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)	The 2025 Summary Compensation Table totals reported for our PEO and the average of the Non-PEO NEOs as a group for each year were subject to the following equity award adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid” using the methodology described below:

	2025
		Average
		for
		Other
	PEO	NEOs
Summary Compensation Table Total	$28,463,890	$11,472,580
Adjustments
Deduction for amount reported under the “Stock Awards” and “Option Awards” Columns of the Summary Compensation Table	$(23,518,310)	$(6,292,452)
Increase/deduction for the Inclusion of Rule 402(v) Equity Values(*):
Year End Fair Value of Equity Awards Granted During the Year	$47,306,977	$8,785,337
Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$15,930,899	$1,649,344
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$2,164,758	$332,930
Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	$3,123,613	$1,359,308
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$0	$(3,334,835)
Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or
Total Compensation	$906,311	$57,488
Total	$69,432,558	$8,849,573
COMPENSATION ACTUALLY PAID	$74,378,139	$14,029,701

(*)	Compensation Actually Paid excludes the Stock Awards and Option Awards columns from the relevant fiscal year’s Summary Compensation Table total. The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. The Rule 402(v) Equity Values reflect the aggregate of the following components, as applicable: (i) the fair value as of the end of the listed fiscal year of unvested equity awards granted in that year; (ii) the change in fair value during the listed fiscal year of equity awards granted in prior years that remained outstanding and unvested at the end of the listed fiscal year; (iii) the change in fair value during the listed fiscal year through the vesting date of equity awards granted in prior years that vested during the listed fiscal year, less the fair value at the end of the prior year of awards granted prior to the listed fiscal year that failed to meet applicable vesting conditions during the listed fiscal year and (iv) the value of dividend equivalents paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. Equity values are calculated in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASC”) Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant or the Company’s approach to valuation employed in its financial statements.

2026 Proxy Statement	71

For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant date fair value for accounting purposes.

The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this Proxy Statement above.

PBRSU Valuation Assumptions

	Financial	TSR Realized
	Metric	Performance		Risk-Free
PBRSUs	Multiplier	(Percentile)	Volatility	Interest Rate
2023 PBRSU	100% - 230%	50P - 75P	100% - 230%	100% - 230%
2024 PBRSU	100% - 230%	50P - 75P	100% - 230%	100% - 230%
2025 PBRSU	100% - 230%	50P - 75P	100% - 230%	100% - 230%

Stock Option Valuation Assumptions

Grant Date	Expected Term (Years)**	Strike Price	Volatility***	Dividend Yield***	Risk-Free Interest Rate***
4/1/2022	3.11	$57.71	31.20%	1.75%	3.92%
5/15/2022	2.56	$46.65	29.55%	1.75%	3.93%
4/1/2023	1.86 – 2.85	$44.37	27.59% - 33.09%	1.34% - 1.75%	3.41% - 3.93%

(**)	Expected term adjusted for moneyness is calculated as the midpoint between the weighted time to vest (considering both service and performance conditions) and the contractual term, and then adjusted based on the moneyness ratio as of the measurement date.
(***)	Implied volatility, dividend yield and Risk-free rate are computed as of the measurement date following similar methodology as grant date.
(3)	The peer group for TSR for each listed fiscal year is the S&P 500 Information Technology (Sector) Index. The TSR amounts disclosed in the table assume a fixed investment of $100, and the relevant “measurement period” for any given year presented is the market close on the last trading day before the registrant’s earliest fiscal year presented in the table, through and including the end of the fiscal year for which cumulative TSR is being calculated. In addition, the TSR for the earliest year in the table will represent the TSR over that “first” year while the TSR for the next earliest year will represent the cumulative TSR over the first and the second years.
(4)	The Company has identified FX-Neutral Revenue as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the PEO and the Other NEOs in 2025 to the Company’s performance. FX-Neutral Revenue was chosen from the following three most important financial performance measures used by the Company to link compensation actually paid to the PEO and other NEOs in 2025 to the Company’s performance:

Most Important Financial Performance Measures:

•	FX-Neutral Revenue(1) (the company-selected measure)—broad topline financial metric reflecting GMV performance while incentivizing business development and growth
•	Non-GAAP Operating Margin—incentivizes operational efficiency and profitability
•	Non-GAAP Net Income—incentivizes operational efficiency and profitability while also reflecting capital structure and tax impacts
(1)	Calculated on a fixed foreign exchange basis. We define Foreign exchange neutral (“FX-Neutral”) net revenues as GAAP net revenues minus the exchange rate effect, which we calculate by applying prior period foreign currency exchange rates to current year transactional currency amounts, excluding hedging activity. We believe presenting FX-Neutral net revenues provides useful information to both management and investors by isolating the effects of foreign currency exchange rate fluctuations that may not be indicative of our core operating results. In addition, as we have historically reported certain FX-Neutral results to investors, we believe that continuing to include these FX-Neutral measures provides consistency in our financial reporting. FX-Neutral net revenues are non-GAAP financial measures that are not based on any comprehensive set of accounting rules or principles and may be calculated differently than other “FX-Neutral,” “constant currency,” or similarly titled measures used by other companies. FX-Neutral net revenues are not presented as an alternative to GAAP net revenues and should only be used to evaluate our results of operations in conjunction with GAAP net revenues.

For further information concerning the Company’s financial performance metrics, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement above.

2026 Proxy Statement	72

Narrative

In the above “Compensation Discussion and Analysis” section of this Proxy Statement, we discuss our pay-for-performance compensation philosophy and the elements of our executive compensation program, which are heavily weighted toward equity compensation. Reflecting our philosophy and the emphasis on equity compensation, the values included in the columns for Compensation Actually Paid to our PEO and the Non-PEO NEOs in each of the fiscal years reported above fluctuate year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors, including Company financial performance relative to performance targets for PBRSUs and PBSOs. As the table illustrates, the compensation of our PEO and the Non-PEO NEOs is higher when our stock price is higher, and lower when our stock price is lower, reflecting our CHCC’s intent to align the interests of our PEO and the Non-PEO NEOs with those of our stockholders. Further, because Compensation Actually Paid values are based on our stock price as of particular dates in accordance with the SEC rules, it is important to note that the values could have been substantially different if other dates were chosen.

Relationship Between Compensation Actually Paid and Performance Measures

•	Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Non-PEO NEOs and the Company’s Cumulative TSR. The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR, as well as the relationship between our TSR and the TSR of our peer group.

2026 Proxy Statement	73

•	Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Non-PEO NEOs and the Company’s Net Income. The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s net income:

•	Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Non-PEO NEOs and the Company’s FX-Neutral Revenue. The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s FX-Neutral Revenue.

2026 Proxy Statement	74

Proposal 4: Stockholder Proposal

John Chevedden, a beneficial owner of 180 shares of eBay common stock, has advised the Company that he intends to present the following stockholder proposal at the 2026 Annual Meeting. Mr. Chevedden has indicated that he holds the requisite number of shares of eBay common stock in accordance with Rule 14a-8 requirements. eBay will provide the address of the proponent promptly upon a stockholder’s oral or written request.

The text of the stockholder proposal and supporting statement appear exactly as received by eBay unless otherwise noted. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent. The stockholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all of those assertions.

The stockholder proposal will be voted on at the 2026 Annual Meeting only if properly presented by or on behalf of the proponent.

Proposal 4—Reasonable Shareholder Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.

There shall be no unnecessary poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting and no unnecessary requirement that most such shareholders be record holders.

It is reasonable that 10% of shares have this right because there may be no shareholders of any company anywhere worth at least $5 Billion who have ever used this right at the challenging 20% stock ownership mark that EBAY now has.

There has never been a company response to a proposal such as this that gave one example of a special shareholder meeting actually being held at a company worth at least $5 Billion that required 20% of shares outstanding to initiate. Thus the challenging 20% requirement seems too high and seems to make the current so-called right useless.

Since 2022 this proposal topic has won more than 47% shareholder support 3-times without any special effort by the proponent. Meanwhile EBAY made a special effort against this proposal topic all 3-times.

This greater than 47% support likely represented much more than 50% shareholder support from the EBAY shares that have access to independent proxy voting advice which gives these shareholders insight to both sides of this important issue.

EBAY shareholders gave more than 47% support 3-times in spite of the misleading reasons EBAY put forth in its opposition.

An example of the misleading EBAY statements was the mention that one EBAY shareholder owns 10% of EBAY stock. To put this 10% ownership in proper context there has been hundreds of opposition statements in regard to this special meeting topic and not one example of a l 0% holder ever calling for a special shareholder meeting at a company worth at least $5 billion. EBAY is worth $40 Billion.

Another example of the misleading EBAY statements is that a special meeting takes considerable time. This is largely moot since once a special meeting is called for by shareholders, the issues behind calling for a special shareholder meeting are often quickly resolved.

Please vote yes:

Reasonable Shareholder Ability to Call for a Special Shareholder Meeting—Proposal 4

2026 Proxy Statement	75

Board Statement in Opposition

After careful consideration, including a review of market trends, our Board has determined that the action requested by the stockholder proposal is not in the best interests of eBay and its stockholders for the following reasons:

1.	Minority Stockholders Can Already Call a Special Meeting Today, In Line with Market Practice

eBay stockholders holding in the aggregate 20% or more of our outstanding shares of common stock already have the right to call a special meeting, which reflects current market practice. According to FactSet data, of the S&P 500 companies that permit stockholders to call a special meeting, a significant majority (nearly 80%) of the ownership thresholds are higher than the 10% threshold requested by the stockholder proposal, and nearly half of the ownership thresholds are 25% or higher. eBay’s 20% ownership threshold is at the mid-point of S&P 500 companies that permit stockholders to call a special meeting.

2.	Our 20% Threshold Allows for Proposals with Significant Support, While Protecting eBay From Generally Unsupported Proposals

Our current ownership threshold of 20% ensures that stockholders owning a reasonable minority of eBay’s outstanding shares of common stock can call special meetings. Lowering this threshold would make it easier for a small minority of stockholders to raise generally unsupported proposals that can waste significant corporate resources on matters that do not reflect the interests of eBay and its broader stockholder base and may not garner significant support.

Approval to lower the special meeting threshold to 10% would allow a small minority group of stockholders the ability to call a special meeting, even if the proposal were not in the best interests of the overwhelming majority of eBay stockholders.

3.	eBay Already Provides Effective Ways for Stockholders to Voice Their Opinions

eBay already has corporate governance practices in place that allow smaller stockholders to effectively voice their opinions without the expense and risk associated with a lower special meeting threshold. For example, our directors are elected annually by majority voting in uncontested elections, we provide market-standard proxy access and eligible stockholders are allowed to submit stockholder proposals. Additionally, we regularly solicit and evaluate stockholder feedback outside of the context of formal stockholder meetings, which helps guide decisions that prioritize the long-term interests of all stockholders.

4.	eBay Has a Robust Program of Stockholder Engagement and a Track Record of Listening to Stockholders

We engage with our stockholders throughout the year to make it easy for stockholders to provide feedback to management and our Board. Each year, we engage with many of our stockholders about important topics to be addressed at our annual meeting. For example, since January 2025, we have offered to meet on sustainability, governance, compensation, capital allocation and other matters with approximately 38 investors representing over 70% of our outstanding shares, which resulted in 19 conference calls or meetings with investors representing approximately 40% of our outstanding shares.

Stockholder feedback is thoughtfully considered and has led us to modify our governance practices, executive compensation program and make other changes in the past and we expect we will continue to do this in the future. For example, in the past several years we have:

•	Enhanced our incentive compensation program to include sustainability and human capital goals and three-year performance periods
•	Reduced the stock ownership threshold for stockholders to request eBay to call a special meeting from 25 percent to 20 percent
•	Enhanced our Board’s oversight of eBay’s political spending governance
•	Made enhancements to our Human Rights Policy Statement
•	Set a 2045 net-zero carbon emissions target that has been validated by the Science Based Targets initiative

Our Board Believes That 20% Is the Right Threshold for Special Meetings

eBay permits stockholders holding in the aggregate 20% or more of our outstanding shares of common stock on a “net long” basis to call special meetings. Our Board believes that the current special meeting threshold of 20% strikes the appropriate balance between providing existing stockholders with a meaningful right to call a special meeting, while protecting against the risk of a small minority group of stockholders unilaterally misusing eBay’s resources for potentially narrow or short-term interests that do not benefit the greater stockholder base. A minority group of stockholders has no duty to act in the best interests of eBay or other stockholders.

Special meetings require the expenditure of considerable time, effort and resources, including significant costs in legal and administrative fees, costs for preparing, printing and distributing materials and soliciting proxies, and the diversion of Board and management time away from running eBay’s business. Accordingly, our Board believes that special meetings should be limited to circumstances where stockholders holding a meaningful minority of eBay’s outstanding shares of common stock believe a matter is sufficiently urgent or extraordinary to justify considering such matters between annual meetings. By reducing the ownership threshold to 10%, a small minority of stockholders could use the special meeting mechanism to advance their own narrower agenda, without regard to the broader interests of eBay and our other stockholders.

Nearly 20% of our outstanding shares are held by a small number of our largest stockholders. Given this concentration, reducing the ownership threshold to 10% could enable a small minority of stockholders to aggregate their shares to call a special meeting in order to pursue narrow self-interests or agendas that are not widely viewed among our stockholder base as requiring immediate attention or that are not aligned with the long-term interests of the Company or our stockholders more broadly. This would permit a small number of stockholders to exercise a disproportionately large amount of influence over the Company’s matters.

2026 Proxy Statement	76

Our corporate governance policies and practices provide stockholders with numerous avenues to voice their opinions and encourage Board accountability and responsiveness to stockholder feedback. In addition to stockholders’ existing rights to call a special meeting and to nominate a director via proxy access, we have no supermajority voting provisions in our charter or bylaws, each director nominee is elected annually, a majority vote standard is applicable in uncontested director elections and the roles of Board Chair and CEO are separate, meaning that our Board Chair, as well as all the chairs of our Board committees, are independent directors. Furthermore, we have demonstrated an ongoing commitment to Board refreshment and to having highly qualified, independent voices on our Board. Of our 11 non-employee director nominees, seven joined eBay in 2020 or later, including our newest director, Brian Sharples, who joined our Board in March 2026.

eBay’s strong corporate governance policies include a robust stockholder engagement program. Our leaders meet regularly with stockholders to discuss matters of importance to stockholders, including strategy, operational performance, and sustainability, human capital and governance matters. We also meet with stockholders throughout the year to share perspectives on corporate governance, executive compensation and related matters. For additional information on our stockholder engagement program and actions we have taken in response to these discussions, please see “Corporate Governance—Board Oversight” and “Corporate Governance—Stockholder Engagement” above. As part of this engagement, we have historically heard from many of our largest stockholders expressing their support for the current special meeting threshold. However, we intend to continue monitoring developments on this topic as part of our consideration of broader governance issues, and we remain committed to fostering an open and honest dialogue with stockholders regarding our corporate governance policies and practices.

Our Board believes that eBay’s strong governance practices and procedural safeguards for stockholders, including our commitment to a robust, ongoing dialogue with stockholders and our responsiveness to those discussions, provide stockholders with the significant ability to raise important matters with our Board and management in a manner tailored to eBay’s particular ownership composition without the potential expense and risk associated with a lower special meeting threshold.

Our Board of Directors recommends a vote AGAINST this proposal.

Unless you specify otherwise, our Board intends the
accompanying proxy to be voted against this item.

2026 Proxy Statement	77

Equity Compensation Plan Information

The following table gives information about shares of our common stock that may be issued upon the exercise of options and rights under our equity compensation plans as of December 31, 2025. We refer to these plans and grants collectively as our Equity Compensation Plans.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	21,595,476(1)	$48.6744(2)	69,080,719(3)
Equity compensation plans not approved by security holders	—	—	—
Total	21,595,476	$48.6744	69,080,719

(1)	Includes (a) 18,234,237 shares of our common stock issuable pursuant to RSUs under our Equity Incentive Award Plan, as amended and restated, or our Plan, (b) 1,473,097 shares of our common stock issuable pursuant to PBRSUs under our Plan, (c) 1,813,718 shares of our common stock issuable pursuant to PBSOs under our Plan, and (d) 74,424 shares of our common stock issuable pursuant to DSUs under our Plan. RSUs and DSUs, each represent an unfunded, unsecured right to receive shares of Company common stock (or, with respect to DSUs granted prior to August 1, 2013, the equivalent value thereof in cash or property). The value of RSUs and DSUs varies directly with the price of our common stock.
(2)	Does not include outstanding RSUs or DSUs, which have no exercise price.
(3)	Includes 23,082,510 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan as of December 31, 2025.

2026 Proxy Statement	78

Security Ownership of Certain Beneficial Owners
and Management

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of April 15, 2026 by (1) each stockholder known to us to be the beneficial owner of more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers named in the “2025 Summary Compensation Table” included above, and (4) all executive officers and directors as a group. Unless otherwise indicated below, the address for each of our executive officers and directors is c/o eBay Inc., 2025 Hamilton Avenue, San Jose, California 95125.

	Shares Beneficially Owned(1)
Name Of Beneficial Owner	Number	Percent
BlackRock, Inc.(2)	43,874,025	9.86%
Vanguard Capital Management LLC(3)	33,728,890	7.59%
State Street Corporation(4)	24,437,654	5.49%
Vanguard Portfolio Management LLC(5)	23,459,787	5.27%
Jamie Iannone(6)	1,524,547	*
Peggy Alford(7)	—	*
Julie Loeger(8)	172,256	*
Jordan Sweetnam(9)	266,824	*
Samantha Wellington(10)	14,246	*
Steve Priest(11)	65,726	*
Eddie Garcia(12)	17,760	*
Adriane M. Brown	39,958	*
Aparna Chennapragada	14,537	*
Logan D. Green	50,049	*
E. Carol Hayles	15,630	*
Shripriya Mahesh	11,547	*
William D. Nash	3,499	*
Paul S. Pressler	95,206	*
Zane Rowe	9,392	*
Brian H. Sharples	—	*
Mohak Shroff	24,349	*
Perry M. Traquina	85,181	*
All directors and executive officers as a group (18 persons)(13)	2,960,856	*

(*)	Less than one percent.
(1)	This table is based upon information supplied by officers, directors, and principal stockholders and any Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2026 and RSUs that are scheduled to vest within 60 days of April 15, 2026 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options and RSUs but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 445,011,181 shares of common stock outstanding as of April 15, 2026.
(2)	Based on a Schedule 13G/A filed with the SEC on January 25, 2024, reporting ownership as of December 31, 2023, BlackRock, Inc., and its affiliates and subsidiaries (“BlackRock”) have beneficial ownership of an aggregate of 43,874,025 shares of the Company’s common stock. BlackRock has sole power to vote 37,869,343 shares of the Company’s common stock and sole power to dispose of 43,874,025 shares of the Company’s common stock. The address for BlackRock is 50 Hudson Yards, New York, New York 10001.
(3)	Based on a Schedule 13G filed with the SEC on April 29, 2026, reporting ownership as of March 31, 2026, Vanguard Capital Management LLC and certain of its affiliates or business divisions thereof (“VCM”) have beneficial ownership of an aggregate of 33,728,890 shares of the Company’s common stock. VCM has sole power to vote 4,487,823 shares of the Company’s common stock and sole power to dispose of 33,728,890 shares of the Company’s common stock. The address for VCM is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)	Based on a Schedule 13G filed with the SEC on February 5, 2025, reporting ownership as of December 31, 2024, State Street Corporation, and its affiliates and subsidiaries (“State Street”) have beneficial ownership of an aggregate of 24,437,654 shares of the Company’s common stock. State Street has sole power to vote 0 shares of the Company’s common stock and sole power to dispose of 0 shares of the Company’s common stock. The address for State Street is One Congress Street, Suite 1, Boston, MA 02114.
(5)

Based on a Schedule 13G filed with the SEC on April 29, 2026, reporting ownership as of March 31, 2026, Vanguard Portfolio Management LLC and certain of its affiliates or business divisions thereof (“VPM”) have beneficial ownership of an aggregate of 23,459,787 shares of the Company’s common stock. VPM has sole power to vote 57,497 shares of the Company’s common stock and sole power to dispose of 23,459,787 shares of the Company’s common stock. The address for VPM is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)	Mr. Iannone is our President and CEO. Includes 974,837 options exercisable within 60 days of April 15, 2026.
(7)	Ms. Alford is our SVP, Chief Financial Officer.
(8)	Ms. Loeger is our SVP, Chief Growth Officer. Includes 63,532 options exercisable within 60 days of April 15, 2026.
(9)	Mr. Sweetnam is our SVP, Chief Commercial Officer. Includes 4,322 RSUs scheduled to vest and 231,667 options exercisable within 60 days of April 15, 2026.
(10)	Ms. Wellington is our SVP, Chief Legal Officer and Secretary. Includes 1,835 RSUs scheduled to vest within 60 of April 15, 2026.
(11)	Mr. Priest’s employment terminated on July 31, 2025.
(12)	Mr. Garcia’s employment terminated on July 18, 2025.
(13)	Includes 6,157 RSUs scheduled to vest and 1,780,277 options exercisable within 60 days of April 15, 2026.

2026 Proxy Statement	79

Questions and Answers About the Proxy Materials and Our 2026 Annual Meeting

Why am I receiving these materials?

Our Board has made these proxy materials available to you in connection with our Board’s solicitation of proxies for use at our 2026 Annual Meeting, which will take place on Wednesday, June 17, 2026. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. We mailed the Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders on or around April 30, 2026.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. Our 2025 Annual Report, which includes our audited consolidated financial statements, is also included with these proxy materials. If you received a paper copy of these materials, the proxy materials also included the accompanying proxy card or voting instruction form for the Annual Meeting. If you received the Notice instead of a paper copy of the proxy materials, voting instructions can be found in the Notice or below.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are distributing our proxy materials to certain stockholders over the Internet under the “notice and access” approach in accordance with SEC rules. As a result, we mailed the Notice to our stockholders entitled to vote instead of a paper copy of the proxy materials, unless otherwise requested. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a copy of the proxy materials by mail or email. Instructions on how to access the proxy materials over the Internet or to request a paper or email copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or email on an ongoing basis.

This approach conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting.

What proposals will be voted on at the Annual Meeting?
What are our Board’s voting recommendations?

The following chart describes the proposals to be considered at the Annual Meeting and our Board’s voting recommendations.

Proposals		The Board’s Voting Recommendation	Page Reference (For More Detail)
1	Election of 11 directors named in this Proxy Statement	FOR each nominee named in this Proxy Statement	7
2	Ratification of Appointment of Independent Auditors	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2026	36
3	Advisory Vote to Approve Named Executive Officer Compensation	FOR the approval, on an advisory basis, of the compensation of our named executive officers	41
4	Stockholder Proposal, if properly presented	AGAINST the proposal regarding the special stockholder meeting threshold	75

At the time the Notice was mailed, our management and our Board were not aware of any other matters to be properly presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice.

2026 Proxy Statement	80

How many shares are
entitled to vote?

Each share of eBay common stock outstanding as of the close of business on April 20, 2026, the record date, is entitled to one vote at the Annual Meeting. At the close of business on April 20, 2026, 444,781,681 shares of eBay common stock were outstanding and entitled to vote. You may vote all of the shares owned by you as of the close of business on the record date of April 20, 2026, and you are entitled to cast one vote per share of common stock held by you on the record date. These shares include shares that are (1) held of record directly in your name, including shares purchased or acquired through eBay’s equity incentive plans and (2) held for you as the beneficial owner through a broker, bank, or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders of eBay hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

•	Shares held of record. If your shares are registered directly in your name with eBay’s transfer agent, Computershare Shareowner Services LLC, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by eBay. As a stockholder of record, you have the right to grant your voting proxy directly to eBay or to vote at the Annual Meeting. If you do not wish to grant your voting proxy directly to eBay or to vote at the Annual Meeting, you may submit voting instructions via the Internet or by telephone by following the instructions on the Notice, and as described below under “How can I vote my shares without attending the Annual Meeting?” If you requested printed copies of the proxy materials, eBay has sent you a proxy card for you to use to direct the proxyholders regarding how to vote your shares.
•	Shares owned beneficially. If your shares are held in a brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You may also vote these shares by attending the Annual Meeting. If you do not wish to vote at or will not be attending the Annual Meeting, you may vote by proxy as described in the Notice and below under “How can I vote my shares without attending the Annual Meeting?” If you requested printed copies of the proxy materials, your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee regarding how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them.

Can I attend the Annual Meeting?

Yes. You are invited to attend the Annual Meeting, which will be held virtually, if you are a stockholder of record or a beneficial owner as of the close of business on April 20, 2026. Only stockholders of record or beneficial owners as of the close of business on April 20, 2026 can vote, ask questions, or make comments. To join as a stockholder, you must go to www.virtualshareholdermeeting.com/EBAY2026 (“Meeting Website”) and log in using the control number on the Notice, your proxy card or your voting instruction form. We encourage you to join 15 minutes before the start time of 8:00 a.m. Pacific Time, June 17, 2026, to ensure you can connect. If you encounter any difficulties while accessing the Annual Meeting during the check-in or meeting time, a phone number for technical assistance will be made available on the Meeting Website 15 minutes prior to the start time of the Annual Meeting. A recording of the Annual Meeting will be archived for at least 90 days following the date of the Annual Meeting. You may find a link to it at https://investors.ebayinc.com.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting. We reserve the right to eject an attendee or cut off speaking privileges for behavior likely to cause disruption or annoyance or for failure to comply with reasonable requests or the rules of conduct for the meeting, including time limits applicable to attendees who are permitted to speak.

How can I participate in the Annual Meeting?

We intend to hold the Annual Meeting virtually. A virtual meeting is one held by means of remote communication. Stockholders will be able to join the meeting via the Meeting Website where they can listen to the speakers, view any presentations, submit questions and comments, hear the company’s responses, and vote their shares electronically. Rules of conduct and instructions to vote and to ask questions or make comments will be available at the Meeting Website during the meeting.

No recording of the Annual Meeting is allowed by anyone other than the Company, including audio and video recording.

We will endeavor to answer as many questions submitted by stockholders (or their proxyholders) as time permits and expect to allocate up to 20 minutes for the question-and-answer period. To allow us to answer questions from as many stockholders as possible, each stockholder (or their proxyholder) will be allowed to pose up to two questions. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting business or company business, are not a matter of interest to stockholders generally or are otherwise out of order or not suitable for the Annual Meeting, as determined in the discretion of the meeting chair. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. If stockholders have matters of individual concern or questions that are not addressed during the meeting, they can submit questions or comments on our investor relations website at https://investors.ebayinc.com/contact-us-and-resources/contact-us/default.aspx.

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In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/EBAY2026. If necessary, as determined by our Board Chair in his discretion, then he or our Secretary will convene the meeting the next day (Thursday, June 18, 2026) at the same time and location as originally scheduled solely for the purpose of holding the adjourned meeting at this later time, and, if necessary, the announcement will provide any updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our investor relations website at https://investors.ebayinc.com. If you have technical difficulty accessing the meeting, please call the U.S. or international phone number (as applicable) listed on www.virtualshareholdermeeting.com/EBAY2026 for technical assistance.

Can I vote my shares at the Annual Meeting?

Yes. Shares held directly in your name as the stockholder of record, as well as shares held in street name through a broker, bank, or other nominee, may be voted at the Annual Meeting. Even if you plan to attend the Annual Meeting, eBay recommends that you submit a proxy as described in the Notice and below under “How can I vote my shares without attending the Annual Meeting?” so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail pursuant to instructions provided on the proxy card.

If you hold shares beneficially in street name, you may vote through a voting instruction form over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction form provided to you by your broker, bank, or other nominee.

Can I change my vote or revoke my proxy?

Yes. If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	filing a timely written notice of revocation with our Corporate Secretary at our principal executive office (2025 Hamilton Avenue, San Jose, California 95125);
•	submitting a new proxy at a later date via the Internet, by telephone, or by mail following the instructions provided in the Notice or, if requested, the proxy card; or
•	attending the Annual Meeting and voting (attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account or by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee.

Only the latest validly executed proxy that you submit will be counted.

How are votes counted?

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the director nominees named in this Proxy Statement. If you elect to abstain from voting on the election of directors, the abstention will not have any effect on the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to:

•	the ratification of the appointment of independent auditors;
•	the advisory vote to approve named executive officers’ compensation; and
•	the stockholder proposal.

If you elect to abstain from voting on any of these proposals, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal, except that such abstention will have no effect on the election of directors.

If you provide specific instructions with regard to certain proposals, your shares will be voted as you instruct on such proposals. If no instructions are indicated, the shares will be voted as recommended by our Board.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted at the Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

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What is the voting requirement to approve each of the proposals? What effect will abstentions and broker non-votes have?

The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors to our Board and to adopt each of the other proposals, and the manner in which votes will be counted. Shares voted “ABSTAIN” and shares not represented at the meeting have no effect on the election of directors.

For each of the other proposals, abstentions have the same effect as “AGAINST” votes. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in “broker non-votes,” on proposals other than the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2026. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Proposal	Voting Options	Vote Required to Adopt The Proposal	Effect of Abstentions	Effect of Broker Non-Votes*
Election of 11 director nominees named in this Proxy Statement	For, against or abstain on each nominee	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee	No effect	No effect
Ratification of appointment of independent auditors	For, against or abstain	The affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or represented by proxy and entitled to vote thereon	Treated as votes against	Not applicable. Brokers have discretion to vote
Advisory vote to approve named executive officers’ compensation	For, against or abstain	The affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or represented by proxy and entitled to vote thereon	Treated as votes against	No effect
Stockholder proposal, if properly presented	For, against or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote thereon	Treated as votes against	No effect

*	A broker non-vote occurs when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.

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What happens if a nominee who is duly nominated does not receive a majority vote?

Each current director who is standing for election at the Annual Meeting has tendered an irrevocable resignation from our Board that will become effective if (1) the election is uncontested and (2) our CGNC or another committee of our Board comprised of independent directors determines to accept such resignation after the director fails to receive a majority of votes cast. This determination will be made within 90 days of the Annual Meeting (subject to an additional 90-day period in certain circumstances) and will be publicly reported promptly after it is made.

Where can I find the voting results of the Annual Meeting?

We will report the voting results in a Current Report on Form 8-K filed with the SEC following the Annual Meeting.

Who will bear the cost of soliciting votes for the
Annual Meeting?

eBay will pay the entire cost of the solicitation of proxies. eBay has retained the services of Sodali & Co (“Sodali”), a professional proxy solicitation firm, to aid in the solicitation of proxies. eBay expects that it will pay Sodali its customary fees, estimated not to exceed approximately $19,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. eBay has agreed to indemnify Sodali against certain liabilities relating to or arising out of their engagement. In addition, eBay may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. eBay must also pay banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others certain fees associated with:

•	forwarding the Notice to beneficial owners;
•	forwarding printed proxy materials to beneficial owners who specifically request them; and
•	obtaining beneficial owners’ voting instructions.

Solicitations may also be made by personal interview, mail, telephone, facsimile, email, Twitter, other electronic channels of communication, in particular LinkedIn, eBay’s investor relations website, other eBay-hosted websites and blogs, or otherwise by directors, officers, and other employees of eBay, but eBay will not additionally compensate its directors, officers, or other employees for these services.

May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?

Yes. You may submit proposals for consideration at future annual stockholder meetings. To be considered for inclusion in the proxy materials for our 2027 Annual Meeting of Stockholders, your proposal (other than a proposal for director nomination) must be received by our Corporate Secretary at our principal executive office no later than December 31, 2026. Your proposal must comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act. Your proposal should be sent to our Corporate Secretary at our principal executive office (1) via registered, certified or express mail to 2025 Hamilton Avenue, San Jose, California 95125, or (2) via email to shareholderproposals@ebay.com (with a confirmation copy sent via first class mail to our Corporate Secretary at the foregoing address). Please note: submissions to any other eBay email accounts or facsimile submissions, including our investor relations email accounts, will not be accepted.

A stockholder proposal or nomination for director will generally not be included in our proxy materials but will otherwise be considered at the 2027 Annual Meeting of Stockholders so long as it is submitted, together with the information required by our bylaws, to our Corporate Secretary at our principal executive office no earlier than February 17, 2027 and no later than March 19, 2027 and otherwise in accordance with our bylaws.

In order to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies for director nominees submitted under the advance notice requirements of our bylaws must also comply with the additional requirements of Rule 14a-19 under the Exchange Act. However, we note that the deadline provided for in Rule 14a-19 does not supersede any of the requirements or timing required by our bylaws. We encourage stockholders who wish to submit a proposal or nomination to seek independent counsel. We will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaw and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Our bylaws also provide that, under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in the proxy materials for our annual meetings. These proxy access provisions of our bylaws provide, among other things, that a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding stock continuously for at least three years, may nominate, and include in our proxy materials for an annual meeting, two individuals to serve as directors or 20% of the Board, whichever is greater. The nominating stockholder or group of stockholders also must deliver the information required by, and each nominee must meet the qualifications required by, our bylaws. Requests to include stockholder-nominated candidates in the Company’s proxy materials for the 2027 Annual Meeting of Stockholders must be received by our Corporate Secretary at

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the above address no earlier than February 17, 2027 and no later than March 19, 2027. We advise you to review our bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations and proxy access nominations, including certain information that must be included concerning the stockholder and each proposal and nominee. Failure to comply with the requirements, procedures and deadlines in our bylaws may preclude presentation and consideration of the matter or nomination of the applicable candidate for election at the 2027 Annual Meeting of Stockholders. Our bylaws were filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025 and can be viewed by visiting our investor relations website at https://investors.ebayinc.com/financial-information/annual-reports/default.aspx. You may also obtain a copy by writing to our Corporate Secretary at our principal executive office (2025 Hamilton Avenue, San Jose, California 95125).

How can I get electronic access to the Proxy Statement and Annual Report?

The Notice, proxy card or voting instruction form will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet and vote your shares; and
•	instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available on our investor relations website at https://investors.ebayinc.com/financial-information/annual-reports/default.aspx.

You can choose to receive future proxy materials electronically by visiting our investor relations website at https://investors.ebayinc.com/financial-information/annual-reports/default.aspx. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your choice to receive proxy materials electronically will remain in effect until you contact eBay Investor Relations and tell us otherwise. You may visit our investor relations website at https://investors.ebayinc.com or contact eBay Investor Relations by mail at 2025 Hamilton Avenue, San Jose, California 95125, by email at ir@ebay.com or by telephone at (408) 376-9659.

How do I obtain a paper copy of the proxy materials?

If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

eBay has adopted an SEC-approved procedure called “householding.” Under this procedure, we are delivering a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share an address, unless otherwise requested from one or more of the stockholders. This procedure reduces the environmental impact of our annual meetings and reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you reside at such an address and wish to receive a separate copy of the Notice and, if applicable, the proxy materials, including our annual report, you may contact eBay Investor Relations on our website at https://investors.ebayinc.com, by mail at 2025 Hamilton Avenue, San Jose, California 95125, by email at ir@ebay.com or by telephone at (408) 376-9659 and we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials. You may also contact eBay Investor Relations if you would like to receive separate copies in the future, or if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future. Stockholders who hold shares in street name (as described above) may contact their broker, bank, or other nominee to request information about householding.

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Other Matters

Our Board knows of no other matter that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

Stockholders are urged to vote via the Internet or by telephone by following the instructions in the Notice or, if applicable, the proxy card or voting instruction form.

By Order of the Board of Directors,

Secretary

April 30, 2026

Copies of this Proxy Statement and our annual report for the year ended December 31, 2025 are available by visiting our investor relations website at https://investors.ebayinc.com/financial-information/annual-reports/default.aspx.

You may also obtain copies free of charge by contacting investor relations by mail at 2025 Hamilton Avenue, San Jose, California 95125

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2025 Hamilton Avenue
San Jose, California 95125
https://investors.ebayinc.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V84803-P47535 For Against Abstain For Against Abstain For Against Abstain For Against Abstain EBAY INC. 1a. Adriane M. Brown 1b. Aparna Chennapragada 1c. E. Carol Hayles 1d. Jamie Iannone 1e. Shripriya Mahesh 1f. William D. Nash 1g. Paul S. Pressler 1h. Zane C. Rowe 1i. Brian H. Sharples 1j. Mohak Shroff 1k. Perry M. Traquina Proposal 2 - Ratification of appointment of independent auditors. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. If this proxy is signed and returned, it will be voted in accordance with your instructions. NOTE: Such other business as may properly come before the meeting or any continuation or adjournment thereof. Our Board of Directors recommends that you vote "FOR" proposal 3 below: Our Board of Directors recommends that you vote "AGAINST" stockholder proposal 4 below: Our Board of Directors recommends that you vote "FOR" proposal 2 below: Proposal 3 - Advisory vote to approve named executive officer compensation. Stockholder Proposal 4 - Special stockholder meeting threshold, if properly presented. Proposal 1 - Election of 11 director nominees named in the proxy statement. Nominees: Our Board of Directors recommends that you vote "FOR" each of our Board of Directors' nominees below: 2025 HAMILTON AVENUE SAN JOSE, CA 95125 ! ! ! Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 16, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EBAY2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 16, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V84804-P47535 eBay Inc. PROXY SOLICITED BY THE BOARD OF DIRECTORS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2026 The undersigned hereby appoints JAMIE IANNONE, PEGGY ALFORD and SAMANTHA WELLINGTON, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of eBay Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of eBay Inc., a Delaware corporation, to be held virtually at www.virtualshareholdermeeting.com/EBAY2026, on Wednesday, June 17, 2026, at 8:00 a.m. Pacific Time for the purposes listed on the reverse side and at any and all continuation(s) and adjournment(s) of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect to the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED: FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2 AND 3, AND AGAINST STOCKHOLDER PROPOSAL 4 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY CONTINUATION(S) AND ADJOURNMENT(S) THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. Continued and to be signed on reverse side